As filed with the Securities and Exchange Commission on April 27, 2026

Registration No. 333-291007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

T. ROWE PRICE ACTIVE CRYPTO ETF

SPONSORED BY T. ROWE PRICE SPONSOR LLC

Delaware	6221	39-4422405
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o T. Rowe Price Associates, Inc.

1307 Point Street, Baltimore, Maryland 21231

410-345-2000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copies to:

Adam T. Teufel, Esq.	Sonia Kurian, Esq.
Dechert LLP	T. Rowe Price
1900 K Street, NW	1307 Point Street
Washington, DC 20006	Baltimore, MD 21231

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☒
Accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
[ ], 2026	T. ROWE PRICE
TKNZ	Active Crypto ETF

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated April 27, 2026

T. Rowe Price Active Crypto ETF

T. Rowe Price Active Crypto ETF (the “Fund” or “Trust”) is an actively-managed, exchange-traded product (ETP) organized as a Delaware statutory trust. The Fund issues shares representing units of fractional undivided beneficial interests (Shares) that are expected to trade, subject to notice of issuance, on NYSE Arca (the “Exchange”) under the symbol “TKNZ.” Shares can be purchased and sold by investors through their broker-dealer.

The Fund’s investment objective is to seek long-term capital growth through investments in crypto assets. The Fund’s investments in crypto assets is limited to holding crypto assets which satisfy the criteria set forth under “Business of the Fund — Asset Eligibility” section. Any purchase of the Shares of the Fund is subject to the risks of crypto assets and crypto asset markets as well as the additional risks of investing in the Fund.

An investment in the Fund is subject to the risks of an investment in crypto assets, which are subject to a high degree of price variability, as well as to the risks of crypto asset markets more generally, and the risks of investing in an actively-managed ETP. An investment in the Fund may be riskier than other funds that do not directly hold crypto assets, or financial instruments related to crypto, and may be riskier than an investment in other funds that seek to track an index. The Fund may not be suitable for all investors.

T. Rowe Price Sponsor LLC will serve as sponsor to the Fund (the “Sponsor”) and receives a management fee. CSC Delaware Trust Company, a subsidiary of Corporation Service Company, is the Delaware trustee of the Fund (Trustee). The principal office address of the Fund is 1307 Point Street, Baltimore, Maryland 21231 and the Fund’s telephone number is 410-345-2000. T. Rowe Price Associates, Inc. (the “Administrator”) provides administrative services to the Fund. The Administrator also assists the Fund and the Sponsor with certain functions and duties relating to accounting. T. Rowe Price Investment Services, Inc., a wholly owned subsidiary of the Administrator, is the distributor (Distributor). State Street Bank and Trust Company (SSB) is the Fund’s transfer agent. Anchorage Digital Bank N.A., (the “Crypto Custodian”) is the custodian for the Fund’s crypto assets and stablecoins, and SSB is the custodian for the Fund’s cash and other assets (the “Cash Custodian” and together with the Crypto Custodian, the “Custodians”).

The Fund intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rules 456(d) and 457(u) under the Securities Act of 1933, as amended (the “Securities Act”). The Fund expects to create and redeem Shares at the next-determined net asset value (NAV) per Share, on a continuous basis, and only in aggregations of 10,000 Shares (Creation Units). The offering of the Shares is a best efforts offering through the Distributor. Creation Units may be created or redeemed only by Authorized Participants, as defined herein. Therefore, except when aggregated in Creation Units, Shares are not redeemable securities. Shares will be offered to the public from time to time at market prices, which may vary from the NAV per Share, on the secondary market.

The Sponsor and Administrator (each, a “Seed Capital Investor”) each purchased Shares as shown in the table below (the “Initial Seed”), at $25.00 per Share on April 1, 2026. Delivery of the Initial Seed Shares was made on the same day. Total proceeds to the Fund from the sale of the Initial Seed Shares were $20,000. As of the date of this prospectus, these 800 Shares represent all of the outstanding Shares. It is expected that the Seed Capital Investors will purchase additional Seed Shares shortly after the date of this prospectus, as shown in the table below (Operational Seed) at $25.00 per Share. The total proceeds to the Fund from the sale of the Operational Seed Shares are expected to be $14,980,000. The Initial Seed Shares and Operational Seed Shares total $15,000,000 in Seed Shares and are expected to be used by the Fund to purchase Eligible Assets at or prior to the listing of Shares on the Exchange.

	Initial Seed Purchased April 1, 2026	Operational Seed Expected	Total ($)	Total (Seed Shares)
Administrator	$10,000	$14,840,000	$14,850,000	594,000
Sponsor	$10,000	$140,000	$150,000	6,000
Total	$20,000	$14,980,000	$15,000,000	600,000

See “Plan of Distribution and Seed Capital Investment” for additional information.

Investing in the Fund involves significant risks. The Fund is not an investment company registered under the Investment Company Act of 1940, as amended (Investment Company Act), and is not required to register under such Act. The Sponsor is not registered with the Securities and Exchange Commission (SEC) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (CEA), and the Sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Fund. As such, the shareholders of the Fund (Shareholders) will not be afforded the protections associated with ownership of shares in a registered investment company. Shareholders have no voting rights with respect to the Fund except as expressly provided in the Agreement and Declaration of Trust (the “Trust Agreement”). See the section, “Risk Factors.”

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

For a glossary of defined terms, see “Glossary.”

The date of this prospectus is [ ], 2026.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Fund nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Until [ ] (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on [ ].

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Primary Market Transactions of Shares and Authorized Participants.”

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for crypto assets and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. None of the Trust, the Sponsor, or the Administrator or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including the “Risk Factors” section, before making an investment decision about the Shares. Definitions of terms used in this prospectus can be found in the Glossary.

Fund Overview and Investment Objective

The Fund’s Shares will be listed for trading on the Exchange. The Fund’s investment objective is to seek long-term capital growth through investments in crypto assets. Accordingly, the Fund will employ an actively-managed investment strategy that seeks to outperform the crypto asset market, as measured by the FTSE Crypto US Listed Index (Index), and invest in a variety of different crypto assets. Unlike a passively managed fund, the Fund does not seek to track an index and the Fund’s portfolio is not limited by the crypto assets in the Index (Index Constituents) nor the weights of Index Constituents in the Index.

Because the Fund will be actively-managed, the price of the Shares may often vary from changes in the spot prices of the portfolio of crypto assets. The Fund, the Sponsor, the Administrator, and other service providers, including the Custodians, will not loan or pledge the Fund’s assets, nor will the Fund’s assets serve as collateral for any loan or similar arrangement. The Fund may, however, use one or more of its crypto assets to purchase other crypto assets, and may engage in trading of crypto assets on both U.S. and non-U.S. crypto trading platforms. The Fund will not utilize leverage, derivatives, or any similar arrangements in seeking to achieve its investment objective. The intraday indicative trust value (or “ITV”) will be disseminated every 15 seconds throughout each day that the Fund’s Shares are traded on the Exchange.

The Fund’s Strategies

To meet the Fund’s investment objective, the Fund will employ an active investment strategy by primarily investing in a diversified basket of crypto assets, under normal market conditions. The Fund uses the Index to measure its performance and intends to outperform the Index; the Fund does not track or replicate the Index. The Fund will invest in crypto assets through a fundamentally informed model-based process and will take an active view on specific crypto assets based on criteria such as fundamentals, valuation, and momentum, within a disciplined risk-based framework. The Fund primarily invests in crypto assets that meet the Fund’s eligibility criteria (each an “Eligible Asset”). Under normal circumstances, the Fund is expected to hold between five and fifteen (5–15) crypto assets; however, the Fund may hold more or less at any time. The Fund may also hold cash, cash equivalents, and stablecoins to cover expenses, buy crypto assets, and allow for efficient trading. The Fund may assume a temporary defensive position to respond to adverse market, economic, political, or other conditions, such as to provide flexibility in meeting redemptions, pay expenses, or manage cash flows. The Fund will not invest in any asset considered a security under the federal securities laws, at any time.

Summary of Risk Factors

An investment in the Fund involves risk. Some of the risks are summarized below. See “Risk Factors” section for additional information.

Risks Related to Crypto Asset Markets

●	The Eligible Assets are relatively new technological innovations with a limited operating history.

●	The price of many crypto assets, including the Eligible Assets, has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Fund. For example, there is a potential for change in the price of Shares between the time an investor places an order to purchase or sell and the time of the actual purchase or sale resulting from the price volatility of crypto assets or (particularly in the case of any Eligible Assets that may have relatively lower market capitalization) due to the Sponsor actively trading the Eligible Assets.

●	Effective limits on the supply of any particular crypto asset through the proof-of-stake mechanism, gas fee burning mechanism, or fixed caps on supply may impact ether prices.

●	Momentum trading of crypto assets could adversely affect the price of the Eligible Assets, and, in turn, the value of the Shares and an investment in the Fund.

●	The Reference Rates have a limited performance history and could fail to track the price of the respective crypto asset which could adversely affect the value of the Shares.

●	Further development and acceptance of the Eligible Assets is uncertain.

Risks Related to Bitcoin and the Bitcoin Network

●	Subsidies for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

●	Bitcoin ownership is concentrated in a small number of holders, causing vulnerability to bitcoin.

Risks Related to Ether and the Ethereum Network

●	Ethereum Network and ether developments may impact ether prices.

●	The ongoing development of smart contracts, including those relating to decentralized finance applications, may result in problems that could reduce the demand for ether or cause a wider loss of confidence in the Ethereum Network, either of which could have an adverse impact on the value of ether.

Risks Associated with the Use of Stablecoins, Cash, and Cash Equivalents

●	The prices of stablecoins may fluctuate, sometimes significantly.

●	Stablecoins are a new development, and certain risks may be unknown.

●	Cash creations and redemptions may impact the efficiency of the arbitrage mechanism compared to in-kind creations and redemptions.

●	The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

Risks Related to Lack of Liquidity

●	Certain of the Fund’s investments could become illiquid, which could cause large losses to investors.

●	Buying and selling activity associated with the purchase and redemption may adversely affect an investment in the Shares.

●	The inability of Authorized Participants and market makers to hedge their crypto exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Regulatory Risks

●	Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Eligible Assets or the Shares.

●	Legal status of crypto assets is uncertain in various jurisdictions, which could impact the prices of crypto assets.

●	A determination that the Eligible Assets or any other crypto asset is a “security” may adversely affect the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

●	The lack of regulation of the crypto asset market causes vulnerabilities in the markets and may impact prices.

●	A U.S. Shareholder who does not invest through a tax-exempt account may be subject to tax on its allocable share of the Fund’s capital gain, which can be significant, even if the U.S. Shareholder has not sold any of the Fund Shares.

Operating Risks

●	The Fund is new, actively-managed, and has no operational history.

●	The Fund may change its Management Fee, investment objective, Index, or investment strategies at any time without Shareholder approval or advance notice.

●	The crypto assets that the Fund may invest in can change from time to time as additional Eligible Assets are added.

●	The Fund is not a registered investment company, so Shareholders do not have the protections of the Investment Company Act.

●	Several factors may affect the Fund’s ability to achieve its investment objective on a consistent basis.

●	There is no assurance of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

●	The Sponsor may manage a large number of assets, and this could affect the Fund’s ability to trade profitably.

●	The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Fund’s operations and adversely impact an investment in the Fund.

●	Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Fund due to the valuation method employed on the date of the NAV calculation.

●	Fund assets may be depleted if investment performance does not exceed Fund fees and expenses.

●	Investors may not be able to buy or sell Shares of the Fund through their current brokerages.

●	The Fund may have credit, operational, theft, cyber security, and fraud risk buying or selling crypto assets.

●	If a custodial agreement or an Authorized Participant agreement is terminated or a Custodian or an Authorized Participant becomes insolvent or fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or Authorized Participant, which could pose a challenge to the safekeeping of the Fund’s assets, the Fund’s ability to create and redeem shares and the Fund’s ability to continue to operate may be adversely affected.

●	The service providers may not act in the best interest of the Fund and have limited liability.

●	An investment in the Fund faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Fund’s Shares trading at a premium or discount to NAV.

●	The Exchange may halt trading in the Shares which would adversely impact the ability to sell Shares.

●	An investment in the Fund may be adversely affected by competition from other investment vehicles focused on crypto assets.

●	Anonymity and illicit financing risk of crypto assets could harm the Fund.

●	The market for crypto ETFs may reach saturation.

Risks Related to Shareholder Voting Rights and Liability

●	Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor, so they will not have influence over basic matters that affect the Fund.

●	Shareholders will not have the rights enjoyed by investors in certain other types of entities.

Fund Legal Structure

The Fund is organized as a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Fund operates pursuant to the Trust Agreement, dated September 15, 2025. The Trust Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. The Fund was formed and is managed and controlled by the Sponsor. The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The Fund continuously issues common shares representing units of undivided beneficial ownership of the Fund that may be purchased and sold on the Exchange.

As interests in a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Fund does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).

Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders take no part in the management or control, and have no voice in the Fund’s operations or business.

As of the date of this prospectus, there are no other series of the Trust.

The Fund was organized on September 15, 2025, and the Sponsor was organized on September 4, 2025.

Principal Offices

The Sponsor’s and Administrator’s office is located at 1307 Point Street, Baltimore, Maryland 21231.

Emerging Growth Company

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Fund is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (PCAOB) after April 5, 2012, unless the SEC determines otherwise.

The Fund will cease to be an “emerging growth company” upon the earliest of: (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund intends to take advantage of the benefits of the extended transition period.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in, and the ownership of, the Fund.
Use of Proceeds

Proceeds received by the Fund from the issuance and sale of Creation Units consist of cash deposits. Such cash deposits are held by the Cash Custodian on behalf of the Fund until (i) transferred in connection with the purchase of the crypto assets, (ii) delivered to Authorized Participants in connection with a redemption of Creation Units or (ii) transferred to pay the Fund’s fees and expenses. In the future, the Fund may engage in in-kind creations and redemptions.

Ticker Symbol	TKNZ

Creation and Redemption

The Fund issues and redeems Creation Units on a continuous basis. Creation Units are only issued or redeemed in exchange for an amount of cash determined by the Administrator each day the Exchange is open for regular trading. Creation Units may be created or redeemed only by Authorized Participants. Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive crypto assets as part of the creation or redemption process or otherwise direct the Fund or a third party with respect to purchasing, holding, delivering, or receiving crypto assets as part of the creation or redemption process. In the future, the Fund may also permit Authorized Participants to create and redeem Shares via in-kind transactions.

As part of the creation process, the Fund will create Shares for an Authorized Participant and receive crypto assets from a third-party that is not the Authorized Participant. As part of the redemption process, the Fund will redeem the Shares from an Authorized Participant and deliver crypto assets to a third-party that is not the Authorized Participant. The third party will not be acting as an agent of the Authorized Participant or acting at the direction of the Authorized Participant with respect to the Fund’s delivery or receipt of crypto assets. The third party will be unaffiliated with the Fund and the Sponsor.

See “Creations and Redemptions” section for more details.

Performance Benchmark (Index)	FTSE Crypto US Listed Index
Net Asset Value and Determination of NAV

The Fund’s NAV per Share will be calculated by taking the current market value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares. As of the date of this prospectus, the assets of the Fund will consist of Eligible Assets, cash, cash equivalents, and stablecoins. The Sponsor has the exclusive authority to determine the Fund’s NAV, the calculation of which has been delegated to the Administrator.

The Administrator of the Fund will calculate the NAV once each Business Day, at the close of the NYSE, normally 4:00 p.m. E.T, each day the NYSE is open for business. However, the NAV per share may be calculated at a time other than the normal close of the NYSE if trading on the NYSE is restricted, if the NYSE closes earlier, or as may be permitted by the SEC. For purposes of making these calculations, a “Business Day” means any day other than a day when NYSE is closed for regular trading. See “Calculating NAV” section for more details.

Management Fee

The Fund expects to pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.90% per annum of the daily NAV of the Fund (the “Management Fee”). The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Trust’s business and affairs.

As of the date of this prospectus, the Sponsor irrevocably waives 0.15% of the Management Fee until May 31, 2027, for a net Management Fee of 0.75% per annum of the daily NAV of the Fund. The waiver will automatically terminate on May 31, 2027, and may only be extended at the sole discretion of the Sponsor.

Fund Expenses

The Sponsor pays all routine operational, administrative, and other ordinary expenses of the Fund, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, report preparation and mailing expenses, and ordinary legal fees and expenses.

In addition to the Management Fee, the Fund pays certain expenses as described in “Business of the Fund - Fund Fees and Expenses,” including brokerage commissions, transaction fees, borrowing and financing costs, taxes or governmental fees, and non-recurring, extraordinary, or unusual fees and expenses.

Voting Rights

Shareholders generally do not have any voting rights, take no part in the management or control of the Fund, and have no voice in the Fund’s operations or business. In addition, the Sponsor, in its sole discretion, may determine to amend the Sponsor Agreement, including to increase the Management Fee, without Shareholder consent. See “Management; Voting by Shareholders.”

Forks, Airdrops, and Incidental Rights

From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any crypto asset or other asset or right, which rights are incident to the Fund’s ownership of a crypto asset and arise with or without any action of the Fund or of the Sponsor. With respect to any such fork, airdrop, or similar event, or other Incidental Rights and/or IR Virtual Currency, the Sponsor shall, in its sole discretion, decide what action the Fund shall take. Such actions that the Fund may take include to irrevocably abandon, claim, or sell such crypto asset, Incidental Right, or IR Virtual Currency, so long as such action is consistent with the Fund’s policies and custodial policies, does not adversely affect the status of the Fund as a partnership for U.S. federal income tax purposes, or is not otherwise prohibited by law. In the event of a fork or airdrop, the Sponsor will determine which network it believes is the appropriate network for the new crypto asset, and whether the new crypto asset qualifies for investment for the Fund’s purposes.

Suspension of Issuance, Transfers, and Redemptions

The Distributor may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Distributor may, and upon the direction of the Sponsor shall, suspend the right to surrender Shares or postpone the delivery date of a crypto asset or other Fund property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal, or evaluation of a crypto asset is not reasonably practicable. The Distributor shall reject any purchase order or redemption order that is not in proper form. If the Sponsor and/or the Fund suspend redemptions, Shareholders will be notified in a prospectus supplement or current report on Form 8-K. See “Creation and Redemption” section.

Limitation on Obligations and Liability

The Sponsor has no liability to the Fund, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred under the Trust Agreement; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct.

The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Fund under the Trust Agreement, except as otherwise provided in the Trust Agreement. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Trust Agreement or its own willful misconduct, bad faith or gross negligence. See “Description of Key Service Providers” section.

Authorized Participants

Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in the Depository Trust Company (the “DTC”), and have entered into an agreement with the Distributor and Sponsor (the “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of cash (or for the delivery of crypto assets, if the Fund engages in in-kind creations and redemptions) in connection with such creations or redemptions. See “Creations and Redemptions” for more details.

Clearance and settlement

The Shares will be evidenced by a global certificate that the Fund issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

USE OF PROCEEDS

Proceeds received by the Fund from the issuance and sale of Creation Units consist of deposits of cash (or of crypto assets, if the Fund engages in in-kind creations and redemptions). Such cash (or crypto asset) deposits are held by the Cash Custodian, or as applicable, the Crypto Custodian, on behalf of the Fund until (i) transferred in connection with the purchase of the Eligible Assets, (ii) delivered to Authorized Participants in connection with a redemption of Creation Units or (iii) transferred to pay the Fund’s fees and expenses.

BUSINESS OF THE FUND

The activities of the Fund primarily consist of (1) issuing or redeeming Creation Units in exchange for cash (or in exchange for crypto assets, if the Fund engages in-kind creations and redemptions); (2) selling or delivering crypto assets for cash as necessary to cover the Management Fee, Fund expenses not assumed by the Sponsor, and other liabilities; and (3) buying and selling crypto assets.

The Fund is actively-managed. It engages in activities designed to obtain a profit from, or to ameliorate losses primarily caused by, changes in the price of the Eligible Assets.

The Fund Objective

The Fund’s investment objective is to seek long-term capital growth through investments in crypto assets. The Fund intends to achieve its objective by primarily investing in a diversified basket of crypto assets, under normal market conditions. The Shares are designed to provide investors with a means of obtaining price exposure to multiple crypto assets, as opposed to direct acquisition, holding, and trading of crypto assets on a peer-to-peer or other basis or via a crypto asset platform. The Shares are also intended to reduce the complexities and operational burdens associated with direct investment in these crypto assets, seeks to generate returns that are higher than those of the Index, and reflect the investment exposure to the assets held by the Fund, less the Fund’s expenses and liabilities. The Sponsor interprets the term “crypto asset” to mean an asset that (1) is generated, issued, and/or transferred using a blockchain or similar distributed ledger technology network, including, but not limited to, assets known as “tokens,” “digital assets,” “cryptocurrencies,” “virtual currencies,” and “coins,” and (2) relies on cryptographic protocols.

The Fund’s Investment Strategies

The Fund will employ an active investment strategy by primarily investing in a diversified basket of crypto assets, under normal market conditions. This strategy offers investors an alternative method of accessing the crypto asset markets through an actively-managed ETP, the Shares of which trade in the public securities market. Consistent with its investment objective, the Fund does not seek to replicate the Index, use its investments to enhance leverage, nor seek performance that is the multiple or inverse multiple of the Index.

Within a disciplined, risk-managed framework, the Fund will invest in crypto assets based on fundamental analysis and a momentum- and trend-following analysis to select Eligible Assets in the Fund and allocate portfolio weights. In determining the fundamental views on which Eligible Assets to invest in, and to what extent, the Fund may consider a variety of factors regarding the crypto asset and its underlying network. Specifically, the Fund’s investment strategy for identifying investment opportunities uses both “top down” approaches (such as, thematic research, addressable markets, and sector analysis) and “bottom up” approaches (such as, valuation and quantitative measures). The fundamental analysis is used to identify assets with strong potential for long-term growth and is based on a macroanalysis of factors, including, but not limited to, the technology underlying the network and the asset, the “tokenomics” or economic aspects of an asset and its underlying network (including the supply, “burning” or “minting” of tokens, or any other inflationary and/or deflationary mechanisms), the nature of the ecosystem built by the network. The momentum- and trend-following analysis is based on current market dynamics and investor behavior and is used to identify assets with strong potential for short-term gains.

The Sponsor’s internal research and analysis leverages insights from diverse sources, including external research, to develop and refine its investment selections and identify and take advantage of trends within the crypto assets industry that have ramifications for the crypto assets to be held by the Fund. The Sponsor will select investments for the Fund that represent the Sponsor’s highest-conviction investment ideas in constructing the Fund’s portfolio. The Sponsor’s highest-conviction investment ideas are those that it believes present the best risk-reward opportunities.

The investment process is implemented using an assessment and rating of each asset on an ongoing basis across multiple factors, such as intrinsic value of crypto assets by examining their underlying fundamental characteristics, momentum characteristics, and assessing potential for long-term growth and short-term performance. Additionally, a quantitative model, which includes the Sponsor’s portfolio analytics using numerical data and risk controls, is then used to size and manage positions within the disciplined risk framework.

Under normal circumstances, the Fund is expected to hold between five and fifteen (5 – 15) crypto assets; however, the Fund may hold more than fifteen or less than five crypto assets at any time. Based on the Sponsor’s views on one or more Eligible Assets, the Sponsor may actively trade any or all such Eligible Assets from time to time. Such active trading of one or more Eligible Assets may take place at any time during the life of the Fund, including outside the Fund’s regular creation and redemption processes. The Fund may use one or more of its Eligible Assets to purchase other Eligible Assets. While the Fund generally trades during the hours that the Shares are traded on the Exchange, the Fund may engage in trading of Eligible Assets on both U.S. and non-U.S. crypto trading platforms through 24-hour trading. The Sponsor has adopted policies and procedures governing active trading of Eligible Assets, such as a best execution policy.

Under normal circumstances, the Fund may also hold cash, cash equivalents, and stablecoins to cover expenses, buy crypto assets, and allow for efficient trading. The cash equivalents (1) may not be securities and (2) include, but are not limited to: currency, demand deposits with banks or other financial institutions, bank money market accounts, time deposits, and CDs with maturities of three months or less. Stablecoins are like tokenized cash. The Fund will only hold stablecoins in the form of USDC, a U.S. dollar denominated stablecoin issued by Circle Internet Financial, LLC, as it meets the “payment stablecoin” definition of Guiding and Establishing National Innovation for U.S. Stablecoins Act (GENIUS Act), as enacted on July 18, 2025. The Fund may continue to hold USDC unless or until any rules promulgated under the GENIUS Act no longer permit such holding.

The Fund may also hold cash, cash equivalents, and stablecoins as a temporary defensive position, which may be inconsistent with the Fund’s principal investment objectives and/or strategies and may impact the Fund’s returns. The Fund may assume a temporary defensive position by deploying 100% of its assets in cash, cash equivalents and stablecoins to respond to adverse market, economic, political, or other conditions, such as providing flexibility in meeting redemptions, pay expenses, or manage cash flows. As a result, depending upon prevailing market conditions and/or other investment considerations, at any time, the Fund may hold as little as 0%, and as much as 100% of its assets in Eligible Assets, with the remainder of its assets in cash, cash equivalents and stablecoins. The Fund may not invest in any asset considered a security under the federal securities laws, at any time.

Incidental Rights, IR Virtual Currency, Forks, Airdrops, and Similar Events

From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any crypto asset (for avoidance of doubt, other than crypto assets held by the Fund) or other asset or right, which rights are incident to the Fund’s ownership of crypto assets and arise without any action of the Fund, or of the Sponsor on behalf of the Fund (Incidental Rights). Additionally, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any crypto asset (for avoidance of doubt, other than crypto assets held by the Fund) or other asset or right, acquired by the Fund through the exercise of any Incidental Right (IR Virtual Currency). Such events involving Incidental Rights and IR Virtual Currencies include a fork in a crypto asset blockchain, an airdrop offered to holders of crypto assets, or other similar event. A fork occurs when developers of one or more networks underlying the Eligible Assets may suggest changes to the network and a sufficient number of users and/or miners elect not to adopt the changes, creating a new crypto asset. In an airdrop, the promoters of a new crypto asset announce to holders of another crypto asset that such holders will be entitled to claim a certain amount of the new crypto asset for free, based on the fact that they hold such other crypto asset.

With respect to any Incidental Right, IR Virtual Currency, fork, airdrop, or similar event, the Sponsor shall, in its sole discretion, decide what action the Fund shall take. Such actions that the Fund may take include to irrevocably abandon, claim, or sell such crypto asset, Incidental Right, or IR Virtual Currency, so long as such action is consistent with the Fund’s policies and custodial policies, does not adversely affect the status of the Fund as a partnership for U.S. federal income tax purposes, or is not otherwise prohibited by law. In the event of a fork or airdrop, the Sponsor will determine which network it believes is the appropriate network for the new crypto asset, and whether the new crypto asset qualifies as an Eligible Asset for the Fund’s purposes.

Asset Eligibility

The only crypto assets that the Fund may hold are Eligible Assets, which meet the following eligibility criteria. Specifically, each crypto asset must (1) be a commodity and (2) either:

●	trades on a market that is an Intermarket Surveillance Group (ISG) member from which the Exchange may obtain information about trading in such crypto asset from the ISG member, at all times such crypto asset is in the Fund’s portfolio;

●	underlies a futures contract that has been made available to trade on a designated contract market regulated by the CFTC for at least six months, provided that the Exchange has a comprehensive surveillance sharing agreement, at all times such crypto asset is in the Fund’s portfolio; or

●	when the crypto asset is acquired, the economic exposure to such crypto asset commodity represents at least 40% of the NAV of an exchange-traded fund that lists and trades on any national securities exchange.

As of the date of this prospectus, based on the Sponsor’s assessment of available data, the following crypto assets are considered Eligible Assets (ticker symbols in parenthesis): bitcoin (BTC), ether (ETH), SOL (SOL), XRP (XRP), ada (ADA), AVAX (AVAX), litecoin (LTC), DOT (DOT), Dogecoin (DOGE), HBAR (HBAR), Bitcoin Cash (BCH), LINK (LINK), lumen (XLM), Shiba Inu (SHIB), and sui (SUI). The Fund may invest in other Eligible Assets not listed without prior notice to Shareholders. Shareholders will be informed of any new Eligible Assets on the Fund’s website. The Fund will not invest in any crypto asset that is not an Eligible Asset. Shareholders will be informed of any material changes to the eligibility criteria in a prospectus supplement, the Fund’s periodic reports, or current report on Form 8-K.

Staking

Staking on a crypto asset network refers to using a crypto asset, or permitting such crypto asset to be used, directly or indirectly, through a service provider or otherwise, in such crypto asset network’s proof-of-stake (PoS) validation protocol, in exchange for the receipt of consideration, including, but not limited to, staking rewards paid in-kind (collectively, “Staking”). The Fund, Sponsor, Custodian, or any other service provider engaged by the Fund, whether associated with the Fund or otherwise, may directly or indirectly, engage in any action that would result in any portion of the Fund’s crypto assets becoming subject Staking or other validation processes on the Eligible Assets’ underlying networks, in the future. Specifically, the Fund’s crypto assets may be used to engage in Staking, or other related processes that earn additional crypto assets, generate income, or accrue any form of earnings, in accordance with appropriate risk, tax and regulatory guidance. Shareholders will be informed in a prospectus supplement, the Fund’s periodic reports, or current report on Form 8-K, of a description of the staking program, including a description of related processes, the Eligible Assets applicable and how staking is managed relevant to the Eligible Assets, material terms of relevant third-party agreements, relevant third-party responsibilities, how staking rewards are managed, of liquidity risk policies and procedures, and any related risks. Until such descriptions are provided to Shareholders, none of the Fund, Sponsor, nor Crypto Custodian will engage in Staking.

The Performance Benchmark (Index)

The Fund compares its performance against the Index, which serves as a benchmark of the investible crypto asset market. While the Index will be composed of up to ten (10) crypto assets, the Fund may, at any given time, hold greater than ten (10) crypto assets. Moreover, the Fund’s portfolio is not limited to Index Constituents nor the weights of Index Constituents in the Index. However, the only crypto assets that the Fund will invest in are Eligible Assets.

The Index is part of the FTSE Digital Asset Index Series and leverages the FTSE DAR Reference Price. The Index does not track the overall performance of all crypto assets generally, nor the performance of any specific crypto assets.  The Index was launched on October 14, 2025 and includes up to the top ten crypto assets based on the market capitalization of such crypto assets that are eligible under the generic listing standards established by the SEC for passively-managed crypto asset ETPs. The Index is then weighted by square root market capitalization. The crypto asset selection process involves reviewing and collecting data for crypto assets that trade on hundreds of exchanges that are operated globally to capture data to support index construction, with key considerations including market capitalization, liquidity, investability, and the availability of index pricing and reference data inputs. Availability of pricing is a core requirement for a crypto asset to be included in the investible universe of the FTSE Indices, which leverage the FTSE DAR Reference Price.

As of March 31, 2026, the chart below shows the Index Constituents of the Index and their related blockchains.

Index Constituent	Blockchain	% Weight in Index
BTC	Bitcoin	42.83
ETH	Ethereum	19.09
LINK	Chainlink	2.91
XLM	Stellar	2.85
ADA	Cardano	3.37
BCH	Bitcoin Cash	3.70
DOGE	Dogecoin	4.50
XRP	XRP	10.56
SOL	Solana	7.93
AVAX	Avalanche	2.25

The Index’s underlying pricing employs a methodology designed to capture data from vetted assets and exchanges to meet the requirements of EU Benchmarks. The Fund may use a different Index at any time; notification of a change will be made in a prospectus supplement or the Fund’s periodic reports. As of March 31, 2026, the Index lists its historical performance as follows:

1-month	3-month
2.77	(25.16)

There can be no assurance as to the future performance of the Index and the past performance should not be taken as an indication of future performance. Furthermore, as an actively-managed fund, there is no assurance of a correlation between the performance of the Index and the Fund.

Fund Fees and Expenses

The Fund expects to pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.90% per annum of the daily NAV of the Fund. As of the date of this prospectus, the Sponsor irrevocably waives 0.15% of the Management Fee until May 31, 2027, for a net Management Fee of 0.75% per annum of the daily NAV of the Fund. The waiver will automatically terminate on May 31, 2027, and may only be extended at the sole discretion of the Sponsor.

The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. The Administrator will calculate the Management Fee on a daily basis with respect to the NAV of the Fund, and the Management Fee will be paid directly by the Fund to the Sponsor. The Management Fee will accrue daily and be payable monthly in cash.

The Sponsor pays all routine operational, administrative, and other ordinary expenses of the Fund, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, report preparation and mailing expenses, and ordinary legal fees and expenses. Expenses paid by Sponsor are not subject to any caps or limits.

In addition to the Fund’s Management Fee, the Fund pays all of its (1) brokerage commissions, including but not limited to applicable exchange fees and give-up fees, fees and commissions related to any crypto transaction fees for on-chain transfers of assets, and other transaction related fees and expenses charged in connection with trading activities. The Fund also pays all of its (2) borrowing and financing costs and expenses. The Fund pays all of its (3) taxes or governmental fees payable by or in respect to the Fund to federal, state, or other governmental agencies, domestic or foreign, including stamp or other transfer taxes. The Fund also pays all of its (4) non-recurring, extraordinary, or unusual fees and expenses, if any. Non-recurring, extraordinary, or unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Fund’s service providers under certain unusual or extraordinary circumstances. Non-recurring, unusual, or extraordinary expenses of the Fund will be determined by the Sponsor or Administrator. The Sponsor may determine, in its sole discretion, to assume any non-recurring, unusual, or extraordinary expenses of the Fund, if applicable. All such expenses to be paid by the Fund will be determined by the Sponsor. Any Fund expense specifically attributable to the Fund or arises out of the Fund’s operations will be directly allocated to the Fund and any shared expense will be allocated using a pro rata methodology that allocates certain of the expense to the Fund.

The Sponsor and/or the Administrator will bear the costs and expenses related to the Fund’s organization and initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, Financial Industry Regulatory Authority (FINRA) or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the Fund’s organization and initial offer and sale of Shares are chargeable to the Fund. Further, neither the Sponsor nor the Administrator may recover any of these costs and expenses from the Fund.

In the event the Fund’s cash balance is insufficient to pay all fees and expenses, including the Management Fee, the Fund may need to sell its crypto assets from time to time to pay for its fees and expenses. The NAV is reduced by the accrual of Management Fee or any Fund expenses not assumed by the Sponsor. Each sale of crypto assets by the Fund generally will be a taxable event for the Fund. See “U.S. Federal Income Tax Consequences” section.

The Sponsor, from time to time, may temporarily waive all or a portion of the Management Fee and/or Fund expenses, in its sole discretion. The Sponsor is not under an obligation to waive any portion of the Management Fee nor any Fund expenses. For any waiver instituted, such waiver does not create an obligation outside the strict terms of a waiver agreement. In the future, if the Sponsor decides to extend a waiver or institute a new waiver, Shareholders will be notified in a prospectus supplement, the Fund’s periodic reports, or current report on Form 8-K. In addition, the Sponsor, in its sole discretion, may determine to amend the Sponsor Agreement, including to increase the Management Fee, without Shareholder consent.

OVERVIEW OF THE ELIGIBLE ASSETS’ INDUSTRY

Each Eligible Asset operates on its respective network (Eligible Asset Networks). The Eligible Asset Networks are decentralized peer-to-peer computer systems that rely on public key cryptography for security, and their values are primarily influenced by market supply and demand.

In this section, the Sponsor provides descriptions of the Eligible Assets. Bitcoin and ether are discussed in more detail in this section because, as of the date of this prospectus, together, they are expected to represent more than 50% of the Fund’s holdings. There is no assurance or guarantee that bitcoin and ether will continue to be the two largest holdings at any time. The Eligible Assets described in this section are not discussed in any particular order. The Sponsor may update this section periodically; however, there is no obligation to amend the Fund’s prospectus in the event of changes to the Eligible Assets or weights of the Eligible Assets.

Prices, market capitalization, and the approximate current supply for each of the Eligible Assets described in this section are as follows:

Crypto Asset Ticker	Market Cap	Closing Price (USD)	Current Circulating Supply
BTC	$1,375,464,640,847	$68,730.00	20,012,000
ETH	$253,416,950,546	$2,099.71	120,691,000
SOL	$45,980,032,248	$80.16	571,630,000
XRP	$80,389,484,571	$1.31	61,391,674,000
ADA	$8,979,841,260	$0.24	36,096,440,000
AVAX	$3,731,827,156	$8.64	427,892,000
LTC	$4,138,584,628	$53.72	77,031,000
DOT	$2,051,129,322	$1.22	1,655,822,000
DOGE	$14,086,000,989	$0.09	153,733,966,000
HBAR	$3,757,163,748	$0.09	43,320,766,000
BCH	$8,692,230,176	$434.45	20,018,000
LINK	$6,301,181,928	$8.67	724,167,000
XLM	$5,141,160,541	$0.16	33,311,121,000
SHIB	$3,475,139,633	$0.00	589,243,546,544,000
SUI	$3,459,588,249	$0.87	3,953,389,000

Source: CoinMetrics and Artemis, as of April 7, 2026

Bitcoin (BTC)

The Bitcoin System as a whole is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties, as well as its components, such as the Bitcoin Network, the Bitcoin Blockchain, the Bitcoin Protocol and Bitcoin Clients (together, the “Bitcoin System”). The crypto asset native to the Bitcoin System is bitcoin whose ownership registry and full transfer history is made by the Bitcoin System.

Bitcoin is a crypto asset that serves as the unit of account on an open-source, permissionless, decentralized, peer-to-peer computer network (known as the Bitcoin Network). Every bitcoin is fractionable to the eighth decimal place, with its smallest fraction equal to 0.00000001 bitcoin and called a “Satoshi.” It may be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the U.S. dollar. The adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

Bitcoin Blockchain and Consensus Mechanism

Transactions in bitcoin are broadcasted over the Bitcoin Network and registered in bundles called blocks, which are set to occur on average every 10 minutes and collectively track the full transaction history and ownership of bitcoins in circulation. Every block is cryptographically tied to its predecessor, creating a chain of blocks called the “Bitcoin Blockchain.” Blocks are identified by a block height as if they were progressively piled up starting from a height of zero. The first block of the Bitcoin Blockchain is known as the Genesis block, assigned a height of 0 (zero), and was created on January 3, 2009.

Unlike traditional financial ledgers where a central authority is responsible for updating users’ balances and preventing the same balance to be spent twice, the Bitcoin System introduces a cost for network participants to add new blocks of transactions to the Bitcoin Blockchain. This consists of creating a proof-of-work by solving a highly costly cryptographic problem by trial and error and broadcasting the obtained solution to other network participants for verification. A key feature of proof-of-work is its asymmetry: the proof generator needs to expend large amounts of computational power to generate it, whereas others can easily verify that the proof is valid at a negligible cost.

The solution to the proof-of-work problem creates a cryptographic hash that sets a unique identifier for every block and includes an imprint of all the transactions included in the block as well as the identifier of the block’s immediate predecessor. This generates a strong cryptographic tie among the blocks in the Bitcoin Blockchain and implies that rebuilding the transaction history from a height smaller than or equal to the current one would demand regenerating all the cumulative proof-of-work from that point until the current block. Given the necessary computational cost, the bigger the pile of blocks stacked above a specific block, the smaller the likelihood for the information included in it to be changed, effectively making it immutable after enough proof-of-work is generated on top of it. At any height, if two diverging versions of the Bitcoin Blockchain exist, a bifurcation referred to as a blockchain fork, the consensual version of the Bitcoin Blockchain is defined as the chain with the largest cumulative proof-of-work, establishing Bitcoin’s so-called fork choice rule. These rules establish a mechanism for the Bitcoin Blockchain to be appended over time and for the Bitcoin Network to reach consensus on bitcoin ownership and transaction history. Therefore, proof-of-work is generally referred to as the consensus mechanism of the Bitcoin System.

The built-in incentive element of the Bitcoin System is bitcoin, which is issued over time as a subsidy that rewards network participants responsible for generating proof-of-work and, thus, adding new blocks to the Bitcoin Blockchain. Since they invest in computational equipment and expend electricity in exchange for newly-issued coins, there exists a clear similarity between this activity and the mining of precious metals such as gold or silver. The creation of proof-of-work is thus popularly referred to as bitcoin mining, and network participants engaging in the activity are called bitcoin miners. Users of the Bitcoin Network might also pay transaction fees in bitcoin to gain priority over others in having their transactions included in a new block. The fees paid by all transactions in a mined block are reverted to the successful miner alongside the mining subsidy.

To make sure that the creation of blocks and thus the issuance of new bitcoin occur on average every 10 minutes, the Bitcoin System has a built-in difficulty adjustment that tunes the cost of generating a valid proof-of-work every interval of 2,016 blocks — approximately every two weeks — starting from the Genesis block. If some miners get more specialized and are able to mine blocks faster than 10 minutes on average, the difficulty is increased when the next cycle of 2,016 blocks starts. On the other hand, if some miners have to shut down operations and blocks start being appended to the blockchain with an average interval exceeding 10 minutes, difficulty is decreased as of the beginning of the next cycle of 2,016 blocks. The computational power of a miner is measured by its capacity to compute cryptographic hashes in the attempt to generate a valid proof-of-work. The collective computational power of the Bitcoin Network is known as the network’s hash rate.

Bitcoin Supply

The value of bitcoin depends on its supply (which is limited) as well as its demand across its trading venues. The supply of bitcoin follows a predefined issuance schedule since Bitcoin’s conception. After every multiple of 210,000 blocks, the issuance of bitcoin per block is reduced in half. These events are referred to as “halvings.” Bitcoin’s mining subsidy started at 50 bitcoin per mined block and remained constant until the first halving in November 2012 (at 210,000 blocks), dropping the mining subsidy to 25 bitcoin. The second halving occurred in July 2016 (at 420,000 blocks), dropping the subsidy per block to 12.5 bitcoin. The third halving took place in May 2020 (at 630,000 blocks), dropping the subsidy per block to 6.25 bitcoin. The fourth happened in April 2024 (at 840,000), dropping the subsidy per block to 3.125 bitcoin which will persist until height 1,049,999.

By design, the supply of bitcoin is intentionally limited to 21 million units, making bitcoin a disinflationary asset, that is, with a rate of supply growth that decreases over time until reaching zero when the last satoshi is mined. The maximum cap and the disinflationary nature of bitcoin makes it a potential candidate for digital store of value, an investment thesis that is still gaining traction among investors worldwide.

Bitcoin Network, Protocol, Clients and Network Upgrades

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network, the Bitcoin Network. No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

Proof-of-work, the fork choice rule, the difficulty adjustment and the supply schedule of bitcoin comprise the Bitcoin Protocol, the full set rules that users of the Bitcoin System must agree on in order to participate in the Bitcoin Network. Implementations of the Bitcoin Protocol are called “Bitcoin Clients.” These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Bitcoin Network. Every computer running an instance of a Bitcoin Client is called a node.

The infrastructure of the Bitcoin Network is collectively maintained by its participants, which include miners, developers, and users. Miners register transactions and provide security to the Bitcoin Network. Developers maintain and contribute updates to the Bitcoin Clients. Users access the Bitcoin Network either running their own node or communicating with the node run by a third-party server. Anyone can be a user, developer, or miner, but not all Bitcoin Network participants need to run a node.

Bitcoin is stored on the bitcoin blockchain, which contains a complete record and history for each bitcoin transaction.

Miners, who are creating new bitcoins, use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the bitcoin blockchain. The new block is then confirmed through acceptance by a majority of users who maintain versions of the blockchain on their individual computers. Miners that successfully add a block to the bitcoin blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is how new bitcoin enters circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol is thus an open-source project with no official company or group in control, and anyone can review the underlying code for its clients. There are, however, a number of individual developers that regularly contribute to a specific Bitcoin Client known as the “bitcoin core” (Bitcoin Core). Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the Bitcoin Protocol, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. Bitcoin Core developers are able to access, and can alter, the client’s source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Core. Upgrade proposals to the Bitcoin protocol can be created by any individual as a Bitcoin Improvement Proposal (BIP).

However, due to a lack of central authority, the release of updates to the Bitcoin Core or other Bitcoin Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Bitcoin users and miners who choose to download it and run. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by individuals that collectively form a majority of the Bitcoin Network. If a modification is accepted by only a small percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “hard fork.” To avoid network splits, the Bitcoin community chooses to implement BIPs via soft forks, which are backward-compatible updates and thus optional in nature, meaning multiple versions of the same Bitcoin Client can coexist in the Bitcoin Network.

Development of Bitcoin Clients has increasingly focused on amendments to the Bitcoin Protocol to enhance speed and scalability. For example, in August 2017, a BIP known as “segregated witness” was adopted in a Bitcoin soft fork. Among other things, it enables so-called second layer solutions, such as the “Lightning Network,” or payment channels, which could potentially allow greater speed and a greater number of transactions that the Bitcoin Network can process in a given time interval (i.e., transaction throughput). The Lightning Network is an open-source decentralized network that enables the instant off-blockchain transfer of bitcoin without requiring a trusted third party. The Lightning Network uses bidirectional payment channels, which work as follows: an on-blockchain transaction is required to open a channel, which can later be closed through another on-blockchain transaction. Once a channel is open, value can be transferred instantly between counterparties engaging in bitcoin transactions without such transactions being broadcasted to the Bitcoin Network. This enables increased transaction throughput and reduces the computational burden on the Bitcoin Network.

Other uses of segregated witness include smart contracts (which are programs that automatically execute on a blockchain) and distributed registers built into, built atop, or pegged alongside the Bitcoin Blockchain. For example, one white paper published by the blockchain technology company Blockstream Corporation Inc. calls for the use of “pegged sidechains” to develop programming environments built within blockchain ledgers that can interact with and rely on the security of the Bitcoin Network and blockchain while remaining independent thereof. Applications of this concept include open-source projects such as RSK (Rootstock), which seeks to create novel open-source smart contract platforms built on the Bitcoin Blockchain to allow automated, condition-based payments with increased speed and scalability.

Such research and development projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin Network as a whole. Conversely, to the extent that such projects operate on the Bitcoin Blockchain, they may increase the data flow on the Bitcoin Network and could either “bloat” the size of the blockchain or result in slower confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the blockchain or Bitcoin Network.

The latest Bitcoin soft fork known as “Taproot” was activated in November 2021, introducing a new scheme for digital signatures, enhancing the privacy of more complex Bitcoin scripts and optimizing block space usage for multi-signature transactions. Taproot has become more prominent since late 2022 with the launch of Bitcoin inscriptions, which uses Taproot functionality to assign pieces of information to distinct satoshis. Also, Taproot is being used in the implementation of Taproot Assets, a novel programmability layer built on top of Bitcoin that allows users to create other crypto assets on the Bitcoin Blockchain, while using them at fast speeds and low costs over the Lightning Network. Similar to the adoption of the Lightning Network, inscriptions and Taproot Assets are still experimental technologies and might be subject to significant risks.

Bitcoin wallets and transactions

Users of the Bitcoin Network must either run a Bitcoin Client or use a Bitcoin wallet. To initiate a Bitcoin transaction, users generate one or more unique pairs of private and public keys, the latter being used to receive funds, and the former to authenticate transactions and send bitcoin. These pairs can be hierarchically derived from a single set of words known as a seed phrase. As their names suggest, public keys can be safely shared with anyone in the network, whereas private keys should be kept secret. This is analogous to the use of a bank account, with a public key similar to the bank identifier and branch number, and the private key the analogue to the account’s transaction password.

A private-public key pair is generated using asymmetric cryptographic, meaning that deriving a public key from its corresponding private key is easy, whereas guessing a private key from a known public key is virtually impossible. The generation of the pair and the signing of transactions is securely carried out using a device disconnected from the internet, maintaining the secrecy of the private key and the custody of bitcoins in a so-called cold wallet. If a private key is at least once exposed to the internet, it turns the corresponding wallet into a so-called hot wallet, exposing the user to the risk of theft of funds by a malicious actor that might gain access to the device during the time of internet exposure. Therefore, security and ownership of bitcoins rely heavily on the proper management of private keys, as these keys are the only way to authorize transactions. This property guarantees the possibility of secure custody of bitcoins without counterparty risk and the ability for a user to be the only network participant knowing the private key to its wallet. On the other hand, losing a private key means losing access to the associated funds permanently, similar to a bearer asset like cash, and exposing it to the internet creates the risk of a malicious actor becoming able to drain funds from the wallet.

Bitcoin Markets

In the Bitcoin market, participants range from individual end-users who utilize bitcoin for peer-to-peer transactions, to merchants who accept bitcoin as payment for goods and services. Despite its potential, bitcoin has not yet achieved widespread adoption as a mainstream payment method. Investors also represent a significant portion of market participants, purchasing bitcoin as a speculative asset or as part of a diversified investment portfolio. These transactions occur both on bitcoin spot markets and over-the-counter (OTC) markets, with the former being more accessible to retail investors and the latter catering to institutional entities handling large volumes of bitcoin.

In addition to using bitcoin to purchase goods and services, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin spot markets typically permit investors to open accounts with the market and then purchase and sell bitcoin via websites or through mobile applications on a prefunded basis. Prices for trades on bitcoin spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a bitcoin market and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin Network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The spot market ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in his or her exchange account to an off-exchange bitcoin wallet.

In addition, bitcoin futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of bitcoin derivatives has developed substantially. Although bitcoin was the first crypto asset, in the ensuing years, the number of other crypto assets (such as ether), market participants and companies in the space has increased significantly. The category and protocols are still being defined and evolving. Bitcoin has generally exhibited high price volatility relative to more traditional asset classes. One volatility measure, standard deviation, is based on the variability of historical price returns. A higher standard deviation indicates a wider dispersion of past price returns and thus greater historical volatility.

Ether (ETH)

Ethereum is an entire system, responsible for maintaining the ledger of ether ownership and enabling the transfer of ether among parties, as well as the components of the Ethereum system such as the Ethereum Network, the Ethereum Blockchain, the Ethereum Protocol and the Ethereum Clients (together, the “Ethereum System”). The native crypto asset to the Ethereum Network is ether.

Ethereum is a permissionless, decentralized and peer-to-peer computer network of nodes that enables developers to build and deploy the so-called smart contracts and decentralized apps (dApps) on a global scale. The Ethereum Network improves on the capabilities of the Bitcoin Network by allowing, in addition to simple ether transfers, the creation of the smart contracts (software that are automatically executed when predetermined terms and conditions are met). Smart contracts permit the creation of crypto assets with various properties and the deployment of decentralized applications on Ethereum.

Ether, the native crypto asset of the Ethereum Network, serves as a unit of account, allowing for peer-to-peer transactions and incentivizing network participants. Every ether is fractionable to the eighteenth decimal place, with its smallest fraction equal to 0.000000000000000001 ether and called a wei.

The computational environment of the Ethereum Network is known as the Ethereum Virtual Machine (EVM), and computational cycles in the EVM consume so-called gas units which are denominated in fractions of ether and expressed in Gwei (short for “gigawei” or one billion wei or one billionth of one ether). The EVM is similar to an engine, while ether is the fuel that propels it. Ether is therefore known as the “gas” token of the Ethereum Network. Ether may also be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the dollar. The value of ether is not backed by any government, corporation, or other identified body.

Ethereum Blockchain and Consensus Mechanism

Similar to Bitcoin, transactions on Ethereum are broadcasted over the Ethereum Network and registered in blocks, which are set to occur every 12 seconds. Ethereum blocks collectively track the full transaction history, the accounts and balances of users and contracts in the “Ethereum System,” and other blockchain data that collectively are referred to as the state of Ethereum. Ethereum ensures that its state transition is deterministic, meaning that given the same initial state and set of transactions, all nodes in the Ethereum Network are able to compute the same final state. Blocks are organized in a chain forming the “Ethereum Blockchain,” starting from the “genesis block” at height 0 (zero), which was created on July 30, 2015.

Unlike the Bitcoin System, which relies on proof-of-work, Ethereum operates on a PoS consensus mechanism where users must lock a certain amount of ether to engage with transaction validation and code execution. In contrast to proof-of-work, in which miners expend hardware and electricity to become eligible to append new blocks to the blockchain, in PoS, users known as validators pledge capital denominated in ether as a “stake,” providing a guarantee of action in good faith towards the honest operation of the network. If Ethereum Network participants detect a malicious activity by a validator, such as proposing two different blocks at the same height or attesting to two different versions of the consensual Ethereum Blockchain, they can cast a slashing alert that subtracts part of the malicious actor’s stake. As such, PoS substitutes the computational cost to cheat on proof-of-work by the risk of losing part of a validator’s stake, aligning the incentives for consensus participants to remain honest over time. Ethereum’s implementation of PoS also has a fork choice rule, which uses validators’ votes on the chain with the most accumulated validator activity to select the consensual chain at any point in time.

Actors running Ethereum validators range from individual enthusiasts to professional operations with dedicated hardware and data centers. Users activate a validator by running consensus software on Ethereum and depositing 32 ether on a staking contract deployed on the Ethereum Network. They are rewarded with newly issued ether as a subsidy and transaction fees paid by users to gain priority in having their transactions executed first. The Ethereum Network’s complexity and reliance on staking attract a specific type of participant, one who is often deeply involved in the ecosystem, increasing the likelihood for committed entities to take on the responsibilities of a validator.

Smart Contracts, Crypto Assets and Decentralized Applications

The Ethereum Network allows users to write and implement smart contracts — that is, general-purpose code that executes on every node in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can leverage the EVM through its built-in programming language, Solidity, to create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create crypto assets other than ether.

Development on the Ethereum Network involves building more complex tools on top of smart contracts, such as dApps, organizations that are autonomous, known as decentralized autonomous organizations (DAOs), and entirely new decentralized governance systems. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain predefined conditions.

Ethereum is also a platform for creating new crypto assets and conducting their associated initial coin offerings. It has a suite of standards that allow for the creation of fungible crypto assets, such as governance tokens that confer voting power in DAOs or stablecoins pegged to government-backed currencies like the dollar; non-fungible tokens allowing for the creation of unique representations of value, such as digital collectibles, digital art, decentralized identity systems and digital characters and items in metaverses and videogames; and more versatile tokens that bring new utility to dApps by integrating decentralized data provision and indexing. Many crypto assets in the crypto market were built on the Ethereum Network.

An important set of dApps on the Ethereum Network exists within the sector known as decentralized finance (DeFi) or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives, and insurance, by removing third party intermediaries. DeFi can allow users to lend and earn interest on their crypto assets, exchange one crypto asset for another, and create derivative crypto assets such as stablecoins. For example, in August 2025, $44 billion worth of crypto assets were deposited on DeFi applications on the Ethereum Network. Ethereum is also used to create decentralized naming systems, decentralized social networks, and the registry and commercialization of digital art. More recently, companies and asset managers have started to use Ethereum to tokenize traditional assets such as money-market funds. While experiencing a significant rise in total value secured by the Ethereum Network since inception, most applications in the Ethereum ecosystem are still incipient and/or in experimental phase.

Since smart contracts are general purpose software, they can be naturally used to create highly complex dApps, which can be further combined among themselves in a composable manner to create even more complex applications. On the other hand, given the nascent nature of the EVM and Solidity, there might be significant architectural risks and unseen bugs in Ethereum’s current technological stack. This may pose relevant security risks on dApps running on the platform, lead to the drain, loss or indefinite lock of value deposited on them, and potentially harm users interacting with such applications or having participation in the total value deposited in a DApp.

Ether Supply

Unlike bitcoin, the supply schedule of ether has changed a number of times since the inception of the Ethereum Network. The initial creation of ether involved the issuance of 72.0 million tokens. Of these, 60.0 million ether (83.33% of the supply) were sold to the public in a crowd sale in 2014, raising approximately $18 million. Another 6.0 million ether (8.33% of the supply) went to the Ethereum Foundation for operational costs, while 3.0 million ether each (4.17% of the supply) were distributed to developers who contributed to the network and members of the Ethereum Foundation for purchasing at the initial crowd sale price.

While currently operating under a PoS consensus mechanism, the Ethereum Network started operation under a proof-of-work consensus mechanism similar to Bitcoin, migrating to its current PoS consensus mechanism in September 2022 during an upgrade known as “The Merge.” Over time, new ether was put into circulation by miners creating blocks on the Ethereum blockchain.

From the Genesis block to late 2017, the mining subsidy on the Ethereum Network was equal to 5 ether per block. In October 2017, the Byzantium upgrade was activated, decreasing the mining subsidy to 3 ether and aiming to prepare Ethereum for future scaling solutions. In February 2019, the Constantinople upgrade further reduced the mining subsidy to 2 ether per block. In December 2020, Ethereum’s new PoS consensus layer called the Beacon Chain was launched in preparation for The Merge in September 2022, introducing a deterministic supply curve that issues new ether to validators based on the total amount of ether staked. In August 2021, the London upgrade introduced the concept of a base fee burn. This means that a portion of the transaction fees paid by users on the network started being burned, effectively working as an ether supply reduction mechanism. This base fee is algorithmically adjusted based on network demand, and ether burn is more intense in periods of high network activity. The latest change in ether monetary policy took place during the Merge, in which mining was deprecated and mining subsidies ceased. Unlike bitcoin, ether’s supply is uncapped and can be inflationary when the rate of new ether being created is higher than the rate that ether is being destroyed.

In October 2025, ether had a total circulating supply of about 121 million. In February 2025, of about 120 million circulating supply, approximately 72 million ether were pre-mined, 50.4 million ether were issued by miners before the switch to PoS, 2.3 million ether were issued to validators staking ether and 4.4 million ether were burned in base fees. There is no guarantee that the ether issuance policy will remain unchanged over time, and future modifications to monetary policy might create splits in the Ethereum community and lead to two or more conflicting Ethereum networks.

Ethereum protocol, clients and network upgrades

PoS, the fork choice rule, the EVM architecture and the monetary policy of ether comprise the “Ethereum Protocol,” the full set rules that users of the Ethereum System have to agree on in order to participate in the network. Implementations of the Ethereum Protocol are called “Ethereum Clients.” These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Ethereum Network. Every computer running an instance of an Ethereum Client is called a node. The infrastructure of the Ethereum Network is collectively maintained by various participants, which includes validators, developers, and users. Validators register transactions inside blocks and provide security to the Ethereum Network. Developers maintain and contribute updates to Ethereum Clients. Users access the Ethereum Network either running their own node or communicating with nodes run by a third party server. Anyone can be a user, developer, or validator, but not all network participants need to run a node.

Similar to BIPs, Ethereum upgrade proposals are known as Ethereum Improvement Proposals (EIPs). However, all Ethereum upgrades are made through hard forks, which are not backward-compatible and thus demand Ethereum users to update their clients to continue having access to the Ethereum Network. The Merge introduced the Beacon Chain as the new consensus layer of Ethereum, responsible for block production and finalization, whereas the original Ethereum chain remained as the network’s execution layer, in which code execution takes place. This transition was expected since the network’s launch in mid-2015, and aimed at reducing Ethereum’s overall energy consumption while paving the way for higher scalability and increased transaction throughput. Since the Merge, all upgrades on Ethereum consist of new releases for both consensus and execution software of all clients implementing the Ethereum Protocol.

While the Ethereum Protocol is an open-source project with no official company or group in control, there is one entity called the Ethereum Foundation which supports the development, growth, and research on Ethereum. It plays a role in stewarding the Ethereum ecosystem, but it does not control or manage the network. Instead, the Foundation provides resources, grants, and coordination to help maintain the Ethereum protocol and its infrastructure.

Unlike Bitcoin, which has Bitcoin Core as its dominant client, the Ethereum Network is operated by a more diverse list of clients. In October 2025, about 44% of Ethereum nodes run the geth client, 18% the nethermind client, 18% of the go-ethereum client, and the remaining are split among other clients. Core developers of Ethereum clients are able to access, and can alter, the client’s source code and, as a result, they are responsible for official releases of updates and other changes to Ethereum Clients.

Network Upgrades. Since the Merge, Ethereum experienced the successful activation of two other upgrades: (i) the Shanghai/Capella (Shapella) upgrade, activated in April 2023, which enabled ether withdrawals for validators participating in the network’s consensus layer and (ii) the Cancun/Deneb (Dencun) upgrade in March 2024, which activated proto-danksharding (EIP-4844), a new technology that reduces the costs for second layer solutions known as rollups to post data on Ethereum and thus decreases transaction fees paid by users using these upper layers to access the Ethereum ecosystem.

Particularly, following the Dencun upgrade, most second layers that had properly prepared for the activation of EIP-4844 experienced, as expected, reduced transaction fees when batching transactions to the main Ethereum Network. In turn, the upgrade lowered the transaction costs for executing transactions on such networks and significantly reduced activity on Ethereum’s base layer. However, some second layer solutions reportedly experienced outages and other disruptions in the aftermath of the upgrade, which in the case of “Blast,” one of Ethereum’s rollups, led to a halt in block production for a period of time. Blast normal operation was reportedly restored afterward. As with any change to open-source software code and client overhaul, planned forks such as the ones activated since the Merge could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term.

Because Ethereum has no central authority, the release of updates to Ethereum Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Ethereum users and validators who choose to download and run it. As a practical matter, a modification to the source code becomes part of the Ethereum Network only if it is accepted by individuals that collectively have a majority of the Ethereum Network. If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code.

As a continuation to the Ethereum 2.0 transition, Ethereum underwent a third upgrade called Pectra, which was activated in May 2025. Pectra activated a number of EIPs, including:

●	Staker Flexibility: Validators can now accumulate rewards, holding balances from 32 to 2048 ether and earning compounding rewards. The prior distributing validator model (which sends rewards above 32 ether to a withdrawal address) remains supported.

●	User Experience Enhancements: Self-custodied wallets can now delegate to smart contracts, enabling new functionality such as sponsorship.

Ethereum wallets and transactions

Similar to the Bitcoin System, users of the Ethereum Network must either run an Ethereum Client or use an Ethereum wallet. To initiate an Ethereum transaction, users generate a pair of private and public keys, the latter being used to receive funds, and the former to authenticate transactions, send funds and interact with dApps on the platform. The same careful management of private keys must be carried out in the case of Ethereum, allowing a user to securely custody ether and other crypto assets living on the Ethereum Network. Nonetheless, in contrast to Bitcoin, where multiple private-public key pairs can be derived from a single seed phrase, Ethereum operates on an account-based model. This means that instead of tracking multiple individual key pairs, a single account is used to manage the balance of ether and crypto assets. Each account has an associated public address and private key, and the entire balance is tied to the account rather than to individual key pairs. To execute any transaction on Ethereum, including sending ether and other crypto assets, and interacting with dApps, a user must hold enough ether on its balance to pay for the gas costs of the corresponding code execution.

Ether Markets

The Ethereum market includes a wide array of participants in the investment, retail, and service sectors. The investment sector, similar to bitcoin, includes both private and professional investors who trade ether for speculative purposes. The retail sector involves users who buy ether to transfer it or to pay for transaction fees when transferring other crypto assets and interacting with dApps on the Ethereum Network. Retail users can also buy ether to pay for goods and services, though its adoption as a payment method is still in its infancy. The service sector, on the other hand, is expanding rapidly, with companies like Coinbase, Kraken, and Gemini providing essential services such as trading, payment processing, custodial solutions and staking. As Ethereum continues to evolve, the service sector is expected to grow, offering more sophisticated and varied services to accommodate the network’s increasing user base and its unique functionalities like smart contracts.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Centralized spot ether markets typically permit investors to open accounts with the trading platform and then purchase and sell ether via websites or through mobile applications. Prices for trades on centralized spot ether markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a centralized ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one Ethereum address to another Ethereum address on the Ethereum Blockchain or decentralized on-chain trading platforms. This latter process is an activity that occurs on the Ethereum Network, while the former is an activity that occurs entirely within the order book operated by the centralized spot market. The centralized spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum Blockchain. The centralized spot market ordinarily does not transfer ether to the investor on the Ethereum Blockchain unless the investor makes a request to the crypto asset trading platform to withdraw the ether in their account to an off-exchange ether wallet.

Outside of the spot markets, ether can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer ether-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price, often via phone or email, and then one of the two parties will initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets. In addition, ether futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially.

SOL (Solana Blockchain)

Solana is a smart contract platform enabling the creation of dApps such as DeFi, digital collectibles, and blockchain games. Its system comprises the Solana Network, the Solana Blockchain, the Solana Protocol and Solana Clients. SOL is the native crypto asset for the Solana system.

Solana uses PoS for network consensus but integrates Proof-of-History into its PoS mechanism to enable continuous block production. This allows Solana to skip over slow or unresponsive slot leaders without waiting for a full consensus round. Proof-of-History, despite common misconceptions, is not a standalone consensus algorithm. While Solana’s current consensus integrates Proof-of-History, the network could theoretically function without it by making minor adjustments to its implementation. Proof-of-History ensures consistent block production, with each validator independently verifying the sequence, eliminating the need for external time synchronization. Solana’s consensus algorithm, Tower BFT, leverages Proof-of-History’s synchronized clock computations to enhance performance and efficiency. This creates a universal clock across the network, allowing it to skip slots assigned to slow or unresponsive leaders. Validators can produce blocks continuously without waiting for previous blocks or undergoing a synchronous consensus round for each slot.

SOL does not have a fixed cap supply. It serves multiple purposes: (i) existing tokens are deposited as collateral (or stake) for users to join the network’s validation set and provide security, (ii) newly issued tokens are issued as rewards for validators operating the network, and (iii) existing tokens are the medium of exchange with which users pay for code execution on the platform, allowing them to interact with different applications and send assets from one place to another. Every SOL is fractionable to the smallest unit called Lamports, with its smallest fraction equal to 0.000000001 SOL each, named in honor of Leslie Lamport.

The Solana blockchain relies on two types of globally distributed nodes: Validators and Remote Procedure Call (RPC) nodes. Validators are voting consensus nodes, while RPC nodes are non-voting nodes. Validators vote to determine the validity of transactions until consensus is reached. Once validated, the on-chain state changes are applied, and the transactions are recorded in the Solana ledger for permanent storage. The RPC node then sends the response back to the client application. Solana’s governance relies on Solana Improvement Proposals (SIPs), which outline suggested network changes. Anyone can submit a SIP, but community support is crucial. Validators, developers, and stakeholders review proposals to reach consensus on updates that shape the blockchain’s future.

Solana offers faster and cheaper transactions compared to Ethereum, leading the space of alternative infrastructure platforms in crypto. As a general purpose smart contracts platform, Solana allows for the creation of diverse applications, including blockchain games, minting and transfer of dollar stablecoins and crypto payments through traditional methods. On March 18, 2025, SOL futures became available for trading in both a micro-sized (25 SOL) and a larger-sized contract (500 SOL) on CME, a CFTC-regulated marketplace.

XRP (XRP Ledger Blockchain)

XRP Ledger is an open-source, decentralized blockchain created in 2012 and is designed to facilitate rapid and cost-effective global payments. Its system comprises the XRPL Blockchain, the XRPL Protocol and XRPL Clients. XRP is the native crypto asset of the XRP Ledger system.

XRPL Ledger can process nearly 1,000 transactions per second, making it suitable for cross-border payments with very low transaction fees. It supports a variety of transaction types, including payments, escrows, trust sets, order book transactions, and payment channel transactions. The XRP Ledger uses a unique consensus protocol that ensures all users can agree on the ledger’s current state and the order of transactions. This protocol, known as the XRP Ledger Consensus Protocol, processes valid transactions without relying on a central operator, avoiding single points of failure. The network remains functional even if participants join, leave, or misbehave. If too many participants are unreachable or acting maliciously, progress halts instead of confirming invalid transactions. This consensus method avoids the resource-intensive competition seen in most other blockchain systems. The XRP Ledger Consensus Protocol aims to agree on a set of transactions for the next ledger version, apply them in order, and confirm that all participants reach the same result. Once this process is complete, the ledger version is considered validated and final.

XRP, as a crypto asset, serves as a bridge currency for financial transactions between different currencies and assets, granting access to the XRPL, which is designed to support a wide range of uses, including asset tokenization solutions and the issuance of digital currencies. XRP functions both as a crypto asset and as a security measure to prevent spam and malicious activity. Every XRP is fractionable to the smallest unit called Drop, and it has the same precision as a 64-bit unsigned integer where each unit is equivalent to 0.000001 XRP. It uses integer math, so that any amount less than a full drop is rounded down. XRP has a burning mechanism where a small fee is levied on each transaction, and this fee is permanently removed from the total supply. This explains why the total supply of XRP slightly differs from the maximum supply of 100 billion, with the current total at 99.98 billion.

XRP possesses a maximum supply cap of 100 billion coins, and there was no initial coin offering for XRP. Instead, XRP was created and distributed through a private sale, with Ripple Labs, the company behind the XRP Ledger, initially holding a significant portion of the total supply. XRP’s distribution was structured differently from typical ICOs, and no public token sale occurred at the time of its launch. The initial distribution of the pre-mined XRP tokens was allocated among Ripple, the company behind the XRP Ledger, its co-founders, and the core team. Out of the 100 billion tokens, Ripple received 80 billion, while the remaining 20 billion were assigned to the co-founders and core team. To maintain control over the supply, Ripple locked 55 billion of the 80 billion tokens it received. These locked tokens are periodically unlocked through monthly escrows.

Any changes affecting transaction processing or consensus must be approved by at least 80% of the network of validators. While Ripple Labs contributes to the network, its rights are the same as any other contributor. The XRP Ledger has over 150 validators, with more than 35 on the default Unique Node List (UNL), and Ripple operates only one of these nodes.

Recent advancements in programmability, coupled with successes in legal battles, have enhanced XRP’s public perception. However, the value of XRP is primarily influenced by factors such as demand in the global crypto market, market expectations for the adoption of the XRP Ledger as a novel payment network, the number of merchants accepting XRP, and the volume of peer-to-peer transactions involving the asset, among others. On May 20, 2025, XRP futures became available for trading on CME, a CFTC-regulated marketplace.

Ada (Cardano Blockchain)

Cardano is a blockchain platform designed for scalability, security, and sustainability, supporting smart contracts and decentralized applications. The Cardano system comprises the Cardano Network, the Cardano Blockchain, the Cardano Protocol, and Cardano Clients. Ada is the native crypto asset of the Cardano system.

Cardano uses the Ouroboros PoS protocol to maintain its Blockchain where each block contains transactions and data, cryptographically linked. The Protocol includes rules for transaction processing, block creation, and consensus. Cardano Clients run on distributed computers worldwide, which interact with the Network to maintain the Blockchain, validate transactions and execute smart contracts.

Ada is used to pay for transaction fees on the Network, as a peer-to-peer currency for value transfer, a unit of account with the ecosystem of applications, as the economic incentive for staking and participating in consensus, and within Cardano’s governance model where ada holders can vote on proposals. Every ada is fractionable to the sixth decimal place, with its smallest fraction equal to 0.000001 ada and called a “Lovelace.”

To participate in Ouroboros, ada holders can either operate staking pools and run Clients or delegate ada holdings to a staking pool. Over time, pool operators are selected to create blocks based on their share of the stake in the Network. Similarly to Bitcoin and Ethereum, network upgrades are managed through Cardano Improvement Proposals (CIPs), with significant updates like the implementation of smart contracts happening in September 2021 via the Alonzo upgrade and further enhancements in scalability such as the launch of the Hydra second layer in May 2023.

Ada possesses a maximum supply cap of 45 billion coins, whose distribution included an initial coin offering, in which participants bought ada using other crypto assets such as bitcoin and ether prior to the network’s genesis block, created in September 2017. Approximately 31.1 billion ada were initially distributed as follows: 648.2 million were assigned to the Cardano Foundation, 2.1 billion ada to EMURGO, 2.5 billion ada to IOHK, and 25.9 billion ada were sold to the public during the ICO. The remaining ada supply is distributed over time through staking rewards. When a stake pool successfully creates a block, it earns a reward to be shared among the pool’s operators and delegators. The reward consists of a base reward, a fixed amount of ada awarded for creating a block, and fees paid by users whose transactions are included in the block. In October 2025, the circulating supply of ada was approximately 36 billion coins.

To incentivize decentralization of the capital among staking operators, pools with a larger stake receive more opportunities to create blocks, but the reward distribution mechanism ensures that smaller pools can still be viable. There’s a saturation point beyond which additional stake in a pool does not yield additional rewards, encouraging the delegation of ada to multiple pools for a more decentralized network. A portion of the block reward is also allocated to a community treasury, which can be used for funding projects through Cardano’s governance system. While new ada is minted through staking rewards, the rate of issuance is designed to become increasingly less inflationary over time. This controlled inflation aims to balance incentivizing participation with maintaining the value of ada, with rewards from staking expected to decrease as more ada is staked, reducing the overall issuance rate.

Being a smart contracts platform, Cardano directly competes with networks like Ethereum and Solana, distinguishing itself with its academic approach to blockchain development, emphasizing peer-reviewed research. The network’s evolution, particularly in smart contract capabilities, positions ada as an integral part of Cardano’s broader ecosystem for decentralized applications. As such, the value of ada is determined, in part, by the supply of and demand for ada in the global crypto market, market expectations for the adoption of Cardano as a novel technological platform for dApps, the number of merchants that accept ada as a form of payment, the volume of peer-to-peer transactions involving the asset, among other factors.

AVAX (Avalanche Blockchain)

Avalanche is a scalable, interoperable blockchain platform designed for high throughput and low latency, supporting dApps, custom blockchains called subnets, and asset creation. The Avalanche system comprises the Avalanche Network, the Avalanche Blockchain, the Avalanche Protocol, and Avalanche Clients. AVAX is the native crypto asset of the Avalanche system.

Avalanche utilizes a novel consensus protocol known as the Avalanche Consensus, a novel implementation of PoS based on repeated sub-sampling of validators to reach consensus quickly, offering speed and scalability over other PoS variants. The Avalanche Protocol governs how transactions are validated, blocks are created, and consensus is achieved across three primary blockchains: the X-Chain for asset creation, the C-Chain for creation of smart contracts compatible with the Ethereum Virtual Machine (EVM), and the P-Chain for coordinating validators and subnets (to be defined below).

Nodes on the network run clients to validate transactions and maintain the network, categorized into types based on their roles within the three chains. It’s possible to use Avalanche to create customizable blockchains known as subnets, allowing for private or public networks with their own set of validators, enhancing scalability and customization for specific applications. Network upgrades are managed through Avalanche Improvement Proposals (AIPs), with updates focusing on improving network functionality, interoperability, and performance.

AVAX is used to pay for transaction fees on the Network, as a peer-to-peer currency for value transfer, a unit of account with the ecosystem of applications, and as the economic incentive for staking and participating in consensus. AVAX is also used for creating and interacting with subnets. Every AVAX is fractionable to the ninth decimal place, with its smallest fraction equal to 0.000000001 AVAX and called a nanoAVAX or nAVAX.

AVAX has a maximum supply cap of 720 million tokens, and a portion of transaction fees is burned, introducing a deflationary mechanism that reduces the circulating supply over time. In September 2020, 360 million coins were minted at network’s genesis, and the other half of the AVAX tokens are minted over time as a reward to validators securing the system. The initial supply was primarily distributed to the Avalanche Team, the Avalanche Foundation, the community and development endowment, strategic partnerships; publicly sold in an ICO, privately sold, or sold in a seed round; or airdropped to early users of the ecosystem. Most of this initial distribution was subject to vesting schedules, fostering long-term commitment of the entities involved in the launch of Avalanche. Transaction fees on Avalanche are not reverted to validators but rather burned, being permanently removed from the asset’s circulating supply. The issuance of new AVAX is governed by dynamic parameters, which over time determine the future supply expansion rate subject to the asymptotic maximum cap.

Avalanche competes directly with networks like Ethereum, Solana and Cardano, standing out due to its focus on speed, scalability, and the ability to create customized subnets, aiming to offer a platform where developers can build in a more flexible and efficient environment compared to other blockchain ecosystems. The value of AVAX is determined, in part, by the supply of and demand for AVAX in the global crypto market, market expectations for the adoption of Avalanche as a novel technological platform for dApps, the number of merchants that accept AVAX as a form of payment, the volume of peer-to-peer transactions involving the asset, among other factors.

Litecoin (Litecoin System)

Litecoin is a decentralized, open-source blockchain designed for peer-to-peer transactions. Its system comprises the Litecoin Network, the Litecoin Blockchain, the Litecoin Protocol, and Litecoin Clients. The native crypto asset of the Litecoin system is litecoin (LTC).

The Litecoin system was created as an alternative to the Bitcoin System with a block time of 2.5 minutes (rather than Bitcoin’s 10 minutes) and a different proof-of-work mining algorithm called Scrypt. Scrypt was intended to be more memory-intensive, making it less susceptible to mining using application-specific integrated circuits (ASICs) and promoting a more decentralized block creation process. The Litecoin Blockchain records all transactions in blocks, with each block linked to all its predecessors via a strong cryptographic tie created by its proof-of-work consensus mechanism. Clients allow users to interact with the Litecoin Network to send value and miners to generate proof-of-work and append new blocks to the Litecoin Blockchain. Litecoin Network upgrades are managed through Litecoin Improvement Proposals (LIPs), with updates focusing on enhancing privacy, scalability, and security. In particular, Litecoin has served as a testing ground for Bitcoin innovations, such as SegWit (described below) and the Lightning Network, emphasizing its role in the broader crypto asset ecosystem as both a currency and a platform for technological experimentation.

LTC is used in peer-to-peer transactions to pay for goods and services, stored for future use, or converted to government-backed currency such as the U.S. dollar. It has a maximum supply cap of 84 million coins, with every LTC fractionable to the eighth decimal place, and its smallest fraction equal to 0.00000001 LTC and called a “Litoshi” (analogously to Bitcoin Satoshis).

To make sure that the creation of blocks and thus the issuance of new LTC occur on average every 2.5 minutes, the Litecoin system also possesses a built-in difficulty adjustment that tunes the cost of generating a valid proof-of-work every interval of 2,016 blocks — approximately every 3.5 days (against Bitcoin’s approximate 14 days difficulty periods) — starting from its genesis block, which was mined on October 7, 2011. Newly-issued LTC is the primary incentive for miners to keep appending blocks to the Blockchain. In addition, users of the Network can pay miners with additional LTC to prioritize their transactions, with fees typically lower in comparison to the ones on Bitcoin due to Litecoin’s design for faster and cheaper transactions.

The value of LTC depends on its supply (which is limited to 84 million), and demand for LTC in the markets for exchange that have been organized to facilitate the trading of the asset. The supply of LTC follows a predefined issuance schedule. After every 840,000 mined blocks, the issuance of LTC per block is reduced in half. Litecoin’s mining subsidy started at 50 LTC per mined block and remained constant until the first halving in August 2015 (at 840,000 blocks), dropping the mining subsidy to 25 LTC. The second halving occurred in August 2019 (at 1,680,000 blocks) setting the subsidy per block to 12.5 LTC. The third halving occurred in August 2023 (at 2,520,000 blocks), setting the subsidy per block to 6.25 LTC until height 3,359,999. In October 2025, the circulating supply of LTC was approximately 76 million coins.

LTC is considered a direct competitor to bitcoin as a crypto asset for digital payments given its goal of improving upon bitcoin by offering faster transaction confirmation times and a different proof-of-work algorithm to potentially have a more decentralized set of miners. Nonetheless, while LTC also possesses a very strict monetary policy, its market perception as an emerging digital store of value is not as relevant or consolidated as is the case of BTC. Therefore, the value of LTC is determined, in part, by the supply of and demand for LTC in the global crypto market, market expectations for the adoption of Litecoin as novel payment network, the number of merchants that accept LTC as a form of payment, the volume of peer-to-peer transactions involving the asset, among other factors.

DOT (Polkadot Network)

Polkadot is an online, decentralized, distributed computing platform that operates on a peer-to- peer basis. The Polkadot system includes the Polkadot Network, Relay Chain, which is a decentralized protocol that secures, connects, and coordinates every chain, independent Parachains, and Bridges. The native crypto asset of the Polkadot system is DOT. Unlike bitcoin, there is no maximum amount of DOT that may be outstanding. DOT is divisible to up to ten decimal places into shares named “Plancks.”

Polkadot is designed to be a base layer platform that will enable future developers the ability to build a wide variety of decentralized applications, as well as to seamlessly connect with existing non-Polkadot blockchains such as Bitcoin or Ethereum. Decentralized applications are applications that are designed to run without a middleman between the developer and the user. Polkadot’s main feature is a sharded blockchain protocol. Conventional “homogenous” sharding is a way to distribute the burden of computation involved in processing the blocks of a blockchain. When sharded, portions of the distributed ledger are broken down further and distributed to additional computers for faster processing of a single chain. Heterogeneous sharding, on the other hand, is unique to Polkadot. Heterogeneous sharding allows an entire network of blockchains to distribute the workload as shards but to operate together in a single ecosystem. This gives developers scale, while still preserving a high degree of flexibility to customize features. This flexibility allows for blockchains built on the Polkadot protocol to optimize for their own use cases.

To accomplish heterogeneous sharding, Polkadot employs three types of blockchains that combine into one entity. The first type of Polkadot blockchains are multiple, purpose-built chains that run in parallel, named Parachains. Parachains are where the future independent blockchains for decentralized applications will be built and operate. These “sovereign” chains can be created by developers using an already existing toolkit named Substrate (developed by Polkadot’s corporate entity, Parity). Substrate’s turnkey nature reduces project development time substantially, making the Polkadot Network more attractive and therefore more valuable. Parachains can have their own native tokens and governance outside of DOT, but Parachains rely on the Polkadot system and DOT token for security and operability.

The second Polkadot blockchain is the Relay Chain acting as a base layer that connects all the Parachains together. The Relay Chain validates the state transition of all the connected Parachains. It is also what allows the Parachains to stay heterogeneous. By offloading the consensus work and block building to the Relay Chain, individual Parachains sacrifice less functionality and gain scale from parallel transactions that can be done on the latent capacity around the chain. Also, importantly, the Relay Chain facilitates cross communication between Parachains. Akin to the ARPAnet for the early internet, Polkadot harmonizes blockchain communications to allow data to move independently, facilitating the creation of large numbers of currently unworkable decentralized applications. The Polkadot system uses the Relay Chain as a heterogeneous, multi-chain to ensure the secure transfer and authenticity of each DOT and hosts the public transaction ledger. The Relay Chain is a decentralized digital file, or ledger, that contains all the records of DOT and is stored in multiple copies globally on the computers of users of the Polkadot Network. The Relay Chain is public and accessible to all, and includes a record of every DOT, every transaction in DOT in order and every public address on the Polkadot Network. Every computer on the Polkadot Network is a “node,” and collectively all of the nodes ensure that each new transaction in DOT adheres to certain rules before it is added to the Relay Chain.

Transaction data is permanently recorded on the Relay Chain in data files called “blocks,” which reflect transactions that have been recorded and authenticated by Polkadot Network participants. Each newly recorded block of transactions refers back to and “connects” with the immediately preceding recorded block in the ledger. Each new block records outstanding DOT transactions, and outstanding transactions are settled and validated through such recording. Although there are size limits to each block, the Relay Chain is designed to represent a complete, transparent, secure and unbroken history of all the transactions that have occurred on the Polkadot Network. The Polkadot Network and associated software programs can view the Relay Chain to determine the exact balance, if any, of DOT associated with any public address listed on the Relay Chain.

The third Polkadot blockchains, are Bridges, which allow Parachains to interact with external blockchains like Ethereum or Bitcoin Blockchain, although with some limitations. Due to the nature of decentralized technology, there will not be one blockchain to run all applications, yet there should not be a constellation of blockchains, all in the same universe but galaxies apart. The interoperability of Polkadot is therefore a notable feature.

Polkadot Network uses a “Nominated PoS” algorithm, in which “nominators” can delegate their tokens to trusted validators, giving them voting power in selecting validators while spreading security responsibilities across the network.

The Polkadot Network launched with its proof of concept software release in May 2018, and Polkadot’s first live and operational blockchain candidate was launched in May 2020. This was the first step in a multi-stage deployment per the project’s planned roadmap. This first version of Polkadot used a Proof of Authority consensus mechanism managed by six validators in the Web3 Foundation. In June 2020, the Web3 Foundation started the initial validator election process to transition the network to a Nominated PoS consensus mechanism. This started the process of allowing DOT token holders from the fundraise the ability to stake DOT with newly elected validators. In July 2020, the Web3 Foundation used its “superuser” key to upgrade the network and unlock full governance authority. Shortly thereafter, the newly formed governance council removed the Web3 Foundation’s “superuser” privileges, allowing for the network to become permissionless. Then, in August 2020, DOT token transfers were unlocked.

In the October 2017 fundraise of DOT, 10 million DOT were created and reportedly distributed as follows: 50% allocated to 2017 token sale investors; 5% allocated to the 2019 private sale investors; 3.4% allocated to 2020 token sale investors; 11.6% retained by the Web3 Foundation for future fundraising efforts; and 30% allocated to the Web3 Foundation for operating expenses used to develop Polkadot.

DOT is stored on a blockchain and is linked to a unique digital address, or wallet, that is associated with a public key and a private key. Ownership of DOT is established by recording on the Relay Chain the unique address and the amount of DOT held. The wallet thus holds the cryptographic keys associated with DOT, rather than the DOT itself. A Polkadot wallet is tied to Polkadot network functions, like participating in governance, contributing to crowdloans, and staking.

DOT is mainly used for the functional mechanisms of the Polkadot Network. The DOT serves five primary functions: governance over the Polkadot Network, allowing for interoperability between Parachains and Bridges, as the gas token of the Polkadot Network, staking for network operations and bonding for Parachains to secure a spot on the Relay Chain. When messages are sent between two blockchains on the network, DOT is used to pay for fees. DOT holders are also responsible for managing significant events by voting on protocol upgrades and fixes. The token also ensures that network participants act in a manner that does not damage the network by putting capital at risk. In order to provide an incentive to participate in the operation of the Polkadot Network, participants who perform their delineated roles in validating transactions are awarded DOTs. Unlike tokens generated by mining on blockchains that use a Proof-of-Work consensus algorithm, the Polkadot Network uses a PoS algorithm.

Dogecoin (Dogecoin Blockchain)

Dogecoin Network is a peer-to-peer, decentralized network of computers that operates on cryptographic protocols. The Dogecoin Blockchain is the decentralized ledger upon which Dogecoin transactions are processed and settled, serving as the underlying technology of the Dogecoin Network. No single entity owns or operates the Dogecoin Blockchain, the infrastructure of which is collectively maintained by a decentralized user base. Dogecoin is the native crypto asset of the Dogecoin system. The supply of Dogecoin is intentionally unlimited, with thousands of Dogecoins introduced regularly rather than a capped limit.

The Dogecoin Network allows people to exchange tokens of value, Dogecoin, which are recorded on the Dogecoin Blockchain. The Dogecoin Network is based on a shared public ledger, the Dogecoin Blockchain, similar to the Bitcoin network. However, the Dogecoin Network differentiates itself from other crypto asset networks in that its stated primary function is community-driven and widely used for tipping and microtransactions, rather than serving as a store of value. The Dogecoin Network is designed to be a fast and accessible peer-to-peer payment system. As a result, the Dogecoin Network and Dogecoin aim to improve the ease and affordability of transferring value while fostering a fun and inclusive community around the crypto asset.

Dogecoin was originally developed by software engineers as a lighthearted take on the rapidly emerging crypto asset market in 2013. They believed that existing crypto assets at the time, such as Bitcoin, had overly grandiose goals to “change the world,” and launched Dogecoin as a fun, community-driven, and lighthearted alternative. The project adopted a popular internet meme – a photograph of a Shiba Inu dog named Kabosu, as its brand image and mascot, and chose the name “Dogecoin” in reference to the dog as a way of emphasizing the fun and friendly aspects of the project. The use of an internet meme as inspiration for the project later caused users to refer to Dogecoin as a memecoin and sparked the creation of many competitor memecoins.

Built on the framework of Litecoin Blockchain, Dogecoin Blockchain uses a simplified and energy-efficient proof-of-work mechanism using the Scrypt algorithm, which allows for faster transaction processing compared to Bitcoin Blockchain. Relative to Bitcoin, which utilizes the SHA-256 cryptographic algorithm, the Dogecoin Blockchain is optimized for speed, processing transactions in approximately one minute, as opposed to approximately 10 minutes for bitcoin, and is energy-efficient compared to many other blockchain systems. The fast settlement times are useful for microtransactions and everyday payments. The Dogecoin Blockchain also has scalability, capable of handling significant transaction volumes without significant delays and low transaction fees. Dogecoin reportedly also had a “fair launch,” which means that no single person or entity received grants of Dogecoin prior to the launch; instead, all new Dogecoin has been earned in the market through mining activity.

Transactions are validated on the Dogecoin Blockchain by a network of independent nodes. These nodes participate in securing and updating the ledger through a proof-of-work mechanism. Any participant can run a node to validate transactions and contribute to the health and integrity of the network. Unlike permissioned systems, the Dogecoin Blockchain operates in a fully decentralized and permissionless manner, allowing anyone to join and participate in the network without requiring approval or relying on trusted entities.

The process begins when a user submits a transaction to the Dogecoin Network. The submitted transaction is broadcast to nodes within the network. Miners, who act as validators, then group transactions into blocks and compete to solve a computational puzzle as part of the proof-of-work process. The first miner to successfully solve the puzzle adds their block of transactions to the blockchain. Once a block is added, it is shared with all nodes in the network, which validate the new block and ensure that it conforms to the blockchain’s rules. This decentralized process ensures the accuracy and security of the Dogecoin Blockchain.

Notably, Dogecoin miners may engage in “merged mining” with the Litecoin network, because Dogecoin and Litecoin use the same Scrypt-based proof-of-work consensus mechanism. Merged mining occurs when a single miner mines blocks on two chains at once. The process allows the smaller chain to benefit from the security of the larger chain, but can introduce risks of centralization and conflicts of interest.

Before engaging in Dogecoin transactions, a user generally must first install Dogecoin wallet software on their computer or mobile device. This software allows the user to generate a private and public key pair associated with a Dogecoin address. The Dogecoin wallet enables the user to connect to the blockchain and transfer Dogecoin to, and receive Dogecoin from, other users. Each Dogecoin address, or wallet, is associated with a unique public key and private key pair.

Dogecoin can be held in various types of wallets, including hardware wallets, software wallets, and custodial wallets. A wallet stores the private keys that control the account on the Dogecoin Blockchain. The private key is essential for signing transactions on the blockchain. Whoever possesses the private key associated with a Dogecoin account effectively controls the Dogecoin held by that account.

However, if a user loses or deletes their private key, they may permanently lose access to the Dogecoin in the associated wallet.

When sending Dogecoin, the user’s wallet software must validate the transaction with the private key. This digitally signed transaction is then broadcast to the Dogecoin Network, where miners validate and confirm it through the proof-of-work process. Since every computation on the Dogecoin Network requires processing power, there is a small transaction fee paid by the sender. This fee ensures that the network remains efficient and incentivizes miners to process transactions.

Some Dogecoin transactions are conducted “off-blockchain” and are therefore not recorded on the Dogecoin Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding Dogecoin or the reallocation of ownership of certain Dogecoin in a pooled-ownership digital wallet, such as a wallet owned by a crypto asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the Dogecoin Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not true Dogecoin Network transactions, as they do not involve the transfer of transaction data on the Dogecoin Blockchain and do not reflect the movement of Dogecoin between addresses recorded on the ledger. For these reasons, off-blockchain transactions are subject to risks. Any such transfer of Dogecoin ownership is not protected by the protocol underlying the Dogecoin Blockchain and is not recorded or validated through the blockchain’s decentralized ledger mechanism.

HBAR (Hedera Network)

The Hedera Network is a public distributed ledger technology network that enables people to interact and transact online efficiently and securely without the need for third-party companies, which often collect and sell their users’ personal information. The purpose of the Hedera Network is to provide a stable, trustworthy network for a wide variety of decentralized, enterprise-grade applications. Although the primary purpose of the Hedera Network is not to operate a payments system or store of value, like most public DLT networks, the Hedera Network requires a crypto asset to properly operate and incentivize consensus and behavior on the DLT network. HBAR is the native crypto asset of the Hedera Network. HBAR are used to power decentralized applications, build peer-to-peer transactional models, and protect the network from malicious actors.

The Hedera Network works through a type of distributed consensus technology based on the “hashgraph” consensus algorithm. The combination of the consensus algorithm and corresponding data structure of the Hedera Network is different from most other prominent DLT networks that are based on blockchain technology.

Like blockchains and other DLTs, the Hedera Network allows online communities to create a shared, trustworthy database without the need for third-party intermediaries. Other DLT networks face trade-offs between performance and security (if they are faster, they are less secure; if they are more secure, they are forced to slow down). In contrast, according to Hedera, hashgraph based transactions are processed at speeds that can be orders of magnitude faster than on a blockchain, and offers higher levels of security needed for distributed networks.

According to Hedera, developers and enterprises can use the Hedera Network’s services (crypto assets, smart contracts, file, and Hedera Consensus Service) to create applications that run on top of the network. The Hedera Network supports the potential for an exceptionally wide range of applications — from music-streaming services to pharmaceutical supply chain management to energy microgrids to multi-player online games.

The Hedera Network is built on the hashgraph distributed consensus algorithm, invented by Dr. Leemon Baird and subsequently patented by Swirlds, Inc. in 2016. Swirlds has granted to Hedera an exclusive non-transferable, perpetual right and license to using hashgraph technology for the limited and sole purpose of making the Hedera Network. The hashgraph data structure and consensus algorithm provides a novel platform for distributed consensus.

The Hedera Network is governed by the Hedera Governing Council (Hedera Council), a rotating group of global organizations that span across multiple industries and geographies. The primary responsibilities of Hedera Council members are to: (i) participate in the governance of the Hedera Network; and (ii) host and maintain a node on the Hedera Network. Hedera Council members contribute their expertise and experience in Hedera Council deliberations and decision-making relating to software updates, Hedera Treasury management, network pricing, regulatory compliance, and other key governance matters.

Each Hedera Council member holds an equal ownership interest in the Hedera Network and has equal voting rights on governance matters. The Hedera Council membership does not confer any economic interest in Hedera, such as rights to dividends or a share of profits. Other than Swirlds, Inc. (which has a permanent Hedera Council seat), each Hedera Council member is term-limited to two consecutive three-year terms, and members will accordingly rotate on and off the Hedera Council. The Hedera Council also votes on proposals to upgrade the Hedera Network software and other features, although the source code and protocols for the Hedera Network are capable of being developed in an open- or closed-source environment for distributed applications.

One central difference between hashgraphs and blockchains is the way that they add transactions to their respective distributed ledgers. Generally on a blockchain, blocks with records of transactions are added to the data-chain one after the other to create a history of the network’s data. If two miners create blocks simultaneously, the blockchain will momentarily fork and the network’s nodes will choose to continue adding to the longest chain, abandoning the shorter chain. The sequential order must be maintained for the network to function and to ensure the ledger consists of just one chain of blocks.

Hashgraphs also package transactions into blocks, but unlike on a blockchain, all hashgraph blocks are added to the distributed ledger, regardless of their order or circumstance – none are discarded. The hashgraphs are all used to create a more complete picture of the network’s transactional data. The resulting structure is called a Directed Acyclic Graph and one of the primary advantages over blockchains is that they can reduce the data size per transaction, thereby lowering costs, increasing speed, and ultimately achieving higher levels of scalability.

To achieve consensus on the network’s transactional data, hashgraph functions to calculate a fair order of transactions in a decentralized environment. One of the major differentiators is the degree to which individuals or small groups are prevented from manipulating the order, ensuring fairness.

Hashgraph uses “gossip about gossip” and virtual voting in order to bring the network to consensus on the timestamp of any event with efficiency of bandwidth usage without centralizing around any entity or group of entities. Nodes continuously communicate all the information they hold about transactions to other nodes at random via gossip protocol. Every time two nodes come in sync, each node marks the completion of the sync with an “event.” An event is a data structure that is stored in the network’s memory and comprises a timestamp, transactions, two hashes of the last of each node’s events, and a cryptographic signature. Hashgraph calculates timestamps via automated virtual voting such that consensus is collectively arrived at by all nodes.

HBAR enables any holder of the asset to pay for utility provided by the network, and also ensures security of the network through the process of staking (tying influence within virtual voting to the amount of coin held). This also protects the network from malicious actors through a staking mechanism similar to PoS, by using HBAR as a scarce resource.

Gossip between the network nodes is the same speed regardless of which node submitted the transaction and cannot be increased by paying more for a given transaction. This differs from other public network models which allow applications to pay more for their transactions to be processed first. Similarly, because there is no concept of leaders in the consensus, no small subset of nodes can collude to unduly influence the consensus order in their own favor. This helps the hashgraph consensus algorithm achieve asynchronous Byzantine Fault Tolerance, which enables honest nodes of a network to agree on the timing and order of a set of transactions fairly and securely without a centralized authority.

Transactions are propagated to the network and come to final consensus in a matter of seconds. If an application is worried about a single node holding back from sending the transaction to the rest of the network then they can submit to multiple nodes. In this scenario then only the first transaction to reach consensus would be kept and the others would be ignored.

HBAR serves two vital purposes. First, it is used as a mechanism to secure the network against cyberattacks through the Hedera Network’s distributed consensus process. Additionally, it provides the “fuel” that incentivizes and pays for the computing resources necessary to enable the Hedera Network.

The Hedera Network was launched in August 2018. At that time, the network’s total fixed supply of HBAR of 50 billion HBAR was minted and placed into a Hedera Treasury account. The Hedera Treasury consists of multiple cryptographically secure, multi-signature accounts. HBAR can be transferred out of a Hedera Treasury account only after a transaction is cryptographically signed by a majority of the Hedera Council members. This ensures that control over the network’s crypto assets remains decentralized and vested in large, trustworthy entities.

Hedera’s HBAR release plan calls for a slow, measured release of HBAR out of the Hedera Treasury. Hedera’s strategy behind this schedule is to release HBAR from the Hedera Treasury such that the growth of circulating supply is commensurate with the adoption and use of the Hedera Network. Hedera’s strategy regarding the number of HBAR in circulation may change depending on several factors, including (but not limited to) accelerated or diminished demand for services on the network, network security considerations, efforts to provide incentives or support to developers and others who will encourage use of the network, and as may be needed based on regulatory considerations.

Bitcoin Cash (Bitcoin Cash Network)

Bitcoin Cash (BCH) is a crypto asset created and transmitted through the operations of the peer-to-peer Bitcoin Cash Network. There are several key features of the Bitcoin Cash Network.

BCH was created as a result of a fork of the Bitcoin blockchain. In July 2017, bitcoin miners implemented a software upgrade known as BIP 91, which activated the Segregated Witness (SegWit) upgrade at block 477,120. SegWit was sought to enable second-layer solutions on bitcoin, such as the Lightning Network. Several developers, miners and other participants on the Bitcoin blockchain opposed the proposed SegWit upgrades designed to increase bitcoin’s capacity; these stakeholders pushed forward alternative plans which would increase the block size limit to eight megabytes through a hard fork.

The Bitcoin Cash fork occurred in August 2017, at block 478,559. Up to the previous block (478,558), the bitcoin and Bitcoin Cash blockchains were identical. This means that anyone who owned one bitcoin at the time of the fork automatically owned one unit of Bitcoin Cash. The technical difference between Bitcoin Cash and bitcoin at the time of the fork is that Bitcoin Cash supports larger block sizes. This allows the Bitcoin Cash blockchain to process more transactions per second compared to bitcoin.

Bitcoin Cash was the first of the bitcoin forks. In November 2018, Bitcoin Cash further split into two separate crypto assets: BCH and Bitcoin Satoshi Vision. In November 2020, there was a second contested hard fork where the leading node implementation, BitcoinABC, created BCHA (now dubbed “eCash” or “XEC”).

LINK (Chainlink Network)

LINK is issued through a smart contract on the Ethereum Blockchain as an ERC-677 token and serves as the native digital currency for the Chainlink Network. Chainlink Network is a decentralized oracle network built on the Ethereum Network. LINK relies on the Ethereum Network for key functionalities such as storage, transfer, and usage.

LINK was created by Chainlink Labs, formerly known as SmartContract.com, a company founded in 2014 to create a bridge between external data and public blockchains. In 2017, Chainlink Labs introduced the Chainlink Network, aimed at linking real world data and public blockchains by connecting smart contracts to off-chain data for markets, events, and data and supporting major market infrastructures, financial institutions, and DeFi protocols. The Chainlink Network relies on a series of decentralized data providers (oracles) nodes that furnish data to blockchains, most notably the Ethereum Blockchain. The initial funding for Chainlink occurred in September 2017 when Chainlink Labs raised $32 million by selling 350 million LINK to the public. In total, one billion LINK were issued, which was the maximum supply. Chainlink Labs exerts significant influence over the direction of the development of the Chainlink Network. However, the Chainlink Network and its associated infrastructure are not owned or operated by any single entity. Rather, the underlying protocols and services are maintained and operated by a decentralized community of participants, including developers, node operators, and data providers.

The Chainlink Network consists of three main blockchain components: oracle selection, data reporting, and result aggregation.

Oracle Selection: Oracles are entities that connect blockchains to external systems and enable smart contracts to execute based on inputs and outputs from on-blockchain and off-blockchain data sources. A user looking for oracles specifies the requirements in a service level agreement (SLA). SLA parameters include the desired number of oracles, the desired reputation of the oracles, and the types of requested data. A reputation contract tracks service-provider performance metrics.

Data Reporting: Once the SLA has been finalized, off-chain oracles execute and report data back to the blockchain to be utilized by the user. The Chainlink Network includes nodes that acts as a bridge between off-chain data and the Ethereum blockchain.

Result Aggregation: Once the oracles reveal their results, an aggregating contract analyzes the results and reports to the reputation contract. Results are evaluated on the timeliness and correctness of data delivery. Detecting incorrect results is a unique problem for each data feed. For this reason, each purchaser may specify a customized contract to verify the data. These results feed into the reputation system which helps future users evaluate the data providers.

LINK is used as a payment token within the Chainlink ecosystem and a component of the network’s security through staking. The LINK token is used to pay Chainlink node operators for oracle services. For a smart contract on Ethereum to use a Chainlink node, it will have to pay using LINK. Chainlink nodes may also stake LINK as collateral as a way of insuring the data delivery service. This staking as collateral function is an optional feature of LINK that allows operators the ability to earn additional income.

The Chainlink Network also offers a fee model where off-chain and on-chain revenue from Chainlink ecosystem adoption is converted to LINK tokens. To reduce payment friction and accelerate adoption, the Chainlink ecosystem allows users to pay for Chainlink services using their preferred form of payment, including on-chain tokens and off-chain fiat payments. These payments are then programmatically converted into LINK tokens using decentralized exchange infrastructure and stored in a strategic Chainlink Reserve.

Lumen (Stellar Network)

Lumen is the native token of the Stellar Network. The Stellar Network’s intended function is to allow users or businesses to conduct cross-currency transactions securely and quickly. In addition, the Stellar Network also offers a decentralized exchange for the creation and trading of tokenized assets which track the price of foreign currencies or stablecoins such as USDC.

Stellar was created in 2014 by a team of scientists, advisers, and engineers of the Stellar Development Foundation (SDF). The Stellar Network was not created through a fork of the Ripple network, but it does share several similarities with the Ripple network. For example, the Stellar Network initially employed the Ripple Protocol Consensus Algorithm as its consensus mechanism, which was replaced with the Stellar Consensus Protocol as a result of a fork of the Stellar blockchain and subsequent upgrade.

The Stellar Ledger uses a consensus mechanism called the Stellar Consensus Protocol which is an implementation of the Federated Byzantine Agreement pioneered by Ripple, which is similar to PoS, but does not include staking rewards or incentives. Instead, the Federated Byzantine Agreement is a consensus mechanism where nodes independently decide which other nodes to trust for information. Lumens transactions are resolved around every six seconds, which is faster than Bitcoin’s block production, which are resolved around every 10 minutes.

Lumens serve multiple purposes. Lumens are needed for transaction fees and minimum balances on accounts on the Stellar Network in order to prevent people from overwhelming the network and to aid in transaction prioritization. This fee prevents users with malicious intentions from flooding the network. Lumens also serve as a security measure that mitigates Denial-of-Service attacks that attempt to generate large numbers of transactions or consume large amounts of space in the Stellar Ledger. Similarly, the Stellar Network requires all accounts to hold a minimum balance of lumens, which incentivizes users to declutter the Stellar Ledger by eliminating abandoned accounts, thereby ensuring that all accounts are likely to have economic utility on the Stellar Network. Lumens may also facilitate multi-currency transactions when there is a liquid market between lumens and each currency involved, allowing for liquidity providers to use lumens to transfer value between two currencies, instead of working across several currency pairs.

SDF oversaw the creation of all of the lumen in existence and, as part of its custodial mandate, continues to oversee how the vast majority of lumen are distributed. Initially, 100 billion lumen were created by SDF and were required to be distributed as follows: (i) 50% to individuals, (ii) 25% to partners such as businesses, governments, institutions, or nonprofit organizations that contribute to the growth and adoption of the Stellar Network, (iii) 19% to Bitcoin holders and 1% to XRP holders in giveaways conducted in October 2016 and August 2017 and (iv) 5% reserved for SDF operational expenses. In November 2019, SDF removed, or “burned,” approximately 55 billion of the approximately 105 billion of lumen total supply, and, as a result, SDF held more than 50% of the supply. In addition, lumens may be burned when spent to process Soroban smart contract transactions. Supply increases by a fixed inflation rate of 1% per year ceased pursuant to a Stellar community vote in October 2019. The lumen supply is capped as the Stellar Protocol determined that no further lumen could be created.

Shiba Inu (SHIB)

Shiba Inu (SHIB) is a crypto asset created in August 2020 by an anonymous entity called “Ryoshi.” SHIB is an Ethereum-based crypto asset and memecoin (considered by many to be a meme-inspired project based on the Dogecoin meme featuring the Shiba Inu dog as its mascot). To improve efficiency, the community developed Shibarium, a Layer-2 blockchain built on Ethereum, designed to reduce transaction costs and increase throughput. SHIB is designed to be used as a medium of exchange and store of value. SHIB had a total supply of one quadrillion tokens.

SHIB is the most widely available of four principal types of tokens that form part of the SHIB ecosystem. SHIB can be exchanged with any of the ERC20 tokens of the Ethereum ecosystem. The three other tokens include: (1) Leash, with a total supply of only 107,646 tokens; (2) Bone (BONE), with a total supply of 250 million tokens and only available on the decentralized exchange ShibaSwap. BONE is a governance token that will allow Shiba Inu users and developers (the “ShibArmy”) to vote on proposals. The more BONE users possess, the more weight their vote will carry in the decision process of future projects. (3) TREAT is the Transactional Rewards for Engagement and Access Token, serving as the Shiba Inu ecosystem’s key reward mechanism and gateway to exclusive features and opportunities.

The SHIB ecosystem supports projects such as an non-fungible token art incubator and the development of a decentralized exchange called ShibaSwap. Developed by Shytoshi Kusama, ShibaSwap is the primary DeFi platform within the Shiba Inu ecosystem. ShibaSwap was launched in 2021, based on decentralized exchanges such as SushiSwap and Uniswap. ShibaSwap is designed to boost the utility of the SHIB tokens, offering a range of typical DeFi tools. Users can trade tokens, deposit in liquidity pools, stake their coins, and vote on ShibaSwap governance proposals. These functions are handled by smart contracts on the Ethereum blockchain, which allows users to trade any supported ERC-20 token directly with other users.

Users who add their tokens to a liquidity pool are termed to be “digging” for BONE token rewards. “Diggers” create ShibaSwap Liquidity Provider (SSLP) tokens and deposit them into a liquidity pool. These tokens represent each digger’s share in the trading pool and can be used to claim BONE rewards. The more liquidity a digger provides and the longer SSLP tokens are left in the pool, the more rewards the digger can potentially earn. This incentivizes users to contribute to ShibaSwap’s liquidity and decentralization, which helps stabilize the tokens’ prices and ensure smooth trading.

“Bury” is ShibaSwap’s term for staking, another key feature of the platform. “Buried” tokens are temporarily removing them from circulation. In return for this, stakers earn rewards in the form of additional tokens. On ShibaSwap, SHIB, Leash, and Bone tokens can all be “buried.” Once buried, these tokens earn returns paid out in a wrapped version of the staked tokens. For instance, if Leash or SHIB tokens are staked, stakers receive xLEASH or xSHIB in return. The rewards for burying tokens are distributed weekly, but only one-third of the rewards can be claimed immediately. The rest are locked up and vested over six months.

SUI (SUI)

SUI is a crypto asset that is created and transmitted through the operations of the peer-to-peer Sui Network, a network of computers that operates on cryptographic protocols. No single entity owns or operates the Sui Network, the infrastructure of which is collectively maintained by a broad user base. The Sui Network allows people to exchange tokens of value, called SUI, which are recorded on a public transaction ledger known as a blockchain. SUI can be used to pay for transaction fees and network operations, including computational power on the Sui Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on crypto asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Sui Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create crypto assets other than SUI on the Sui Network. Smart contract operations are executed on the Sui blockchain in exchange for payment of SUI. Like the Ethereum network, the Sui Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Sui Network primarily uses a delegated proof-of-stake consensus mechanism to incentivize SUI holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work.

Unlike many other smart contract platforms that batch transaction into blocks, Sui validators individually validate transactions. Sui uses “Narwhal” and “Bullshark” as its memory pool and consensus engines, respectively, which complement proof-of-stake by allowing transactions performed on Sui to be verified and executed in parallel, rather than sequentially like in prominent blockchains like Bitcoin and Ethereum. Under Narwhal, instead of a proposing validator broadcasting all transactions in a block to the other validators, the proposing validators send references to transactions that other validators have already received in their local memory pools. These memory pools serve as logs of unprocessed transactions awaiting verification and execution on a blockchain. The transaction data can thus bypass the full consensus process, removing the large data transmission step which often impedes proof-of-stake consensus and introduces latency. Further unlike traditional blockchains, which add transactions in a single, linear sequence, Bullshark uses a structure whereby each transaction points to multiple previous transactions, allowing many transactions to be processed at the same time. The purpose of Narwhal and Bullshark is to increase scalability of a blockchain allowing for parallel processing of transactions and increasing transaction speed.

The Sui Network was initially conceived in 2021 by Evan Cheng, Adeniyi Abiodun, Sam Blackshear, George Danezis, and Kostas Chalkias to continue research initially performed while the group was employed by Meta Platforms, Inc., in which they collaborated on a crypto asset project called Diem (formerly known as Libra). Mysten Labs Inc. (Mysten), an independent consortium of blockchain software developers which contributes to the development of the Sui Network, formed as an outgrowth of the Diem project. The Sui Foundation is an independent nonprofit entity that supports research and development of open-source technology related to Sui.

Although Mysten and the Sui Foundation continue to exert significant influence over the direction of the development of SUI, the Sui Network is distributed and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SUI.

Unlike Bitcoin, which was solely created through a progressive mining process, 10 billion SUI were created in connection with the launch of the Sui Network. Following the launch of the Sui Network, no further SUI will be created unless a modification (or “fork”) of the Sui Network’s protocol occurs. The Sui Network’s capped total supply of 10 billion SUI tokens is unlocked according to a distribution and unlock schedule designed to balance liquidity, stability, and long-term growth. The Sui “mainnet” launched on May 3, 2023 with a portion of the total supply made liquid at launch.

The SUI token serves four purposes on the Sui Network. First, SUI can be staked within an “epoch” in order to participate in the proof-of-stake mechanism. Second, SUI is the asset denomination needed for paying the Gas Fees to execute transactions or other operations on the Sui Network. Third, SUI can be used as a versatile and liquid asset for various applications including the standard features of money – a unit of account, a medium of exchange, or a store of value – and more complex functionality enabled by smart contracts, interoperability, and composability across the Sui ecosystem. Fourth, and finally, SUI plays an important role in governance by acting as a right to participate in on-chain voting on issues such as protocol upgrades.

The SUI token powers a variety of real-world applications:

1.	Decentralized Finance: Lending and borrowing protocols allow users to supply SUI for interest or borrow against collateral. Yield farming and staking rewards allow liquidity providers to earn yield by participating in automated market makers and liquidity pools. Stablecoins and payments benefit from SUI’s fast and low-cost transactions, making it ideal for cross-border transfers and remittances.

2.	Non-Fungible Tokens: NFT minting and trading allow artists and developers to create and trade NFTs on SUI’s blockchain with low minting costs. On-chain gaming assets enable in-game items, skins, and collectibles to be represented as NFTs, unlocking true ownership.

3.	Gaming and Metaverse: Play-to-earn gaming economies allow players to earn rewards in a decentralized manner. Low-latency transactions enable smooth in-game purchases and seamless on-chain interactions.

4.	Supply Chain and Enterprise Solutions: Provenance and authentication solutions track goods transparently, ensuring authenticity and reducing fraud. Enterprise blockchain integration supports identity management, record-keeping, and automation.

5.	Identity Verification and Security: Decentralized identity solutions verify credentials and prevent fraud. Data privacy enhancements allow privacy-preserving transactions and selective disclosure mechanisms.

SUI has a fixed total supply of ten billion tokens, meaning no additional SUI will be minted beyond this limit. At network launch, a portion of the total supply (roughly 5% of all tokens) was in circulation, while the remaining tokens are being released progressively over time. The structured emission schedule is designed to support network security, incentivize validators and participants, and sustain the long-term growth of the Sui Network.

RISK FACTORS

Carefully consider the risks described below before making an investment decision. Refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before deciding to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Related to Crypto Asset Markets

The Eligible Assets are relatively new technological innovations with a limited operating history

The Eligible Assets have a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of the assets and, in turn, a limited basis for evaluating an investment. Although past performance is not necessarily indicative of future results, if crypto assets had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Fund.

The price of many crypto assets, including the Eligible Assets, has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Fund

Crypto assets (including the Eligible Assets) have experienced periods of extreme price volatility and their prices may be influenced by, among other things, trading activity and regulatory scrutiny of crypto trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding crypto assets generate a significant portion of the demand for crypto assets. Such speculation regarding the potential future appreciation in the value of crypto assets may inflate their price. Conversely, a decrease in demand or speculation for crypto assets, or a change in regulation and/or the regulatory environment and perceptions thereof, among other things, may cause a drop in the prices of crypto assets. Developments related to the operations of crypto asset networks may also contribute to the volatility in the price of the crypto assets. These factors may continue to increase the volatility of the price of crypto assets, which may have a negative impact on the performance of the Fund.

In the past, developments in the crypto asset economy have led to extreme volatility and disruption in crypto asset markets, a loss of confidence in participants of the crypto asset ecosystem, significant negative publicity surrounding crypto assets broadly and market-wide declines in liquidity. For example, beginning in late 2021 and continuing through 2023, crypto asset prices fell sharply, leading to volatility and disruption in the crypto asset markets. Several prominent crypto asset firms such as Celsius Network LLC, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy. In November 2022, FTX Trading Ltd. (FTX) (a major crypto asset trading platform by volume), and numerous affiliates of FTX filed for bankruptcy, following which U.S. and other regulators began investigations into FTX, and the U.S. Department of Justice brought criminal charges against FTX’s founder and former CEO and others. Several other crypto firms have also declared bankruptcy following the events around FTX, and federal and state regulators in the U.S. have brought charges against a number of crypto firms. These events have adversely affected confidence among participants in the crypto asset markets, and have generated negative publicity and have caused market-wide declines in crypto asset trading prices and liquidity.

Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto asset trading platforms and custodians, and in May 2025, the House of Representatives passed the Digital Asset Market Clarity Act, although this is yet to be passed by the Senate. The U.S. regulators have issued reports and releases concerning crypto assets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that the Fund may be required to comply with new laws and regulations, which could result in new costs for the Fund. The Fund may have to devote increased time and attention to regulatory matters, which could increase costs to the Fund. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, crypto assets including the Eligible Assets, which could have a negative effect on the value of the Eligible Assets, which in turn would have a negative effect on the value of the Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Fund, their affiliates and/or the Fund’s third-party service providers, or to the crypto asset industry as a whole.

There is a potential for change in the price of Shares between the time an investor places an order to purchase or sell and the time of the actual purchase or sale resulting from the price volatility of crypto assets or (particularly in the case of any Eligible Assets that may have relatively lower market capitalization) due to the Sponsor actively trading the Eligible Assets. Continued disruption and instability in the crypto asset markets as these events develop, including further declines in the trading prices and liquidity of the Eligible Assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Momentum trading of crypto assets could adversely affect the price of the Eligible Assets, and, in turn, the value of the Shares and an investment in the Fund

Momentum trading is a strategy where investors buy or sell an asset based on recent price trends of an asset, rather than its fundamental value. Momentum trading typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Crypto assets may be subject to momentum trading. Momentum trading may result in speculation regarding future appreciation in the value of crypto assets, which may inflate prices and lead to increased volatility. As a result, crypto assets may be more likely to fluctuate in value due to changing investor perceptions regarding future appreciation or depreciation in prices, which could adversely affect the price of the Eligible Assets, and, in turn, the value of the Shares in the Fund.

The Reference Rates have a limited performance history and could fail to track the price of the respective crypto asset which could adversely affect the value of the Shares

The Reference Rates were developed by the Reference Rate Provider and have a limited performance history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the performance of the Reference Rates. The crypto trading platforms used in the Relevant Transactions could also change over time. Although the Reference Rates are intended to accurately capture the market price of the respective crypto assets, third parties may be able to purchase and sell crypto assets on public or private markets not included among the Relevant Transactions, and such transactions may take place at prices materially higher or lower than the Reference Rates’ prices. Moreover, there may be variances in the prices of crypto assets on the various crypto asset platforms, including as a result of differences in fee structures or administrative procedures.

If the Reference Rate is not available, the Fund’s holdings may be fair valued. To the extent the valuation determined by the Administrator differs materially from the actual market price of the crypto assets, the price of the Shares may no longer track, whether temporarily or over time, the global market price of crypto assets, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the global market price of crypto assets.

Further development and acceptance of the Eligible Assets is uncertain

The further development and acceptance of the Eligible Asset Networks are subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Eligible Asset Networks may adversely affect the price of the Eligible Assets and therefore cause the Fund to suffer losses. Regulatory changes or actions may alter the nature of an investment in crypto assets or restrict the use of crypto assets or the operations of the Eligible Asset Networks or venues on which the Eligible Assets trade in a manner that adversely affects the price of the Eligible Assets and, therefore, the Fund’s Shares. The Eligible Assets are not legal tender and federal, state and/or foreign governments may restrict the use and exchange of the Eligible Assets, and regulation of the Eligible Assets, both in the United States and elsewhere, is still developing. For example, it may become difficult or illegal to acquire, hold, sell or use the Eligible Assets in one or more countries, which could adversely impact the price of such assets, and therefore the value of the Fund’s Shares.

Forks, airdrops, and similar events in the Eligible Asset Networks could have adverse effects

From time to time, developers of one or more networks underlying the Eligible Assets may suggest changes to the network. If a sufficient number of users and miners elect not to adopt the changes, a new crypto asset, operating on the earlier version of the network, may be created. This is often referred to as a “fork.” Hard forks of one or more of the networks underlying the Eligible Asset could adversely affect the market for such assets and, therefore, an investment in the Fund. See “Business of the Fund – Incidental Rights, Forks, Airdrops, and Similar Events.”

Furthermore, a hard fork can lead to new security concerns, for example, also, during the DAO attack an Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of “replay attacks,” in which transactions from one network were rebroadcast on the other network. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a crypto asset network that retained or attracted less validating power, thereby making crypto asset networks that rely on PoS more susceptible to attack.

The announcement of a hard fork could also lead to increased demand for the pre-fork crypto asset, in anticipation that ownership of the pre-fork crypto asset would entitle holders to a new crypto asset following the fork. The increased demand for the pre-fork crypto asset may cause the price of the crypto asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the crypto asset running in parallel would be less than the price of the crypto asset immediately prior to the fork. For example, following the DAO hack in July 2016, holders of ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined.

The Fund will adhere to the policies outlined by the Crypto Custodian, which may be updated without prior notice to the Sponsor or the Fund. The Crypto Custodian may not support forks and airdrops, and the Fund and the Sponsor may not be able to use its custodial account to attempt to receive, request, send, store, or engage in any other type of transaction involving a new version of any “forked” asset held by the Fund. In the event of a fork, the Crypto Custodian may temporarily suspend operations with respect to the affected asset (with or without advance notice to the Sponsor and/or the Fund) and decide whether to support (or cease supporting) either branch of the forked protocol entirely. Additionally, in case of support, it may take significant time for the Crypto Custodian to implement or provide access to any asset created because of a fork, and the Fund will only be able to account for the forked asset after it is given access by the Crypto Custodian. The Crypto Custodian assumes absolutely no liability whatsoever in respect of an unsupported branch of a forked protocol or its determination whether to support a forked protocol. The Crypto Custodian is under no obligation to support any airdrops or forks, or handle them in any manner, which could adversely impact the value of an investment in the Fund.

In addition to forks, a crypto asset may become subject to an airdrop. In an airdrop, the promoters of a new crypto asset announce to holders of another crypto asset that such holders will be entitled to claim a certain amount of the new crypto asset for free, based on the fact that they hold such other crypto asset. Airdrops could create operational, security, legal or regulatory, or other risks for the Fund, the Sponsor, the Crypto Custodian, Authorized Participants, or other entities.

With respect to any fork, airdrop, or similar event, or other Incidental Rights and/or IR Virtual Currency, the Sponsor shall, in its sole discretion, decide what action the Fund shall take. Such actions that the Fund may take include to irrevocably abandon, claim, or sell such crypto asset, Incidental Right, or IR Virtual Currency, so long as such action is consistent with the Fund’s policies and custodial policies, does not adversely affect the status of the Fund as a partnership for U.S. federal income tax purposes, or is not otherwise prohibited by law. In the event of a fork or airdrop, the Sponsor will determine which network it believes is the appropriate network for the new crypto asset, and whether the new crypto asset qualifies as an Eligible Asset for the Fund’s purposes. The Sponsor may provide instructions to the Crypto Custodian regarding forks and airdrops, and any decisions or actions related to airdrops or forks involving the Fund’s assets will align with the Fund policies and guidelines set forth by the Crypto Custodian. Such decisions regarding hard forks and airdrops may adversely affect the Fund, which in turn would have a negative effect on the value of the Shares. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their Shares in the Fund, from any airdrop, fork or similar event.

The Eligible Asset Networks may face scalability challenges as they expand to a greater number of users

As with other crypto asset networks, the Eligible Asset Networks face significant scaling challenges because public blockchains generally face a tradeoff between security and scalability. A network is typically less susceptible to manipulation or capture if more participants, or “nodes,” are involved in the processing and maintenance of such network. However, a greater number of nodes may decrease the network’s efficiency in processing transactions and may result in increased settlement times. Increased settlement times could discourage certain uses for crypto assets such as bitcoin and ether (for example, micropayments), and could reduce demand for and price of such asset, which could adversely impact the value of an investment in the Fund.

Crypto Asset Markets are susceptible to theft, loss and destruction

The Eligible Assets are susceptible to theft, loss and destruction. Crypto assets, and the platforms they trade on and their custodians (and similar market participants or service providers) are also vulnerable to cyberattacks and breaches, which could lead to theft or loss of assets. A cyber security breach or a business failure of a crypto asset platform or custodian (and similar market participants or service providers) could result in a loss of public confidence in the Eligible Assets, a decline in the value of the Eligible Assets and, as a result, adversely impact the Fund’s Shares. A breach or failure of one crypto asset or network may lead to a loss in confidence in, and thus decreased usage and/or value of, other crypto assets or networks, including the Eligible Asset Networks.

Holdings of crypto assets may be heavily concentrated and large sales or distributions by holders of such crypto assets could have an adverse effect on the market price of such crypto assets

The largest crypto wallets are believed to hold, in aggregate, a significant percentage of the Eligible Assets in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Eligible Assets, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Eligible Assets.

Crypto trading platforms may be largely unregulated or may be largely or entirely non-compliant with applicable regulation and may therefore be more exposed to fraud and failure

The Fund intends to trade Eligible Assets primarily over-the-counter. To the extent that the Fund trades Eligible Assets on crypto platforms and other trading venues, these crypto trading platforms are relatively new. In addition, crypto trading platforms may be lightly regulated, unregulated, or may be non-compliant with existing and applicable regulations in one or more jurisdictions in which they operate. Furthermore, while some prominent crypto platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many other crypto platforms may not provide some or any such information. Crypto trading platforms may not view themselves as being subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in crypto platforms, including prominent platforms that handle a significant volume of the Eligible Assets’ trading.

Trading activity on or reported by many crypto trading platforms may reflect behavior that would be prohibited in regulated U.S. trading venues. Any actual or perceived false trading in the crypto platforms market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Eligible Assets and/or negatively affect the market perception of the Eligible Assets.

In addition, over the past several years, some crypto trading platforms have been closed due to fraud and manipulative activity, business failures or security breaches. In many of these instances, the customers of such crypto platforms were not compensated or made whole for the partial or complete losses of their account balances in such crypto platforms. For example, a number of crypto trading platforms including Mt. Gox (in 2014), Bitstamp (in 2015), Bitfinex (in 2016), Youbit (in 2017), Coincheck (in 2018), Bitgrail (in 2018), Binance (in 2019), FTX (in 2022, following its bankruptcy) and ByBit (in 2025) have all been reported to be subject to hacks, thefts or other cybersecurity breaches.

Most recently, Binance suffered a $40 million hack, and FTX, formerly one of the world’s largest exchanges, collapsed amid allegations of fraud and asset misappropriation, leading to criminal and civil charges against its executives. These events underscore the risks of abrupt failure, theft, and legal action in the crypto platform ecosystem, with substantial consequences for users and the broader market. The fact that many crypto platforms are not registered and fail to comply with regulations or operate in jurisdictions with less stringent regulations than in the US may expose the investors to behaviors that can jeopardize their investments. These behaviors include, but are not limited to, wash trading, fraud, front-running, and other security issues that could adversely impact the value of an investment in the Fund.

Negative perceptions, a lack of stability in the crypto asset markets and the closure or temporary shutdown of crypto platforms due to fraud, failure or security breaches may reduce confidence in the Eligible Asset Networks and result in greater volatility or decreases in the prices of the Eligible Assets. Furthermore, the closure or temporary shutdown of one or more crypto platforms used in calculating the value of the Eligible Assets may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a crypto trading platform’s failure could adversely affect the value of the Shares.

Crypto trading platforms may be exposed to wash trading

Crypto platforms on which the Eligible Assets trade may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by a number of reasons, such as a desire for increased visibility on popular websites that monitor markets for crypto assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from crypto asset issuers who seek the most liquid and high-volume platforms on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the U.S., there have been allegations of wash trading on a number of crypto asset trading venues. Any actual or perceived false trading in the crypto venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Eligible Assets and/or negatively affect the market perception of crypto assets.

To the extent that wash trading either occurs or appears to occur on trading platforms on which the Eligible Asset trades, investors may develop negative perceptions about crypto assets, which could adversely impact the price the Eligible Assets and, therefore, the price of Shares.

Crypto trading platforms may be exposed to front-running

Crypto trading platforms on which Eligible Assets trade may be susceptible to “front-running,” which refers to the process when a market participant uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized crypto platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had initiated these transactions. The objective of a front runner is to buy crypto assets at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of crypto platforms and crypto assets more generally.

Networked systems are vulnerable to attacks

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Eligible Asset Networks contain certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the “hash” rate, or the amount of computing and process power being contributed to the network through mining, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain. To the extent that such malicious actor or botnet did not yield its control of the processing power on the network, or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.

In addition, in May 2019, the Bitcoin Cash network, a proof-of-work network, experienced a >50% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade.

The Ethereum Network also remains vulnerable to various types of attacks and coordinated adverse activity. In particular, following the “Merge,” where the Ethereum Network moved from a proof-of-work to a PoS mechanism under Ethereum 2.0 and the switch to PoS validation, the Ethereum Network is currently vulnerable to several types of attacks, including:

(i) “>33% attack” where, if a malicious actor, validator, botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) or group of validators acting in concert were to gain control of more than 33% of the total staked ether on the Ethereum Network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain. This is designed to be a temporary risk, as the Ethereum Network’s inactivity leak would be expected to eventually penalize the attacker enough for the chain to finalize again (i.e., the honest majority would be expected to reclaim a 2/3rd stake as the attacker’s stake is penalized). Moreover, it is believed that a 33% attack would not be sufficient to allow a malicious actor to engage in double-spending or fraudulent block propagation. Even without 33% control, however, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum Network.

(ii) “>50% attack” where, if a malicious actor, validator, botnet or group of validators acting in concert were to gain control of more than 50% of the total staked ether on the Ethereum Network, a malicious actor would be able to gain full control of the Ethereum Network and the ability to manipulate future transactions on the blockchain, including censoring transactions, double-spending and fraudulent block propagation, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum Network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum Blockchain may not be possible.

(iii) “>66% attack” where, if a malicious actor, validator, botnet or group of validators acting in concert were to gain control of more than 66% of the total staked ether on the Ethereum Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor or botnet obtains control of a significant percentage of the validating power, or otherwise obtains control over an Eligible Asset Network through its influence over core developers or otherwise, such actor or botnet could manipulate the network.

Such concentration of validating power may also arise from activities such as “liquid staking,” a solution that permits holders of certain crypto assets to deposit them with a liquid staking application, which stakes the deposited crypto assets while issuing the holder a transferable token in exchange. Such liquid staking applications pose centralization concerns — for example, a single liquid staking application has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum Network. In this regard, see “Liquid staking applications pose centralization concerns, and a single liquid staking application has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum Network.”

The attack of a malicious actor may have an adverse effect on the Eligible Asset Networks and, therefore, on the value of an investment in the Fund.

Crypto assets are subject to cybersecurity risk

As crypto assets, the Eligible Assets are subject to cybersecurity risks, including the risk that malicious actors will exploit flaws in its code or structure that will allow them to, among other things, steal crypto assets held by others, control the blockchain, steal personally identifying information, or issue significant amounts of assets in contravention of their protocols. The occurrence of any of these events is likely to have a significant adverse impact on the price and liquidity of the Eligible Assets and therefore the value of an investment in the Fund. Additionally, the Eligible Asset Networks’ functionality relies on the Internet. A significant disruption of Internet connectivity affecting large numbers of users or geographic areas could impede the functionality of the Eligible Assets. Any technical disruptions or regulatory limitations that affect Internet access may have an adverse effect on the Eligible Asset Networks, the price of the Eligible Assets, and the value of an investment in the Fund.

If the source code or cryptography underlying an Eligible Asset held by the Fund proves to be flawed or ineffective, malicious actors may be able to steal the Fund’s assets. In the past, flaws in the source code for crypto assets have been exposed and exploited, including those that exposed users’ personal information and/or resulted in the theft of users’ crypto assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in, or exploitations of, the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying a crypto asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, if the crypto asset held by the Fund is affected, a malicious actor may be able to steal the Fund’s crypto assets, which would adversely affect an investment in the Shares. Even if the Fund did not hold the affected crypto asset, any reduction in confidence in the source code or cryptography underlying asset generally could negatively affect the demand for the Eligible Assets and therefore adversely affect an investment in the Shares.

Crypto assets are subject to potential hacking, risk of theft of private keys, and loss of access risks

Due to the nature of private keys, the Eligible Assets transactions are irrevocable and incorrectly transferred or stolen crypto assets may be irretrievable, and as a result, any incorrectly executed transaction could adversely affect the price and liquidity of the Eligible Assets, which may indirectly affect the price of the Fund’s Shares.

The loss or destruction of a private key required to access the Fund’s crypto assets may be irreversible. The loss of access to the private keys associated with the Fund’s crypto assets could adversely affect an investment in the Shares. The Eligible Assets are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the currency is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the crypto assets while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Fund will be unable to access the assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store the Fund’s crypto assets could adversely affect an investment in the Shares.

Competition from central bank digital currencies and emerging payments initiatives involving financial institutions could adversely affect the price of other crypto assets

Central banks in various countries have introduced digital forms of legal tender. Whether or not they incorporate blockchain or similar technology, central bank digital currencies, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, the Eligible Assets as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, the Eligible Assets. As a result of any of the foregoing factors, the value of the Eligible Assets could decrease, which could adversely affect an investment in the Fund.

The potential limitations around insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Administrator, Cash Custodian and Crypto Custodian expose the Fund and its Shareholders to the risk of loss

The Fund, Sponsor and Administrator will maintain Fidelity Bond, Directors & Officers / Errors & Omissions (“D&O/E&O”) and Cyber (Privacy) policies to provide coverage as it relates to their services to the Fund. Additionally, the Fund and/or the Sponsor will contractually require the Fund’s service providers, such as the Cash Custodian and Crypto Custodian, to maintain similar insurance, including but not limited to coverage for employee fraud and theft, to help mitigate the risk of financial loss to the Fund and its Shareholders if they are deemed liable. Although insurance coverages will be required and expected to be maintained through the period they are providing services to the Fund, all policies contain some amount of exclusions or limitations which could impact the potential insurance coverage depending on the type or amount of the loss. Additionally there is no guarantee that the limits maintained by any of these entities will be sufficient to cover the full loss since (1) the insurance policies and their limits are not dedicated solely to the Fund or any particular assets held by the Fund and the availability of insurance proceeds to the Fund may be reduced if multiple claims are made by other customers, and (2) the total coverage amount may be significantly lower than the total value of the crypto assets under custody, exposing the Fund to the risk that, in the event of a loss, the insurance policy may not cover the full extent of the Fund’s assets. Further, a Fund Service Provider may choose not to, or may be unable to, renew any portion or all of these insurance policies due to unforeseen changes in the insurance market, which may further expose the Fund and its Shareholders to the risk of loss. Lastly, some risks faced by the Fund may not be insurable, and therefore, those losses would have no insurance coverage and any recovery may be limited to the relevant service provider’s financial ability (through capital reserve requirements or other financial safeguards) to directly indemnify the Fund and its Shareholders.

One or more of the Eligible Assets held by the Fund may be considered a “memecoin” and may be subject to even greater levels of volatility and regulatory scrutiny than other crypto assets

Memecoins are crypto assets inspired by internet memes or trends. Many memecoins have no stated use case or intrinsic value, other than, in some cases, as a digital collector’s item. While most memecoins have relatively low trading prices and trading volume, occasionally a memecoin will develop a community of supporters that cause the memecoin to go “viral” on social networks and other media. These memecoins will often experience unpredictable and extreme price fluctuations over very short windows of time. Memecoins have also been used in “rug pulls,” where the developers of the memecoin abandon a project after raising assets, leaving purchasers of the memecoin with nearly worthless assets. Memecoins are also commonly the subject of other forms of market manipulation, such as pump and dump, wash trading or spoofing schemes. Dogecoin is often considered an example of a memecoin. Dogecoin gained rapid interest and adoption in online communities, and rapidly became one of the larger crypto assets when measured by market capitalization. Users soon began using Dogecoin for certain financial transactions, including tipping, trading, and donations. Since then, other memecoins have been launched. While most of such launches receive relatively little attention, some memecoins experience rapid rises in interest. Any investment in memecoins is subject to a heightened risk of price and trading volume volatility.

Certain high-profile political figures, celebrities and organizations have publicly aligned themselves to some memecoins, exposing such memecoins to reputational, regulatory, and market risks that other crypto assets may not encounter. Periods of extreme price appreciation and decline have sometimes frequently followed social-media posts, press statements, or public appearances in which prominent public figures appear to endorse, or are rumored to endorse, various memecoins. Any negative publicity concerning such public figures or similar endorsers could materially diminish public interest in a memecoin, depress trading volume, and impair the market price of the memecoin, which, in turn, would adversely affect the value of the Fund’s Shares. Conversely, favorable publicity or perceived political momentum may trigger speculative demand that inflates the price of a memecoin and heightens volatility, thereby increasing the likelihood of sharp and sudden corrections.

Risks Related to Bitcoin, Mining Crypto Assets, and Proof-of-Work Mechanism

Subsidies for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network

Transactions in bitcoin are processed by miners who are primarily compensated by receiving newly issued bitcoins (Mining Subsidy) as a compensation for successfully solving a cryptographic problem. Mining Subsidies follow an issuance schedule that declines over time. Miners might also be compensated through voluntary fees paid by Bitcoin network participants, which alongside Mining Subsidies constitute total mining rewards.

Mining Subsidies are subject to “halvings,” which are events in which the issuance of new bitcoins per mined block is cut in half. These events take place in multiples of 210,000 blocks starting from Bitcoin’s block number (or block height) 0, referred to as the genesis block, which was mined on January 3, 2009. With the time interval between two consecutive blocks being targeted at 10 minutes on average, halving events should happen approximately every four years.

The bitcoin Mining Subsidy was equal to 50 bitcoins per mined block between heights 0 and 209,999. The first halving took place on November 28, 2012, as of height 210,000, dropping the Mining Subsidy to 25 bitcoins per block between heights 210,000 and 419,999. The second halving occurred on July 9, 2016, setting the Mining Subsidy per block to 12.5 bitcoins between heights 420,000 and 629,999. The third halving took place on May 11, 2020, setting the Mining Subsidy per block to 6.25 bitcoins between heights 630,000 and 839,999. The most recent halving happened on April 20, 2024, as of height 840,000.

Halvings will continue until the maximum possible 21 million bitcoins have been mined and released into circulation. Given bitcoin’s average block time of 10 minutes and the halving occurring every 210,000 blocks, it is estimated that the maximum of 21 million bitcoins will be reached around the year 2137. For example, in September 2025, there were approximately 19.92 million bitcoins that were mined and in circulation.

Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the Bitcoin Network in the retail, commercial and payments space, potentially adversely impacting investment in the Fund. Conversely, if the Mining Subsidy or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power to solve blocks and confirm transactions.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin Network and could adversely affect the value of the bitcoin held by the Fund.

An acute cessation of mining operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact the value of Shares of the Fund or the ability of the Sponsor to operate. These risks also apply to other crypto assets to the extent such crypto asset use mining.

Bitcoin ownership is concentrated in a small number of holders, causing vulnerability to bitcoin

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the value of an investment in the Fund.

Increased transaction fees may adversely affect the usage of the crypto asset’s network

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Fund or the ability of the Fund to operate. These risks also apply to other crypto assets to the extent such crypto asset uses mining. Similarly, increased transaction costs or efforts on any crypto asset network may adversely impact the price of the crypto asset.

Sales of newly minted crypto asset could cause its price to decline, which could negatively affect an investment in the Fund

If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make it available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares. Similarly, other newly minted crypto assets may increase the supply of that crypto asset, creating downward pressure on the price of the crypto asset.

Limited adoption and ability to use bitcoin to purchase goods contribute to price volatility

Currently, there is relatively limited use of bitcoin in the retail and commercial markets in comparison to relatively extensive use as a store of value, thus contributing to price volatility of bitcoin that could adversely affect the Fund’s Shares. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin trading venues, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin or providing bitcoin-related services. Similarly, the limited adoption and ability to use any crypto asset as anything other than a store of value may contribute to price volatility.

Environmental risks from mining could adversely affect the price of a crypto asset

Mining bitcoin currently requires computing hardware that consumes large amounts of electricity. By way of electrical power generation, many miners rely on fossil fuels to power their operations. Public perception of the impact of mining on climate change may reduce demand for the crypto assets and increase the likelihood of regulation that limits mining or restricts energy usage by miners, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin network and could adversely affect the price of bitcoin and the value of the Shares.

The proof-of-work validation mechanism used to verify transactions on the Bitcoin Network necessitates that bitcoin miners maintain high levels of computing power, which can require extremely high energy usage. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin Network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A significant decrease in the computational resources dedicated to the Bitcoin Network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange.

Several alternative mechanisms to proof-of-work have emerged in recent years, aiming to offer more energy-efficient validation processes for blockchain networks and high costs of electricity may incentivize miners to redirect their capital and efforts to other validation protocols, such as PoS blockchains, in which rather than using computational power to add new blocks of transactions to the blockchain, users pledge capital denominated in the network’s native currency as a guarantee of action in good faith when producing blocks. Alternatively, miners can abandon their validation activities altogether.

Due to concerns around energy consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on bitcoin mining in their jurisdictions. Such moratoriums would impede crypto asset mining and/or crypto asset use more broadly. For example, in November 2022, New York imposed a two-year moratorium (that has since expired) on new proof-of-work mining permits at fossil fuel plants in the state.

Depending on how future regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

Risks Related to Ether and PoS Mechanisms

Ethereum Network and ether developments may impact ether prices

Moving from Proof-of-Work to Proof-of-Stake Consensus Mechanism. In September 2022, the Ethereum Network moved from a proof-of-work to a PoS mechanism during an upgrade known as “The Merge.” Unlike proof-of-work, in which miners expend computational resources to compete to propose blocks of transactions and be rewarded coins in proportion to the number of computational resources expended, in PoS, validators pledge or “stake” coins to compete to be randomly selected to validate transactions and be rewarded coins in proportion to the total amount of coins staked. Any malicious activity, such as proposing multiple blocks at the same validation time, voting on two different versions of the consensual chain or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins.

Due to the absence of employed computation resources, PoS is viewed as more energy efficient than proof-of-work. In addition, PoS allows for the implementation of scaling solutions such as sharding, which parallelizes transaction registry and code execution in the network and aims to increase speeds and reduce fees.

Ethereum Upgrades. Since the transition to PoS, Ethereum experienced the successful activation of three other upgrades: the Shapella upgrade, Duncan upgrade, and Pectra upgrade. While the activations of the first three upgrades in the Ethereum 2.0 roadmap have been successful and widely accepted by the Ethereum community, the possibility exists that the full implementation of Ethereum 2.0 may never be achieved, or may never achieve its goals. There is no guarantee that the Ethereum community will fully embrace forthcoming upgrades planned for Ethereum 2.0, and the new protocol may never fully scale, which may have a negative impact on the market value of ether, and consequently the NAV of the Fund.

The Ethereum Network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum Network protocols. For example, the Ethereum Network has previously reduced the quantity of ether rewarded per block and may make further reductions and additional changes in the future. If the Ethereum Network does not successfully develop its policies on supply and issuance, or does so in a manner that is not attractive to network participants, there may not be sufficient support for such network, which could lead to a decline in the price of ether. Moreover, because crypto assets, including ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Effective limits on ether supply through the PoS mechanism and gas fee burning mechanism may impact ether prices

The rate at which new ether is issued and put into circulation is expected to vary. The Ethereum Network has no formal cap on the total supply of ether. The Ethereum Network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.”

As a result of the Merge, where the Ethereum Network moved from a proof-of-work to a PoS mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under proof-of-work, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under PoS, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded.

Ethereum’s move from proof-of-work to PoS reduces issuance, and ether that is staked is non-transferable until withdrawn via the protocol’s exit/withdrawal queue, which temporarily lowers immediately tradable (liquid) supply, though liquid-staking tokens can remain tradable. Additionally, the supply of ether is limited as a result of the deflationary gas fee burning mechanism introduced by Ethereum Improvement Proposal 1559 (EIP 1559) in August 2021 to reform the Ethereum gas fee market. EIP 1559 split of fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is issued to pay the base fee, it is removed from circulation, or “burnt,” and the tip is paid to validators. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether are destroyed through the fee burn. Since the fee burning depends on the network activity, the more the transactions on the Ethereum Network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for validators to validate transactions with higher gas fees, since those validators would only receive the tip and not base fees. Frequently, the ether supply has been deflationary over a 24-hour period as a result of the burn mechanism. Material declines in the issuance of ether may discourage existing and future validators from serving as such, and adversely impact the Ethereum Network’s adoption or the price of ether. Any disruption of validation on the Ethereum Network could interfere with network operations and cause the Ethereum Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

The ongoing development of smart contracts, including those relating to DeFi applications, may result in problems that could reduce the demand for ether or cause a wider loss of confidence in the Ethereum Network, either of which could have an adverse impact on the value of ether

Smart contracts are programs that run on the Ethereum Network and execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in 2016, a vulnerability in the smart contracts underlying “The DAO” on Ethereum enabled a hacker to steal approximately $60 million in ether, leading to a major hard fork and a 35% drop in ether’s price. Subsequent years saw additional smart contract issues, such as multi-signature wallet vulnerabilities and bugs in ERC20 tokens, resulting in tens or hundreds of millions in losses or frozen funds. Major flaws have also caused disruptions to platforms like MakerDAO and exploited bridges and DeFi protocols, with attackers syphoning billions of dollars in assets. Such incidents highlight how problems in smart contract development or deployment can negatively impact the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other crypto assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Ethereum Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest crypto assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of crypto asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the crypto assets held by the smart contract in reserves. Even for crypto assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related crypto assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any crypto assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum Network and represent a significant source of demand for ether, public confidence in the Ethereum Network itself could be negatively affected, such sources of demand could diminish, and the value of ether could decrease. Similar risks apply to any smart contract or dApp, and any crypto asset whose network store smart contracts or run a dApp (including DeFi applications).

Validators may suffer losses due to staking, which could make the Ethereum Network less attractive

Validation on the Ethereum Network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Fund’s or anyone else’s control. If the Ethereum Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Ethereum Networks dictate requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. If validators’ staked ether is slashed by the Ethereum Network, their assets may be confiscated, withdrawn, or burnt by the network, resulting in losses to them. Furthermore, the Ethereum Network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum Network’s adoption or the price of ether. Any disruption of validation on the Ethereum Network could interfere with network operations and cause the Ethereum Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

Proof of Stake (PoS) blockchains are a relatively recent innovation, and may not achieve widespread scale or adoption or perform as successfully as traditional proof-of-work blockchains

Certain crypto assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum Network uses PoS or other consensus-based algorithms. While their proponents believe that they may have certain advantages, the consensus mechanisms and governance systems underlying many newer blockchain protocols have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated crypto assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated crypto assets, including the Fund’s assets. There can be no assurance that the PoS blockchain or other consensus-based blockchains, on which the Fund’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Fund’s assets.

If the crypto asset award or transaction fees for recording transactions on the Ethereum Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether

In 2021, the Ethereum Network implemented the EIP 1559 upgrade. EIP 1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the crypto asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum Network could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in staked ether on the Ethereum Network could increase the likelihood of a malicious actor obtaining control of the network.

●	Validators have historically accepted relatively low transaction confirmation fees on most crypto asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum Network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum Network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum Network, the value of ether and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum Network and could prevent the Fund from completing transactions associated with the day-to-day operations of the Fund, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

●	During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (MEV) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the so-called memory pool (mempool) that will significantly alter an asset’s price on a decentralized exchange. The participant could then, for example, orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible mempool of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum Network in general. In addition, regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the corresponding value of the Shares.

Layer 2 solutions on the Ethereum Network were only recently conceived and may not properly function as intended, which could have an adverse impact on the value of ether

Layer 2 solutions are protocols built on top of an underlying smart contract platform blockchain intended to provide scalability to the underlying blockchain by increasing transaction efficiency. For example, Arbitrum is a smart contract platform protocol built on top of the Ethereum Network; it is intended to provide scalability to Ethereum Network by allowing users to transact on a second blockchain deployed on the Ethereum Network. Under this model, the Ethereum Network functions as the base layer, or “Layer 1” blockchain. Such solutions are intended to improve upon the transaction speed, cost and efficiency of transactions on their respective Layer 1. Layer 2 solutions therefore rely, to various degrees, on the functionality of the underlying Layer 1 blockchain.

The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum Network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels,” which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum Network (the transaction opening the state channel, and the transaction closing the channel), “side chains,” in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum Network runs in parallel with the existing Layer 1 Ethereum Network and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum Network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change. There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum Network transactions will be effective, or as to the length of time these mechanisms will take to become effective, which could cause the Ethereum Network to not adequately resolve scaling challenges and adversely impact the adoption of ether and the Ethereum Network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 blockchain or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Ethereum Network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum Network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum Network to suffer reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. For example, in multiple instances, the Arbitrum network experienced outages due to failures in its primary node responsible for submitting transactions to Ethereum. Further, smart contracts deployed on one Layer 2 solution may not be interoperable with smart contracts deployed on other Layer 2 solutions. In particular, the advent of Layer 2 solutions risks fracturing liquidity of DeFi DApps on a smart contract platform’s mainchain by splitting such liquidity among multiple, non-interoperable Layer 2 solutions, which could limit their use case or reduce efficiency. As Layer 2 solutions grow in popularity and total value locked, these types of difficulties may lead to transactional congestion or forfeiture of value held on the Ethereum Network, which in turn could have an adverse impact on the value of ether.

Liquid staking applications pose centralization concerns, and a single liquid staking application has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum Network

Validators must deposit 32 ether to activate a unique validator key pair that is used to sign block proposals and attestations on behalf of its stake (i.e., participate in the PoS consensus mechanism). For every 32 ether deposit that is staked, a unique validator key pair is generated. This validator key pair is only used in validation processes (block proposal and attestation, and the staking associated therewith), and is separate from the public-private key pair generated in respect of the blockchain address on the Ethereum Network which is used to hold the ether. An application built on the Ethereum Network, or a single node operator, can manage many validator key pairs. For example, Lido, an application that provides a so-called “liquid staking” solution that permits holders of ether to deposit them with Lido, which stakes the ether while issuing the holder a transferrable token, is reported by some sources to have or have had up to 275,000 validator key pairs (each representing 32 staked ether) divided across over 30 node operators. At times, Lido has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum Network. This poses centralization concerns. If Lido, or a bad actor with a similar sized stake, were to attempt to interfere with transaction finality or block confirmations, it could negatively affect the use and adoption of the Ethereum Network, the value of ether, and thus the value of the Shares.

Risks Associated with the Use of Stablecoins

Stablecoins are crypto assets designed to have a stable value over time and are often pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past impacted the prices of certain crypto assets, and has at times caused certain stablecoins to lose their “peg” to the underlying fiat currency. Stablecoins are a relatively new development, and it is impossible to know all of the risks that they could pose to participants in the crypto asset markets.

The only stablecoin that the Fund will hold is USDC and may only be used to cover expenses, buy crypto assets, and allow for efficient trading. USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in crypto asset markets. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 (and remained below for multiple days) after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (FDIC) receivership earlier that day. Popular stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins or lead to outsized redemption requests, and therefore could adversely affect the value of the Shares.

Section 2(22) of the GENIUS Act defines a “payment stablecoin” to mean a digital asset that is, or is designed to be, used as a means of payment or settlement; and the issuer of which (1) is obligated to convert, redeem, or repurchase for a fixed amount of monetary value, not including a digital asset denominated in a fixed amount of monetary value; and (2) represents that such issuer will maintain, or create the reasonable expectation that it will maintain, a stable value relative to the value of a fixed amount of monetary value. That definition goes on to clarify that the term “payment stablecoin” does not include any digital asset that is a national currency, a deposit under the Federal Deposit Insurance Act, or a security under any of the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”) or the Investment Company Act.

Given that rulemaking under the GENIUS Act is not yet complete as of the date of this prospectus, and given that the definition of a “payment stablecoin” under the GENIUS Act may be further qualified by such rulemaking, the Fund’s continued use of USDC is uncertain. The Fund may only use USDC so long it meets the definitions of “payment stablecoin” of the GENIUS Act and any rules promulgated thereunder. Therefore, if new or different rules promulgated cause USDC to no longer meet the definition, the Fund may no longer be able to use USDC. Shareholders will be notified of any such changes to the conditions under which the Fund may hold a particular stablecoin in a prospectus supplement, the Fund’s periodic reports, or current report on Form 8-K.

If the status of the stablecoin changes while being held in the portfolio, the Fund may need to liquidate the holding under sub-optimal conditions. Some stablecoins have been asserted to be securities under the federal securities laws. For example, the District Court for the Southern District of New York denied defendants’ motion to dismiss an SEC complaint asserting that the stablecoin UST, a U.S. dollar stablecoin issued by Terra, is a security. Further public concern about the possible security status of stablecoins manifested in November 2023, when the financial technology company PayPal disclosed in a filing that it had received a subpoena from the SEC relating to the PayPal USD stablecoin that requested the production of documents. In September 2024, the SEC announced settled charges against TrueCoin LLC and TrustToken Inc. for their fraudulent and unregistered sales of investment contracts involving TrueUSD, a purported stablecoin. The SEC’s complaint alleges that from November 2020 until April 2023, TrueCoin and TrustToken engaged in the unregistered offer and sale of investment contracts in the form of the crypto asset TUSD and profit-making opportunities with respect to TrueUSD on TrueFi. The complaint further alleges that TrueCoin and TrustToken falsely marketed the investment opportunity as safe and trustworthy by claiming that TUSD was fully backed by U.S. dollars or their equivalent, when in fact a substantial portion of the assets purportedly backing TUSD had been invested in a speculative and risky offshore investment fund to earn additional returns for the defendants.

In addition, some have argued that some stablecoins, particularly Tether, are issued without sufficient backing in a way that could cause artificial rather than genuine demand for crypto assets, raising their prices. In February 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. In October 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

An allocation to stablecoins in the Fund’s portfolio could impact performance in the same way cash and cash equivalents, i.e., may be a cash drag.

Risks Associated with the Fund’s Holdings in Cash and Cash Equivalents

Cash creations and redemptions may impact the efficiency of the arbitrage mechanism compared to in-kind creations and redemptions

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more operational steps (and therefore execution risk) than an in-kind creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Benchmark price. Even though Authorized Participants are responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Fund, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying portfolio holdings, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of the Fund’s portfolio holdings, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying portfolio holdings held by the Fund or sell Shares at a price lower than the value of the underlying portfolio holdings held by the Fund, causing Shareholders to suffer losses. For in-kind transactions, the Fund may not be able to successfully implement in-kind creation and redemption transactions, which could put the Fund at a disadvantage compared to other crypto asset ETPs that are able to implement in-kind creations and redemptions.

The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired

If the Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares and the spot price of the Eligible Assets. The value of cash equivalents held by the Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund will decline in value.

Risks Related to Lack of Liquidity

Certain of the Fund’s investments could become illiquid, which could cause large losses to investors

The Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. If the Fund’s ability to obtain exposure to the Eligible Assets in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in crypto asset markets, or a disruption in the crypto asset markets, the Fund may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Fund’s ability to obtain exposure to the Eligible Assets may negatively impact the Fund’s performance.

A market disruption, such as a government taking regulatory or other actions that disrupt the crypto asset market, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in the Eligible Assets that the Sponsor will acquire or enter into for the Fund increases the liquidity risk.

Buying and selling activity associated with the purchase and redemption of Shares may adversely affect an investment in the Shares

The Sponsor’s purchase of assets, including in connection with creation orders, may cause the price of the Eligible Assets to increase, which will result in higher prices for the Shares. Increases in the Eligible Assets’ prices may also occur as a result of purchases by other market participants who attempt to benefit from an increase in the market price of crypto assets. The market price of Eligible Assets may therefore decline immediately after such assets are purchased or Creation Units are created.

Selling activity associated with sales of assets by the Sponsor, including in connection with redemption orders, may decrease the Eligible Assets’ prices, which will result in lower prices for the Shares. Decreases in the Eligible Assets’ prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of the Eligible Assets by the Sponsor and other market participants may have on the price of the Eligible Assets, other exchange-traded products or large private investment vehicles with similar investment vehicles (if developed) could represent a substantial portion of demand for the Eligible Assets at any given time and the sales and purchases by such investments may impact the price of the Eligible Assets. If the price of the Eligible Assets declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their crypto exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares

Authorized Participants and market makers will generally want to hedge their exposure in connection with creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of the Eligible Assets, wide spreads between prices quotes on different crypto platforms, etc.), such conditions may make it difficult to create or redeem Creation Units or cause them to not create or redeem Creation Units. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to the Eligible Assets may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded crypto futures contracts has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of crypto assets and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of the Eligible Assets may be problematic if the process for creations and redemptions encounter difficulties, which may adversely affect an investment in the Shares

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline, and the price of the Shares may fluctuate independently of the price of the Eligible Assets and may fall.

Examples of such unanticipated difficulties in the creation and redemption process might include, but are not limited to, operational failures such as technological malfunctions in the trade execution or settlement systems, delays or inaccuracies in data feeds, or disruptions in the communication channels used to transmit creation and redemption orders. Regulatory changes or legal challenges could also impose unforeseen hurdles, potentially leading to delays or restrictions in the processing of creation and redemption orders. Furthermore, liquidity issues in the crypto asset market itself could impede the ability to acquire or dispose of the Eligible Assets efficiently, thereby affecting the creation and redemption of Creation Units.

The liquidity of the Shares may be adversely affected by changes in participation by Authorized Participants, market makers, or minimum share levels

The liquidity and market price of the Shares depend significantly on the continued participation of Authorized Participants, market makers, and other key secondary-market participants. Only Authorized Participants may engage in direct creation or redemption transactions with the Fund, and the Fund has a limited number of such institutions. If one or more Authorized Participants or major market makers withdraw, become unable to process orders, or cease activities, the Fund may experience trading halts, increased bid/ask spreads, or Shares trading at a discount to NAV, potentially leading to limited liquidity or even delisting.

Additionally, there may be instances where an Authorized Participant is unable to proceed with or complete a redemption order, particularly during periods of market disruption, exchange suspensions, or emergencies. In such cases, declining asset values may result in reduced cash distributions or a loss to Authorized Participants, which can further decrease secondary market liquidity. During these periods, fewer buyers may be available and overall trading in Shares may decline.

Furthermore, the Fund may specify a minimum number of Shares that must remain outstanding. If redemptions reduce the number of outstanding Shares to this minimum, additional redemptions cannot occur until new Shares are created. This restriction may make market makers less willing to purchase Shares, potentially limiting the ability to sell Shares in the secondary market. The minimum levels for Shares are subject to change and will be posted daily on the Fund’s website. The Sponsor cannot guarantee ongoing participation by Authorized Participants, market makers, or the maintenance of adequate liquidity in the secondary market.

The Fund may experience low trading volume and wide bid/ask spreads. Bid/ask spreads vary over time based on trading volume and market liquidity (including for the underlying Eligible Assets held by the Fund) and are generally lower if Shares have more trading volume and market liquidity and higher if Shares have little trading volume and market liquidity. Additionally, in stressed market conditions, the market for Shares may become less liquid in response to deteriorating liquidity in the markets for the Fund’s portfolio holdings, which may cause a variance in the market price of the Shares and their underlying value.

The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Fund

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares of the Fund. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Fund may fail to closely link the price of the Shares to the value of the Eligible Assets. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate and may fall.

There are no limitations on the Sponsor’s discretion to postpone, suspend or reject purchase or redemption orders under the Securities Act or SEC listing orders permitting the listing and trading of the Fund’s Shares on the Exchange. In addition, Shareholders of the Fund will not have the protections provided in this regard that are applicable to Funds regulated under the Investment Company Act.

Loss of a critical banking relationship for, or the failure of a bank used by, the Fund could adversely impact the Fund’s ability to create or redeem or could cause losses to the Fund

To the extent that the Fund faces difficulty establishing or maintaining banking relationships, the loss of the Fund’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Fund to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Fund could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Fund is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund may be exposed to losses if a bank where it holds assets experiences financial distress or fails. Recent examples include the 2023 closures of Silvergate Bank, Silicon Valley Bank, Signature Bank, and First Republic Bank. If a bank failure occurs and the Fund’s cash balances are not further insured, these losses could directly impact the Fund.

The lack of active trading markets for the Shares of the Fund may result in loss in Share value

Although the Shares of the Fund will be listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If a Shareholder needs to sell Shares at a time when no active market for the Shares exists, the market price for the Shares will likely be lower, if the Shares are sold, than if an active market did exist.

Regulatory Risks

Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Eligible Assets or the Shares

As a result of the growth in the size of the crypto asset market, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of crypto asset networks, crypto asset users and the crypto asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by crypto assets to investors. Ongoing and future regulatory actions with respect to crypto assets generally or each of the Eligible Assets in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Regulatory developments such as by banning, restricting or imposing onerous conditions or prohibitions on the use of crypto assets, mining activity, digital wallets, the provision of services related to trading and custody of crypto assets, the operation of the Eligible Asset Networks, or the crypto asset markets generally may adversely impact the value of the Eligible Assets and, therefore, of the Fund.

The bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the crypto asset markets, have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on intermediaries such as crypto platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the crypto assets industry, may amplify and/or accelerate these trends. In January 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto asset related activities or have concentrated exposures to the crypto asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. In 2023, Congress continued to consider several stand-alone crypto asset bills, including a formal process to determine when crypto assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the BSA will apply to cryptocurrency providers. On May 21, 2024, the Financial Innovation and Technology for the 21st Century Act (FIT21) advanced through the United States House of Representatives in a vote along bipartisan lines. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future.

●	President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the crypto asset markets “necessitate an evaluation and alignment of the United States Government approach to crypto assets,” signals an ongoing focus on crypto asset policy and regulation in the United States. On January 23, 2025, an executive order was issued titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the crypto asset space and established an inter-agency working group for artificial intelligence and crypto that is tasked with proposing a regulatory framework governing the issuance and operation of crypto assets, including stablecoins, in the United States. On July 30, 2025, the President’s Working Group on Digital Asset Markets released its report recommending, among other things, that

●	Congress enact legislation that:

o	Eliminates existing gaps in regulatory oversight by providing the CFTC authority to oversee spot markets for non-security crypto assets.

o	Embraces DeFi technology and recognizes the potential of integrating such technology into mainstream finance.

●	The SEC and CFTC use their existing authorities to:

o	Immediately enable the trading of crypto assets at the Federal level by providing clarity to market participants on issues such as registration, custody, trading, and recordkeeping.

o	Allow innovative financial products to reach consumers without bureaucratic delays through the use of tools like safe harbors and regulatory sandboxes.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of crypto asset markets to function or how any new regulations or changes to existing regulations might impact the value of crypto assets held by the Fund. The consequences of increased federal regulation of crypto assets and crypto asset activities could have a material adverse effect on the Fund and the Shares.

FinCEN requires any administrator or exchanger of convertible crypto assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a crypto asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the crypto asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct crypto asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling crypto assets and therefore may adversely affect the price of the Eligible Assets and an investment in the Shares.

The Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether crypto assets that have been associated with such addresses in the past can be easily sold. Reduced fungibility in the crypto asset markets may reduce the liquidity of the Eligible Assets and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that crypto assets were a “crucial area” on which the U.S. Department of the Treasury has spent significant time. Secretary Mnuchin announced that the U.S. Department of the Treasury is preparing significant new regulations governing crypto asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Department of the Treasury, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of crypto assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (NYDFS), businesses involved in crypto asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain crypto asset business activities. Other states have considered or approved crypto asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain crypto asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of crypto assets and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of crypto asset networks. If the Eligible Asset Networks were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing crypto assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy enhancing crypto assets differently, this may change in the future.

As crypto assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the crypto networks and the crypto asset users, with particular focus on the extent to which crypto assets can be used to launder the proceeds of illegal activities or criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold tokens for users. The imposition of stricter governmental regulation of the crypto asset market may adversely impact the activities of the Fund, for example, by reducing the liquidity of the Eligible Assets markets.

Legal status of crypto assets is uncertain in various jurisdictions, which could impact the prices of crypto assets

The legal status of crypto assets varies substantially across jurisdictions. In many countries, the Eligible Assets legal status is still undefined or changing. Some countries have banned crypto assets or securities or derivatives in respect to them (including for certain categories of investor), banned the local banks from working with crypto assets or restricted the use of crypto assets in other ways. Furthermore, in other countries the status of the Eligible Assets remains undefined and there is uncertainty as to whether some crypto assets are a security, money, a commodity or property. In some countries, such as the United States, different government agencies define crypto assets differently, leading to regulatory conflict and uncertainty. This uncertainty is compounded by the rapid evolution of regulations. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of the Eligible Assets. In such a scenario, there may be adverse effects on the value of the Eligible Assets and the Fund’s Shares, including the termination of the Fund.

A determination that the Eligible Assets or any other crypto asset is a “security” may adversely affect the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund

Depending on its characteristics, a crypto asset may be considered a “security” under the federal securities laws. The test for determining whether a particular crypto asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict.

Whether a crypto asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act, and the Investment Company Act. Crypto assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular crypto asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. Adding to the complexity, the SEC staff has indicated that the security status of a particular crypto asset can change over time as the relevant facts evolve and that a crypto asset that is otherwise not a security but is offered and sold as part of an investment contract may form part of a security.

As part of determining whether a crypto asset is a security for purposes of the federal securities laws, the Sponsor considers a number of factors, including the various definitions of “security” under the federal securities laws, as well as SEC guidance and enforcement actions. The Sponsor may also refer to the inclusion of a crypto asset in the Index since the eligibility rules of the FTSE Crypto US Listed Index state that Index Constituents must meet the generic listing standards that require that the asset be a commodity. Through this process the Sponsor believes that it is applying the proper legal standards in determining that the Eligible Assets are not securities. In light of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that an Eligible Asset may in the future be found by the SEC or a federal court to be a security notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.

Any enforcement action by the SEC or a state securities regulator asserting that any of the Eligible Assets is a security or is being offered and sold as a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of such crypto asset, as well as the Shares. The Fund may be required to liquidate or be subject to regulatory action. The value of such crypto asset may significantly decline because the business models behind most crypto assets are incompatible with regulations applying to transactions in securities. If a crypto asset is determined or asserted to be a security, it is likely to become difficult or impossible for the crypto asset to be traded, cleared or custodied in the United States through the same channels used by non-security crypto assets, which in addition to materially and adversely affecting the trading value of the crypto asset is likely to significantly impact its liquidity and market participants’ ability to convert the crypto asset into U.S. dollars.

In addition, if crypto assets are determined to be securities, the Fund could be considered an unregistered “investment company” under SEC rules, which could necessitate the Fund’s liquidation. In this case, the Fund and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Fund under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Fund’s activities comply with applicable law, which could force the Sponsor to liquidate the Fund.

The Sponsor may terminate and liquidate the Fund if the Sponsor determines certain crypto assets critical to the performance Fund are securities under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Moreover, whether or not the Sponsor or the Fund were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Fund, in order, if possible, to liquidate the Fund’s assets while a liquid market still exists.

Because the Fund is actively-managed, the Sponsor may determine to liquidate the particular asset(s) that may be subject to a change in classification and continue with other Eligible Assets. If the Sponsor believes there to be good faith grounds to conclude that there are sufficient Eligible Assets to carry out its objective that are not securities, the Sponsor does not intend to dissolve the Fund on the basis that a particular crypto asset could at some future point be determined to be a security.

A determination that the Eligible Assets is not a commodity under the CEA may adversely affect the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund

The SEC’s release on generic listing standards for crypto exchange-traded products specifically notes that the generic listing standards apply to a trust that holds “one or more commodities or commodity-based assets”, and states that the term “commodity” means any commodity as defined in Section 1a(9) of the CEA that is not an “excluded commodity” under Section 1a(19) of the CEA. Accordingly, the Fund requires that any Eligible Asset be a “commodity.”

In determining whether a crypto asset is a commodity and is not an “excluded commodity,” the Sponsor will begin by referencing the definitions of commodity and excluded commodity under the CEA, and the definition of a “security” under the federal securities laws, and considers interpretative materials such as rules, caselaw, guidance, and enforcement actions. The Sponsor may also classify a crypto asset to be a commodity if it meets the following criteria:

●	it is fungible and

●	it is not presently a security under federal securities laws or it is either presently traded in futures contracts that are not subject to the jurisdiction of the SEC, or could be traded in such contracts in the future.

In the event a crypto asset is found to be a commodity under the CEA and to not be an excluded commodity under the CEA, the Fund will then apply the asset eligibility criteria discussed herein to determine whether the crypto asset is an Eligible Asset.

The Sponsor acknowledges that one or more crypto assets may in the future be found by the CFTC or a federal court to not be a commodity or to be an excluded commodity under the CEA notwithstanding the Sponsor’s prior classification. Even if the Sponsor’s prior classification was reasonable under the circumstances and made in good faith, the Fund and Sponsor may nevertheless be subject to legal or regulatory action. Because the Fund is actively-managed, the Sponsor may determine to liquidate the particular asset(s) that may be subject to a change in classification and continue the Fund with other Eligible Assets. The Sponsor may terminate and liquidate the Fund if the Sponsor determines certain crypto assets critical to the performance Fund do not meet the regulatory requirements.

The lack of regulation of the crypto asset market causes vulnerabilities to the markets and may impact prices

The Eligible Assets, the Eligible Asset Networks and the crypto asset trading platforms are relatively new and, in many cases, either unregulated or not in compliance with some or all of the applicable laws and regulations. As a result of this lack of regulation, individuals, or groups may engage in insider trading, fraud or market manipulation with respect to the Eligible Assets. Such manipulation could cause investors in the Eligible Assets to lose money, possibly the entire value of their investments. Over the past several years, a number of crypto platforms have been closed due to fraud, failure or security breaches. The nature of the assets held at crypto platforms make them appealing targets for hackers and a number of crypto platforms have been victims of cybercrimes and other fraudulent activity. These activities have caused significant, in some cases total, losses for crypto asset investors. Investors in crypto assets may have little or no recourse should such theft, fraud or manipulation occur. There is no central registry showing which individuals or entities own crypto assets or the quantity of crypto assets that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of crypto assets or a group of holders from selling their crypto assets, which could depress the price of such assets, or otherwise attempting to manipulate the price of such crypto assets or their networks. Events that reduce user confidence in the Eligible Assets, the Eligible Asset Networks and the fairness of crypto platforms could have a negative impact on the price of the Eligible Assets and the value of an investment in the Fund.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more crypto assets, mining activity or the operation of their networks in a manner that adversely affects the value of the Shares

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect crypto asset networks (including the Eligible Asset Networks), the crypto asset markets, and their users, particularly crypto platforms and service providers that fall within such jurisdictions’ regulatory scope. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more crypto assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the crypto asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of the Eligible Assets. The effect of any future regulatory change is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

The Fund’s Operating Risks

The Fund is new and has no operational history

Because the Fund is new, it has a more limited operating history, fewer shareholders, and less assets than other investment vehicles that have been in existence for longer periods. It may be more difficult to evaluate the investment program with a limited performance track record. This limited history poses several potential risks to the effective management and operation of the Fund. Crypto assets, such as bitcoin, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics.

Due to the Fund’s relatively concentrated shareholder base, large shareholder purchases or redemptions could require the Fund to buy or sell holdings at unfavorable times or maintain greater cash reserves than desired, any of which could have tax implications for the Fund and its Shareholders, make it difficult to invest fully in accordance with the Fund’s investment program, and limit the Sponsor’s ability to successfully implement the Fund’s investment strategies. There is no assurance that the Fund will be able to sufficiently increase its assets or number of shareholders in the future, which could lead to the Fund ultimately being liquidated and ceasing its operations. In such an event, Shareholders may be required to redeem or transfer their investment in the Fund at an inopportune time. The timing and tax consequences of such liquidation may not be favorable to some Shareholders.

Due to the Fund’s relatively small asset base, the Fund’s portfolio transaction costs and any costs that are not paid by the Sponsor pursuant to the Management Fee, may be relatively higher than those of a Fund with a larger asset base.

The Sponsor has limited experience with crypto asset ETPs, which may adversely affect the Fund.

The Sponsor is newly established, has limited operating or performance history, and does not have experience sponsoring ETPs that hold crypto assets. The Sponsor benefits from the experience of certain shared employees who have traded the Firm’s proprietary crypto assets since 2023. Also, the Sponsor is supported by the Administrator, which provides management services to more than 30 ETFs operating under the Investment Company Act of 1940 with approximately $23 billion in assets and another $1.5 trillion in assets under management in other vehicles as of February 27, 2026. Crypto asset markets require specialized knowledge of blockchain technology and security, and have evolving regulatory requirements that differ materially from traditional asset markets. The Sponsor’s limited experience may not fully equip it to effectively navigate these complexities or risks such as cyber threats, technological failures, or operational errors related to digital asset transactions or custody. This limited experience could result in suboptimal decision-making, increased operational risks, potential legal or regulatory non-compliance, or unsuccessful implementation of the Fund’s investment objective. These factors could adversely affect the Fund’s operations, leading to potential losses for investors or a decrease in the Fund’s overall value.

The Sponsor or Fund may change the Management Fee, investment objective, Index or investment strategies at any time without Shareholder approval or advance notice

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Sponsor and Fund have broad authority to make changes to its operations. The Sponsor may, in its sole discretion, determine to amend the Sponsor Agreement, including to increase the Management Fee, and may do so without Shareholder approval. The Sponsor shall determine the contents and manner of delivery of any notice of such changes. If an amendment imposes new fees and charges or increases existing fees or charges, including the Management Fee, advance notice of the change will be provided in a prospectus supplement or current report on Form 8-K. Shareholders that are not registered owners (which most Shareholders will not be) may not receive any other specific notice of a fee increase. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the fee change.

The Fund may change its investment objective, the Index, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. Changes are subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the Exchange. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. Shareholders may experience losses on their investments in the Fund as a result of such changes.

The crypto assets that the Fund may invest in can change from time to time as additional Eligible Assets are added

The Fund’s investment strategy permits it to invest in a range of crypto assets that have been designated as Eligible Assets under its investment guidelines. The list of Eligible Assets is not fixed, and may expand or change over time as new crypto assets are evaluated and added. As a result, the Fund’s portfolio composition may change materially and potentially rapidly, subjecting investors to risks associated with newer or less-established crypto assets, each of which may have distinct technical, regulatory, security, and market risks that differ from those of the Fund’s initial holdings.

The addition of new Eligible Assets may expose the Fund to increased volatility, illiquidity, or operational uncertainties specific to newly included Eligible Assets. Furthermore, investors will not have an opportunity to vote on or approve the inclusion of additional Eligible Assets, and there is no guarantee that any added Eligible Asset will perform as expected or that the Fund’s risk profile will remain consistent with past periods. This evolving investment universe may impact the Fund’s investment performance and risk characteristics in unpredictable ways.

Prospective investors should consider that the Fund’s exposure may shift both in terms of the particular crypto assets held and the associated risks, which may change as additional Eligible Assets are included in the Fund’s investment strategy.

The Fund is not a registered investment company, so Shareholders do not have the protections of the Investment Company Act

The Fund is not an investment company subject to the Investment Company Act. Accordingly, the Fund’s Shareholders do not have the protections expressly provided by that statute, including: provisions preventing Fund insiders from managing the Fund to their benefit and to the detriment of Fund Shareholders; provisions preventing the Fund from issuing securities having inequitable or discriminatory provisions; provisions preventing Fund management by irresponsible persons; provisions preventing the use of unsound or misleading methods of computing Fund earnings and asset value; provisions prohibiting suspension of redemptions (except under limited circumstances); provisions limiting Fund leverage; provisions imposing a fiduciary duty on the managers with respect to receipt of compensation for services; and provisions preventing changes in the Fund’s character without the consent of Fund Shareholders.

In addition, the Fund will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Fund is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Fund. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

There are technical risks inherent in the trading system the Sponsor intends to employ

The Sponsor’s order management system is a broadly used and well-known computer-based system that utilizes external data feeds of market information. The Sponsor can experience business interruptions if its order management system or data feeds are disrupted or corrupted. For further discussion of technical and business continuity risks to the Fund’s and the Sponsor’s systems, see the discussion under the caption “Event Risk” below.

Several factors may affect the Fund’s ability to achieve its investment objective on a consistent basis

There can be no assurance that the Fund will achieve its investment objective. Prospective investors should read this entire prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Fund’s ability to meet its investment objective include: (1) Fund’s ability to purchase and sell crypto assets in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Eligible Asset Networks; (3) the crypto asset market becoming illiquid or disrupted; (4) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which the Eligible Assets trade, resulting in the inability of Fund to execute intended portfolio transactions; and (6) accounting standards.

There is no assurance of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund

There is no assurance that the Sponsor will be willing or able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund or other investment Fund complex, the Fund may be adversely affected.

The Sponsor may manage a large number of assets, and this could affect the Fund’s ability to trade profitably

Increases in assets under management may affect trading decisions. The Sponsor does not intend to limit the amount of Fund assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Fund’s operations and adversely impact an investment in the Fund

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Fund in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Fund. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Fund to the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the affiliates of the Sponsor, including with respect to execution, Fund operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Fund will continue to be associated with the Fund for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Fund’s ability to realize its investment objective.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund. In addition, the agreements between the Fund and its third-party service providers, such as the Custodians, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund is actively-managed, which may result in performance and cost differences compared to a passively-managed fund

Unlike passively-managed crypto ETPs that seek to track an index by replicating the index’s holdings and weights, the Fund’s performance depends on the Sponsor actively selecting Eligible Assets, determining portfolio weights and the timing for these transactions without regard to an index. If the Sponsor’s judgments about the attractiveness, value, or market trends affecting particular Eligible Assets prove to be incorrect, the Fund may underperform passively-managed crypto ETPs that track the Index or similar benchmarks. The Sponsor’s judgments about the attractiveness, value, or potential appreciation of the Fund’s investments may prove to be incorrect. The Fund could underperform other ETPs (whether actively-managed or otherwise) with a similar index as the Index or similar investment program if the Fund’s investment selections or overall strategies fail to produce the intended results. Regulatory, tax, or other developments may affect the investment strategies available to the Sponsor, which could adversely affect the ability to implement the Fund’s overall investment program and achieve the Fund’s investment objective. The Fund uses a reference rate for pricing crypto assets, which is different from the reference rate used by the Index. Therefore, there may be performance differences attributed to the different reference rates, as well as the difference in crypto assets and weights of those crypto assets of the Fund compared to the Index Constituents.

Actively-managed funds are also subject to higher costs than passively-managed funds. The Fund incurs trading costs associated with active and frequent trading of Eligible Assets. These trading costs can result in higher total expenses compared to passively-managed crypto ETPs. These higher costs reduce the Fund’s NAV and may cause the Fund to underperform passively-managed crypto ETPs, particularly in market environments where active management does not add sufficient value to offset the additional costs.

Market participants may attempt to “reverse engineer” one or more of the Fund’s trading strategies. If successful, this could result in such market participants engaging in certain predatory trading practices that may have the potential to harm the Fund and its Shareholders. These practices may include front-running (trading ahead of the Fund) or free-riding (mirroring the Fund’s strategies).

As an actively-managed Fund, the Fund may engage in frequent trading of its portfolio assets in pursuing its investment objective. Generally, the higher the portfolio turnover rate, the higher the overall transaction costs and the greater the potential impact on the fund’s total return. High portfolio turnover results in increased transaction costs to the Fund related to the sale of holdings and reinvestment of the proceeds in other holdings. The Fund’s portfolio turnover rate may vary from year to year due to fluctuations in the levels of shareholder purchase and redemption activity, shifts in market conditions or evaluations of assets, and/or changes in the overall investment outlook. Increased portfolio reallocations and frequent portfolio turnover also may increase the possibility of tax consequences in taxable accounts.

Fund assets may be depleted if investment performance does not exceed Fund fees and expenses

Over time, the Fund’s assets could be depleted if investment performance does not exceed the Management Fee and Fund expenses, see “Business of the Fund – Fees and Expenses.” For example, creation with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of Creation Units with cash may result in the recognition of taxable gains or losses that the Fund. The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Fund’s service providers under certain circumstances. Unless such expenses are specifically attributable the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Fund expenses to the Fund. Expenses paid by Sponsor are not subject to any caps or limits.

Investors may not be able to buy or sell Shares of the Fund through their current brokerages

Because of volatility and other risks associated with crypto-related investments, brokerage firms may limit or not permit trading in such investments. Because of current or future brokerage policies regarding crypto-linked securities, investors could have difficulty selling Shares through their brokerage and potentially face restrictions when or how they could trade their Shares.

The Fund may have credit risk, operational risk, and fraud risk buying or selling crypto assets

The Fund may transact with crypto trading platforms and over-the-counter crypto market makers. The Fund may take on credit risk when it trades crypto assets, and its contractual rights with respect to such transactions may be limited. It is possible that, through computer or human error, or through theft or criminal action, the Fund’s assets could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Fund is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Fund’s crypto assets (through error or theft), the Fund will be unable to recover incorrectly transferred assets, and such losses will negatively impact the Fund. In the event the Fund is unable to recover any incorrectly transferred assets, the Fund will not be liable to the Shareholders for any such losses.

If a custodial agreement or an Authorized Participant agreement is terminated or a Custodian or an Authorized Participant becomes insolvent or fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or Authorized Participant, which could pose a challenge to the safekeeping of the Fund’s assets, the Fund’s ability to create and redeem shares and the Fund’s ability to continue to operate may be adversely affected

The Fund is dependent on the Crypto Custodian to operate. The Crypto Custodian performs essential functions in terms of safekeeping the Fund’s crypto assets in the custodial wallets. If a Crypto Custodian fails to perform the functions it performs for the Fund, the Fund may be unable to operate or create or redeem Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares.

If any Crypto Custodian were to be required or choose, as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Fund’s ability to operate or process creations or redemptions of Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares.

Any prioritization by the Crypto Custodian away from the Fund could result in inadequate attention, delays, or comparatively unfavorable commercial terms for the Fund. Such actions could harm the Fund’s operations, reduce the efficiency of its trading activities, and negatively affect the value of the Shares.

Transferring maintenance responsibilities of the Fund’s account at the Crypto Custodian to one or more other custodians will likely be complex and could subject the Fund’s assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets. Also, the Sponsor may not be able to find a party willing to serve as the custodian of the Fund’s assets or on the same terms as its agreements with the Crypto Custodian or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Fund and liquidate the Fund’s crypto assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custodial agreement that is less favorable for the Fund, the value of the Shares could be adversely affected.

Moreover, the legal rights of customers with respect to crypto assets held on their behalf by a third-party custodian, such as the Crypto Custodian, in insolvency proceedings are currently uncertain. Also, if a Crypto Custodian becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform their obligations under their contractual agreements with the Fund, or abruptly discontinues the services they provide to the Fund for any reason, the Fund’s operations including its creation and redemption processes would be adversely affected.

Part of the Fund’s assets are held in cash and cash equivalents with the Cash Custodian and other financial institutions, if applicable. The insolvency of the Cash Custodian and any financial institution in which the Fund holds cash and cash equivalents could result in a substantial loss of the Fund’s cash and cash equivalents.

Similarly, if an Authorized Participant suffers insolvency, business failure or interruption, default, failure to perform, security breach or if an Authorized Participant chooses not to participate in the creation and redemption process of the Fund, and the Fund is unable to engage replacement Authorized Participants on commercially acceptable terms or at all, then the creation and redemption process of the Fund, the arbitrage mechanism used to keep the Shares in line with the NAV and the Fund’s operations generally could be negatively affected.

Authorized Participants may prioritize their resources and trading focus away from the Fund, particularly during periods of market stress or heightened volatility, potentially reducing the liquidity and market efficiency of the Fund’s Shares. This withdrawal could adversely impact the liquidity of the Shares, potentially leading to increased volatility, wider bid-ask spreads, and a deviation of the Share price from its NAV, especially if the Fund fails to attract enough Authorized Participants willing to maintain a market in the Shares. Such impacts could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences.

The service providers may not act in the best interest of the Fund and have limited liability

Service providers to the Fund, including Custodians, do not owe fiduciary duties to the Fund or the Shareholders, are not required to act in their best interest and could resign or be removed by Sponsor. The service providers, including custodians and security vendors, that the Fund employs or may employ in the future are not trustees for, and owe no fiduciary duties to, the Fund or the Shareholders. In addition, service providers employed by the Fund have no duty to continue to act as service providers. However, the Fund and certain of its service providers, including the Custodians, have contractual obligations to each other, including indemnification, provision of services absent gross negligence, and payment for such services.

Current or future service providers, including Custodians and security vendors, can terminate their role as Custodian or security vendor for any reason whatsoever upon the notice period provided under the relevant custody agreement. A service provider may also be terminated.

Additionally, the key service providers may have limited liability. For example, the Crypto Custodian has limited liability, impairing the ability of the Fund to recover losses relating to its crypto assets and any recovery may be limited. In addition, the Crypto Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, such as war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Fund to the Crypto Custodian may be limited. See “Custody of Fund Assets” section for more details on the limitation of liability of the Crypto Custodian.

Under the Trust Agreement, neither the Trustee nor the Sponsor will be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor (individually) or breach by the Sponsor of the Trust Agreement. As a result, the recourse of the Fund or the Shareholders to the Trustee or the Sponsor may be limited.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Fund may experience substantial losses on transactions if the computer or communications system fails

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers, and may experience substantial losses on transactions if they fail

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by crypto asset market makers, exchanges and Custodians, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

An investment in the Fund faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Fund’s Shares trading at a premium or discount to NAV

Although the Fund’s Shares are listed for trading on the Exchange, there can be no assurance that an active trading market for such Shares will develop or be maintained. Trading in the Fund’s Shares may be halted due to market conditions or for reasons that, in the view of the Exchange, make trading in Shares inadvisable. There can be no assurance that the requirements of the Exchange necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the Shares will trade with any volume, or at all. The NAV of the Fund’s Shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of Shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of Shares on the Exchange. It cannot be predicted whether the Fund’s Shares will trade below at or above their NAV. Investors who buy the Fund’s Shares at a market price that is a premium to NAV face a risk of loss if the market price of their Shares subsequently converges with NAV per Share. Investors buying or selling Fund Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares.

The Exchange may halt trading in the Shares, which would adversely impact the ability to sell Shares

Trading in Shares of the Fund may be halted by the Exchange due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in view of the Exchange, make trading in Shares inadvisable. These may include: (1) the extent to which trading is not occurring in the Eligible Assets underlying the Shares; or (2) whether other unusual conditions or circumstances detrimental to the maintenance of a fair and orderly market are present. In addition, market conditions that would result in trading halts may also include extraordinary market volatility that trigger rules requiring trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

An investment in the Fund may be adversely affected by competition from other investment vehicles focused on crypto assets

The Fund will compete with direct investments in crypto assets, investment vehicles that include securities backed by or linked to crypto assets, and other investment vehicles that focus on crypto assets. Market and financial conditions, and other conditions beyond the Fund’s control, such as the timing of reaching the market and the Fund’s fee structure relative to other investment vehicles, may make it more attractive to invest in other vehicles. To the extent that the Fund has relatively higher fees than other such investment vehicles, this could impede growth of the Fund, possibly result in a lower NAV per Share. The competition from other investment vehicles focused on crypto assets could have a detrimental effect on the scale and sustainability of the Fund.

Anonymity and illicit financing risk of crypto assets could harm the Fund

Although transaction details of peer-to-peer transactions are recorded on the crypto assets blockchain, a buyer or seller of crypto assets on a peer-to-peer basis directly on the network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of crypto assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes.

Certain crypto assets have in the past been used to facilitate illicit activities. If a crypto asset was used to facilitate illicit activities, businesses that facilitate transactions in such crypto assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such crypto asset could be removed from crypto platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant crypto asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Fund, the Sponsor were to transact with a sanctioned entity, the Fund or the Sponsor or its affiliates would be at risk of potential criminal or civil lawsuits or liability.

The Fund takes measures with the objective of reducing illicit financing risks in connection with the Fund’s activities. However, illicit financing risks are present in the crypto asset markets. There can be no assurance that the measures employed by the Fund will prove successful in reducing illicit financing risks, and the Fund is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks arise, the Fund or the Sponsor or its affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Fund’s ability to operate or cause losses in value of the Shares.

The Fund, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (KYC) laws and regulations. The Sponsor and its affiliates and the Fund will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, Crypto Trading Counterparty, and Crypto Custodian. Each service provider must undergo onboarding prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor and the Fund have instituted procedures designed to ensure that a situation would not arise where the Fund would engage in transactions with a counterparty whose identity the Sponsor and the Fund did not know.

Furthermore, Authorized Participants, as broker-dealers, and the Crypto Custodian, as an entity licensed to conduct virtual currency business activity, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (BSA), and U.S. economic sanctions laws. The Fund will only accept creation and redemption requests from Authorized Participants who have represented to the Fund that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Fund do not transact with a sanctioned party.

However, there is no guarantee that such procedures will always prove to be effective or that the Fund’s service providers will always perform their obligations. If the Authorized Participants or Crypto Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Fund’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Fund, the Sponsor, or its affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Fund’s service providers. Any of the foregoing could result in losses to the Shareholders or negatively affect the Fund’s ability to operate.

The market for crypto-based ETFs may reach saturation

The market for crypto-based ETFs like the Fund may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Fund will grow to or maintain a viable size. Due to the Fund’s small asset base, certain of the Fund’s expenses and its portfolio transaction costs may be higher than those of a Fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

To the extent that the Fund engages in staking activities, the Fund will be exposed to increased liquidity risk

Staking typically requires that the Fund lock up the staked Eligible Assets for a specified period. During the staking period and the subsequent unbonding period required to unstake the Eligible Assets, the Fund typically cannot transfer such assets. The unbonding period varies by asset and may exceed historical averages based on network activity. For a detailed discussion of the Fund’s staking activities and procedures, see ‘Business of the Fund—Staking.’

Due to the time involved in “exiting” the staking process, there is a risk that the Fund could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Fund’s stakeable Eligible Assets that remain un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Fund’s redemption program. Moreover, any staked Eligible Assets which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Fund’s Eligible Assets that have not been staked, or through another mechanism to manage liquidity in connection with redemption orders) will be un-staked only after the redemption request is approved by the Fund, the Sponsor executes an un-stake or withdrawal transaction through the Crypto Custodian, and such transaction is processed by the network on which the Eligible Asset is based. The Staking Provider will not be able to transfer unstaked Eligible Assets or Staking Provider Consideration to another address on the network.

In addition, depending on the anticipated length of the unbonding period, the staked Eligible Assets may be classified as illiquid under the Fund’s liquidity risk management program. In addition, if staked Eligible Assets are determined to be offered or sold as a security under the Securities Act, they could be subject to significant constraints in terms of any transfer or disposal of such Eligible Assets. In such event, the Fund may consider one or more Eligible Assets to be an “illiquid security”, which it defines as a security that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

Rewards for staked Eligible Assets may be accrued even before the staked Eligible Assets are unbonded. Once accrued, such rewards are considered part of the Fund’s assets, even if unbonding has not occurred. The Sponsor and the Fund will manage liquidity in accordance with the Fund’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis.

Risks Related to Shareholder Voting Rights and Liability

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

Shareholders will not have the rights enjoyed by investors in certain other types of entities

As interests in a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Fund does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and Exchange governance rules.

CALCULATING NAV

The NAV of the Fund will be equal to the total assets of the Fund, including but not limited to, all crypto assets, stablecoins, cash, and cash equivalents less total liabilities of the Fund. The NAV per share is calculated by dividing NAV of the Fund by the number of shares currently outstanding. The methodology used to calculate the price of the crypto assets in determining the NAV of the Fund may not be deemed consistent with U.S. GAAP (GAAP).

The Sponsor has the authority to determine the Fund’s NAV. Subject to the oversight of the Sponsor, the Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Fund as well as the daily valuation process, based on pricing sources selected by the Sponsor. The Fund’s investment team may provide pricing inputs. No investment team may provide pricing instructions.

In determining the Fund’s NAV, the Administrator values each crypto asset and stablecoin held by the Fund based on a reference rate. The Administrator has engaged Lukka, Inc., a third-party vendor, to provide a reference rate for each crypto asset and stablecoin held by the Fund. The Lukka Digital Asset Median Reference Rates (as shown in the table below) shall be the primary reference rate used for valuing the Fund’s crypto assets and stablecoin, unless the Administrator determines that one or more reference rates is not available or is unreliable (each a “Reference Rate”). Each Reference Rate aggregates the trade flow of the respective asset on spot exchange platforms, during an observation window between 3:00 p.m. and 4:00 p.m. E.T. into the U.S. dollar price of the respective asset, at 4:00 p.m. E.T.

Asset	Lukka Digital Asset Median Reference Rate Full Name
ADA	Lukka Digital Asset Median Reference Rate - Cardano - U.S. Dollar
BTC	Lukka Digital Asset Median Reference Rate - Bitcoin - U.S. Dollar
DOT	Lukka Digital Asset Median Reference Rate - Polkadot - U.S. Dollar
ETH	Lukka Digital Asset Median Reference Rate - Ether - U.S. Dollar
LTC	Lukka Digital Asset Median Reference Rate - Litecoin - U.S. Dollar
SOL	Lukka Digital Asset Median Reference Rate - Solana Token - U.S. Dollar
XRP	Lukka Digital Asset Median Reference Rate - Ripple - U.S. Dollar
AVAX	Lukka Digital Asset Median Reference Rate - Avalanche - U.S. Dollar
DOGE	Lukka Digital Asset Median Reference Rate - Dogecoin - U.S. Dollar
HBAR	Lukka Digital Asset Median Reference Rate - Hedera Hashgraph - U.S. Dollar
BCH	Lukka Digital Asset Median Reference Rate - Bitcoin Cash - U.S. Dollar
LINK	Lukka Digital Asset Median Reference Rate - ChainLink - U.S. Dollar
XLM	Lukka Digital Asset Median Reference Rate - Stellar Lumens - U.S. Dollar
SHIB	Lukka Digital Asset Median Reference Rate - SHIBA INU - U.S. Dollar
SUI	Lukka Digital Asset Median Reference Rate - Sui – U.S. Dollar
USDC	Lukka Digital Asset Median Reference Rate - USD Coin - U.S. Dollar

The Reference Rates are calculated based on the transactions that take place on crypto asset trading platforms approved by the Reference Rate provider (Eligible Transactions). The methodology (or calculation steps) for each Reference Rate is as follows:

●	All Eligible Transactions are added to a joint list, recording the trade price and size for each transaction.

●	The joint list is partitioned into a number of equally-sized time intervals.

●	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Eligible Transactions, i.e., across all relevant trading platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	Each Reference Rate is then determined by the equally weighted average of the volume-weighted medians of all partitions.

The Administrator believes that the use of the Reference Rates is reflective of a reasonable valuation of the spot price of the Fund’s crypto assets and stablecoin and are reasonably designed to be resistant to manipulation. For example, under this methodology, crypto asset transactions conducted at outlier prices, large trades or clusters of trades transacted over a short period of time, and large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the Reference Rates. The Administrator requires the Reference Rate provider(s) to have a control framework that is consistent with relevant regulations and designed to ensure the integrity of its Reference Rates.

If one or more Reference Rates from the primary vendor are not available or the Administrator determines that one or more Reference Rates are unreliable, then reference rates from another source may be used. Alternately, the Fund’s holdings may be fair valued by the Administrator (referred to herein as a “Fair Value Event”). Additionally, the Administrator will monitor for unusual prices and escalate to the Sponsor if detected. Notification of a material change to the Reference Rate will be made in a prospectus supplement or the Fund’s periodic reports.

The Fund’s cash equivalents are valued at the close of the NYSE and are reported at fair value, as determined by the Administrator. The Administrator will fair value by taking into account various, adopted factors, and methodologies for determining fair value. This value may differ from the value the Fund receives upon sale of the cash equivalents.

The Administrator of the Fund will calculate the NAV once each Business Day, at the close of the NYSE, normally 4:00 p.m. E.T, each day the NYSE is open for business. However, the NAV per share may be calculated at a time other than the normal close of the NYSE if trading on the NYSE is restricted, if the NYSE closes earlier, or as may be permitted by the SEC. For purposes of making these calculations, a “Business Day” means any day other than a day when NYSE is closed for regular trading. The NAV per share for a business day will be released after 4:00 p.m. E.T. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. E.T. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator, the NAV per share is released to the public typically by 6:45 p.m. E.T. and generally no later than 8:00 p.m. E.T. The period between 4:00 p.m. E.T. and the NAV release after 6:45 p.m. E.T. (or later) provides an opportunity for the Administrator to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the shares.

The Fund’s periodic financial statements may not utilize the NAV of the Fund to the extent the methodology used to calculate the price of the crypto assets is deemed not to be consistent with GAAP. The Fund’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (ASC Topic 820) and utilize an exchange-traded price from the Fund’s principal market as of 11:59 p.m. E.T. on the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP.

Intraday Trust Value

In order to provide updated information relating to the Fund for use by Shareholders and market professionals, the Sponsor will engage an independent calculator to calculate and disseminate an ITV. The ITV will be calculated by using the prior day’s closing NAV per Share of the Fund as a base and will be updated throughout the trading day to reflect changes in the value of the Fund’s holdings during the trading day. The Fund’s crypto assets and the weighting of each crypto asset within the Fund’s portfolio will be provided on a daily basis on the Fund’s website.

The ITV will be disseminated on a per Share basis every 15 seconds each day the NYSE is open for regular trading and be widely disseminated by one or more major market data vendors. Several major market data vendors display and/or make widely available ITVs taken from the Consolidated Tape Association (CTA) or other data feeds. The ITV should not be viewed as an actual real time update of the NAV, because NAV is calculated only once per day. See, “Calculating NAV section.”

Secondary Market Transactions of Shares

Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Fund’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major crypto asset markets and the Exchange. While the Shares will trade on the Exchange until 4:00 p.m. ET, liquidity in the market for crypto assets may be reduced, negatively affecting the trading volume; alternatively, developments in crypto asset markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of crypto platforms due to fraud, failures, security breaches or otherwise that occur outside of the Exchange trading hours will not be reflected in trading prices of the Shares until trading on the Exchange opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. The Sponsor believes that the aggregation of shares in a Creation Unit will enable Authorized Participants and Crypto Trading Counterparties to manage inventory and facilitate an effective arbitrage mechanism for the Fund. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Fund is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Fund. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

CREATIONS AND REDEMPTIONS

Primary Market Transactions of Shares and Authorized Participants

The Fund expects to create and redeem Shares on a continuous basis only in aggregations of 10,000 Shares (Creation Units). Only Authorized Participants may place orders to purchase or redeem Creation Units in exchange for cash (or crypto assets, if in-kind creations and redemptions are permitted).

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. The Fund may publish a basket of pro rata or non-pro rata holdings on a daily basis for informational purposes only. Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive crypto assets as part of the creation or redemption process or otherwise direct the Fund or a third-party with respect to purchasing, holding, delivering, or receiving crypto assets as part of the creation or redemption process. In the future, the Fund may also permit Authorized Participants to create and redeem Shares via in-kind transactions.

Each Authorized Participant must be a registered broker-dealer, a participant in the DTC, and have entered into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of cash (or for the delivery of crypto assets, if the Fund engages in in-kind creations and redemptions) in connection with such creations or redemptions.

As of the date of this prospectus, the Authorized Participants are: Jane Street Group, LLC, Macquarie Capital (USA) Inc., Goldman Sachs & Co. LLC, and Virtu Americas LLC. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers aggregated shares in Creation Units at their NAV through the Distributor, to Authorized Participants. Shares will be sold at the next-determined NAV per Share. All Authorized Participants pay a fixed transaction fee for each creation or redemption order.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed purchasers in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Fund, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market purchaser is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the Securities Act. The offering of Creation Units is being made in compliance with Rule 2310 of the FINRA Rules. The Authorized Participants do not receive from the Fund or the Sponsor any compensation in connection with the creation or redemption of Creation Units of Shares.

Investors are cautioned that they might not be able to buy or sell Shares of the Fund through their current brokerages. Moreover, even if an investor were able to purchase Shares through their current brokerage, that brokerage might decide to stop trading in crypto-linked securities and the investor would potentially face restrictions on when and or how they could trade their existing crypto assets position.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

Portfolio Transactions in Connection with Creations and Redemptions

In addition to actively trading portfolio assets, the Sponsor and the Fund will engage in crypto asset transactions for converting cash, stablecoins, or crypto assets into crypto assets (in association with “creation” or “purchase” orders) and crypto assets into cash (in association with redemption orders). The Fund will conduct its crypto asset transactions by trading directly with third parties, who are not registered broker-dealers, pursuant to written agreements between such counterparties and the Fund (each a “Crypto Trading Counterparty”). See “Crypto Trading Counterparties” section for more information.

Creation orders will take place as follows, where “T” is the date of the order and each day in the sequence must be a Business Day:

Creation Order Date (T)	Settlement Date (T+1)

1.     Authorized Participant places a creation order.

2.     The Transfer Agent accepts (or rejects) the creation order.

3.     The Fund will enter into a transaction with the Crypto Trading Counterparty to purchase the corresponding crypto assets.

4.     As soon as practicable after 4:00 p.m. ET, the Administrator determines the Creation Unit Cash Total Amount, including any dollar cost difference between the crypto assets price utilized in calculating NAV per Share and the price at which the Fund acquires the crypto assets.

5.     The Authorized Participant delivers the Creation Unit Total Cash Amount to the Fund’s cash account that is maintained with the Cash Custodian.

6.     The Crypto Trading Counterparty delivers the crypto assets related to the purchase transaction into the Fund’s Vault Balance (defined below).

7.     Once the Fund is in simultaneous possession of the Creation Unit cash component and the crypto assets, the Fund delivers the corresponding Shares to the Authorized Participant.

8.     The Fund transfers the cash related to the purchase transaction from the Fund cash account maintained with the Cash Custodian to the Crypto Trading Counterparty.

Redemption orders will take place as follows, where “T” is the date of the order and each day in the sequence must be a Business Day:

Redemption Order Date (T)	Settlement Date (T+1)

1.     Authorized Participant places a redemption order.

2.     The Transfer Agent accepts (or rejects) the redemption order.

3.     The Fund enters into a transaction with the Crypto Trading Counterparty to sell the corresponding crypto assets.

4.     As soon as practicable after 4:00 p.m. ET, the Administrator determines the Creation Unit Cash Total Amount, including any dollar cost difference between the crypto assets price utilized in calculating NAV per Share and the price at which the Fund sells the crypto assets.

5.     The Authorized Participant delivers the Shares to be redeemed to the Fund.

6.     The Crypto Trading Counterparty delivers cash to the Fund’s cash account that is maintained with the Cash Custodian related to the sell transaction.

7.     Once the Fund is in simultaneous possession of the Shares and the respective Creation Unit cash component, the Fund cancels the Shares comprising the number of Creation Unit redeemed by the Authorized Participant.

8.     The Fund instructs the Crypto Custodian to transfer the corresponding crypto assets agreed on the sell transaction from the Fund’s Vault Balance.

9.     The Fund transfers the Creation Unit cash component from the cash account maintained with the Cash Custodian to the Authorized Participant.

Creation Procedures

Order Submission and Acceptance

For a purchase order, the Authorized Participant must submit the purchase order by 2:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier (the “Order Cutoff Time”). The Sponsor may modify the Order Cutoff Time in its sole discretion. Orders received after the Order Cutoff Time will not be accepted and must be resubmitted on the following Business Day.

The Authorized Participant must submit a purchase order indicating the number of Creation Units it intends to acquire. The Sponsor will acknowledge the purchase order. The date of acknowledgement will determine the “Estimated Cash Amount,” which is equivalent in value to the quantity of crypto assets and other portfolio assets (“Basket”) but excludes a Variable Fee (defined below) and transaction fees. If the purchase order is in proper form and accepted, an endorsed confirmation, an email, or other electronic communication indicating the acceptance of the purchase order) will be transmitted to the Authorized Participant on the date such purchase order is received. Prior to such acceptance, a purchase order only represents the Authorized Participant’s unilateral offer and has no binding effect upon the Fund, Sponsor, Crypto Custodian, or any other party.

Crypto Asset Transactions

On the order date, the Fund will enter into a transaction with a Crypto Trading Counterparty to buy crypto assets in exchange for the cash proceeds from such purchase order. Fractional precision greater than that supported by the Fund’s Crypto Trading Counterparties and Custodian for a particular crypto asset is disregarded for the purpose of the computation of that crypto asset in the Fund’s portfolio.

Settlement

For settlement of a purchase order, the Authorized Participant delivers the Total Cash Amount to the Fund’s cash account maintained with the Cash Custodian in exchange for Shares. The Crypto Trading Counterparty delivers the required crypto assets to the Fund’s segregated account at the Crypto Custodian (“Vault Balance”) in exchange for cash. In the event the Fund has not successfully executed and completed settlement of a crypto asset transaction by the settlement date of the purchase order, the Authorized Participant may either (1) cancel the purchase order, or (2) accept a delayed settlement while the Fund continues to attempt completion.

Fixed and Variable Fees and Calculation of Total Cash Amount

The Total Cash Amount is the cash equivalent value of the Basket, plus a Variable Fee (defined below) and a fixed transaction fee. The Total Cash Amount owed by the Authorized Participant is determined after the Fund’s NAV is struck and the Fund’s crypto asset transactions have been confirmed. Once a purchase order has been accepted, the Authorized Participant must deposit the Total Cash Amount as determined by the Administrator. The fixed transaction fee for a creation is imposed to offset the transfer and other transaction costs associated with the issuance of Creation Units. The fixed transaction fee for a creation is $100.

The Variable Fee is the difference between the price of the assets used in calculating the NAV per Share on the creation (or redemption) order date and the net price (inclusive of transaction costs and fees) at which the Fund acquires (or sells) the assets. To the extent the price amount for buying the assets is higher than the price utilized in calculating the NAV the Authorized Participant is responsible for paying the Variable Fee. In the case the price amount for buying the assets is lower than the price utilized in calculating the NAV, the Authorized Participant shall retain the Variable Fee.

The Fund intends to make available on each Business Day before the open of business, the Basket for that day, which Authorized Participants may use as guidance regarding the Estimated Cash Amount for purchase orders.

The calculation of the Total Cash Amount necessary for the creation of a Creation Unit changes from day to day. Each day that the Exchange is open, the computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. See “Calculating NAV.”

On-Chain Transaction Costs and Settlement Delays

Transfers of crypto assets into the Fund’s Vault Balance are “on-chain” transactions recorded on the relevant blockchain. For creations, on-chain transaction fees are paid by the Crypto Trading Counterparty and are not borne directly by the Fund or its Shareholders.

Crypto assets transactions on the blockchain are susceptible to delays due to the Eligible Asset Networks outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that crypto assets transfers from the Crypto Trading Counterparty to the Fund’s Vault Balance are delayed due to congestion or other issues with the Eligible Asset Networks, such crypto assets will not be held in offline storage in the Vault Balance until such transfers can occur.

Redemption Procedures

Order Submission and Acceptance

Authorized Participants, acting on authority of the registered holder of Shares, may surrender Creation Units in exchange for the corresponding Total Cash Amount only by submitting a redemption order by an Order Cutoff Time. Orders received after the Order Cutoff Time on a Business Day will not be accepted and must be resubmitted on the following Business Day.

The Authorized Participant must submit a redemption order indicating the number of Creation Units it intends to be redeemed. The Sponsor will acknowledge the redemption order. The date of acknowledgement will determine the Estimated Cash Amount that the Authorized Participant expects to receive in connection with the Fund assets that the Fund needs to sell to the Crypto Trading Counterparty. If the redemption order is in proper form and accepted, an endorsed confirmation, an email, or other electronic communication indicating the acceptance of the redemption will be transmitted to the Authorized Participant on the date such redemption order is received. Prior to the acceptance, a redemption order will only represent the Authorized Participant’s unilateral offer and will have no binding effect upon the Fund, Sponsor, Crypto Custodian, or any other party.

Crypto Asset Transactions

On the date of the redemption order, the Fund will enter into a transaction with a Crypto Trading Counterparty to sell crypto assets corresponding to the redemption order. Fractional precision greater than that supported by the Fund’s Crypto Trading Counterparties and Custodian for a particular crypto asset are disregarded for the purpose of the computation of that crypto asset in the Fund’s portfolio.

Settlement

For settlement of a redemption order, the Authorized Participant delivers Shares to be redeemed to the Fund in exchange for cash. The Crypto Trading Counterparty delivers the required cash to the Fund’s cash account maintained at the Cash Custodian in exchange for crypto assets. In the event the Fund has not successfully executed and completed settlement of a crypto asset transaction by the settlement date of the redemption order, the Authorized Participant may either (1) cancel the redemption order, or (2) accept a delayed settlement while the Fund continues to attempt to completion.

Upon the surrender of Shares and the payment of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of crypto assets for cash by the Fund, the Distributor will instruct the delivery of cash to the Authorized Participant. Disruption of services at the Custodians or the Authorized Participant’s banks would have the potential to delay settlement of the crypto asset related to Share redemptions.

Fixed and Variable Fees and Calculation of Cash Redemption Amount

The Cash Redemption Amount to be delivered to the Authorized Participant in exchange for the ETF shares is the cash equivalent value of the ETF Shares redeemed (i.e., the number of Creation Units redeemed), minus a Variable Fee and minus a fixed transaction fee. The Cash Redemption Amount is determined after the Fund’s NAV is struck and the Fund’s crypto asset transactions have been confirmed. Once a redemption order has been accepted, the Authorized Participant must deposit the Shares as determined by the Administrator. The fixed transaction fee for a redemption is imposed to offset the transfer and other transaction costs associated with the redemptions of Creation Units. The fixed transaction fee for a redemption is $100. For redemptions, to the extent the price for selling the crypto assets is lower than the price used in calculating the NAV, the Authorized Participant pays the Variable Fee.

The calculation of the Total Cash Amount necessary for the redemption of a Creation Unit changes from day to day. Each day that the Exchange is open, the computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. See “Calculating NAV” section. The Administrator intends to make available on each Business Day before the open of business, the Basket for that day, which Authorized Participants may use as guidance regarding the Estimated Cash Amount for redemption orders.

On-Chain Transaction Costs and Settlement Delays

Transfers of crypto assets out of the Fund’s Vault Balance are “on-chain” transactions recorded on the relevant blockchain. On-chain transaction fees for redemptions are paid by the Crypto Trading Counterparty and are not borne directly by the Fund or its Shareholders.

Suspension and Rejection of Orders

Creations and redemptions may be suspended for any reason and at any time, including (1) during any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed (other than scheduled holiday or weekend closings), or (2) when the Sponsor or Distributor determines that creations or redemptions are not reasonably practicable, including due to issues with the delivery, disposal or evaluation of the crypto assets, service provider disruption, acts of God, civil disturbance, government prohibition, war, terrorism, technical failures, network disruptions, cybersecurity breaches, or similar event. The Sponsor or Distributor shall reject any purchase order or redemption order that is not in proper form, and the Sponsor or Distributor may reject any order for any reason. If the Sponsor or the Distributor suspend redemptions, Shareholders will be notified in a prospectus supplement or a current report on Form 8-K. Suspension of the creation or redemption of Shares could negatively impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts, and otherwise have a negative impact on the value of the Shares.

In-Kind Creation and Redemption of Shares

In the future, the Fund may also permit Authorized Participants (or third parties for which the Authorized Participant is acting on behalf) to create and redeem Shares via in-kind transactions.

For an in-kind creation order, the Sponsor will acknowledge the purchase order and the date of acknowledgement will determine the specified quantity of crypto assets and cash, as determined by the Fund, that the Authorized Participant needs to deposit. For settlement of an in-kind creation order, the Fund delivers Shares to the Authorized Participant in exchange for the specified crypto assets and cash, as determined by the Fund, received from the Authorized Participant.

For an in-kind redemption order, the Sponsor will acknowledge the redemption order and the date of acknowledgement will determine the specified crypto asset and cash portfolio, as determined by the Fund, that the Authorized Participant expects to receive in exchange for the Shares to be delivered to the Fund. For settlement of an in-kind redemption order, the Fund delivers the crypto asset and cash portfolio, as determined by the Fund, to the Authorized Participant in exchange for Shares received from the Authorized Participant.

Although the SEC provided a regulatory pathway to permit certain in-kind creations and redemptions, it is not clear whether and how market participants will adjust their activities to account for the new orders. There can be no assurance that Authorized Participants (or third parties for which the Authorized Participant is acting on behalf) would be permitted to create or redeem Shares via in-kind transactions with the Fund in the future. If or when the Fund permits in-kind creations and redemptions, Shareholders will be notified in a prospectus supplement, the Fund’s periodic reports, or a current report on Form 8-K.

Crypto Trading Counterparties

The Sponsor and the Fund are solely responsible for selecting the Crypto Trading Counterparties to execute transactions for the Fund’s purchase and sale of crypto assets. The Crypto Trading Counterparties engaged and the material terms of these agreements, which may be updated from time to time, are described in the section, “Key Service Providers – Crypto Trading Counterparties.”

Except for serving as service providers to other products affiliated with or controlled by affiliates of the Sponsor, the Crypto Trading Counterparties are independent entities and are not affiliated with the Fund or the Sponsor. It is possible that a Crypto Trading Counterparty may on any given day be or become considered an affiliate of the Fund if it acquired Shares in an amount that would cause it to become considered an affiliate of the Fund, as the Shares are publicly traded.

A Crypto Trading Counterparty may be an affiliate of an Authorized Participant. Further, the Crypto Trading Counterparties will not be acting as an agent of the Authorized Participant with respect to the delivery or receipt of the crypto assets to the Fund or acting at the direction of the Authorized Participant. See “Key Service Providers – Crypto Trading Counterparties.”

In designating a Crypto Trading Counterparty, the Sponsor and the Fund evaluate and select service providers based on a defined set of criteria, as established in its internal compliance policies, including: (i) institutional-grade operational and compliance frameworks; (ii) demonstrated financial stability and creditworthiness; (iii) proven track record in handling crypto asset transactions with sufficient liquidity and competitive pricing; and (iv) robust cybersecurity measures and adherence to regulatory standards.

The Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable KYC laws and regulations. The Sponsor and the Fund will only interact with Crypto Trading Counterparties with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process.

Active Trading

As an actively-managed product, the Sponsor’s portfolio management team determines target allocations for each Eligible Asset based on the Fund’s investment strategy and the Sponsor executes trades through Crypto Counterparties. The Fund may, at any time, engage in purchases or sales of Eligible Assets to adjust portfolio weights, including portfolio trades unrelated to primary market transactions. In this scenario, the Fund will use its Crypto Trading Counterparties but such orders will be placed separately from the purchases or sales of assets attributable to Creation and Redemption. Active trades will settle on T+1.

CUSTODY OF Fund ASSETS

The Fund’s investment strategy consists primarily of direct investments in crypto assets, commonly referred to as “spot” investments. The Fund’s crypto assets and stablecoins are held by the Crypto Custodian on behalf of the Fund.

The crypto assets and stablecoins exist and are recorded on cryptographically secured distributed ledgers or any similar technology, which serves as the decentralized transaction ledger for the Eligible Asset Networks. The Fund’s assets with the Crypto Custodian are held in segregated accounts on the respective blockchain, commonly referred to as “wallets,” and are therefore not commingled with corporate or other customer assets. All transactions are recorded on the blockchain, ensuring the verification of each asset’s location in specific digital wallets.

The responsibility for safekeeping the crypto assets and stablecoins owned by the Fund lies with the Crypto Custodian. The Crypto Custodian safeguards the private key materials for the Fund’s crypto assets via offline and air-gapped cold storage, hardware security modules, and whitelisting.

●	Offline and Air-gapped cold storage: offline and air-gapped cold storage in the context of crypto assets mean keeping the entire reserve of crypto assets offline, which is a widely-used security precaution, especially when dealing with large amounts of crypto assets. Crypto assets held under custodianship with the Crypto Custodian will be kept in high-security, offline, cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access crypto assets, are stored offline within hardware security modules that have never been connected to the internet. Storing the private key offline minimizes the risk of the crypto assets being stolen. The Crypto Custodian will hold all of the Fund’s crypto assets and private keys in cold storage on an ongoing basis. In connection with portfolio transactions in crypto assets, the Fund will transfer crypto assets directly to/from its cold vault balance to/from Crypto Trading Counterparties (or Authorized Participants, if the Fund engages in in-kind creations and redemptions).

●	Hardware Security Modules: Hardware security modules (HSMs) generate and maintain access to the private keys. Access to private keys in HSMs involves no direct connection to the internet or any human. The Crypto Custodian’s HSM cannot use its keys to sign any operation unless the operation has been endorsed with cryptographic signatures from the necessary quorum of users specified by the Sponsor and their necessary authentications. No single employee of the Crypto Custodian has access to private key material, or can affect transaction activity due to the use of cryptography throughout the endorsement process.

●	Whitelisting: Transactions are only sent to vetted, known addresses. Any changes to addresses are subject to a rigorous authentication process.

Settlement of trades are into or from the cold wallet architecture, which increases the security of trading and settlement processes. All trading activity will be agreed upon on (T) with settlement activity initiated on T+1 and settling on T+1.  In an “inflow” scenario, the Crypto Trading Counterparty will deposit the proceeds of the execution performed on T, into the Fund’s cold wallet held at the Crypto Asset Custodian.  In an “outflow” scenario, the Fund will initiate a digital asset settlement, biometrically authenticate the settlement, and then transfer the crypto assets to the Crypto Trading Counterparty.  The transaction activity at the Crypto Custodian generally occurs in less than an hour, if not immediately.

The Sponsor believes that the Crypto Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Fund’s crypto asset holdings are designed to protect against theft, loss, and unauthorized and accidental use of the private keys. Any decisions or actions related to forks, airdrops or similar events will align with the guidelines set forth by the Crypto Custodian; the Crypto Custodian may not support forks, airdrops, or similar events. The Crypto Custodian assumes no liability in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol. The Fund is committed to maintaining transparency and ensuring that its approach aligns with industry best practices in managing these events. However, unforeseen circumstances may arise, and there is no guarantee that it will be possible to support the protocol under all possible scenarios.

The Fund has access to the Crypto Custodian’s transaction records and holdings, at all times, and will receive daily statements that show balances and transaction records of the Fund’s crypto assets. In addition, the Crypto Custodian will provide the Fund with a copy of its Service Organizational Control (SOC) 1 and 2 reports or other information necessary to verify that satisfactory internal control systems and procedures are in place. Such reports will include verification of the Fund’s crypto assets.

In designating a custodian for the Fund, the Sponsor consider whether the custodian provides protection against theft and loss and ensures that the transactions and trades are secure. A custodian may lose its eligibility as a custodian if it fails to comply with the Fund’s requirements, but the Sponsor has no obligation whatsoever to change the custodian for the Fund’s holdings. The Sponsor may, in its sole discretion, add or terminate agreements with custodians. See the “Description of Key Service Providers” section for additional information about the custodial agreements.

ADDITIONAL INFORMATION ABOUT THE FUND

The Fund

The Fund is a Delaware statutory trust, formed on September 15, 2025, pursuant to the Trust Agreement. The Fund continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Fund will operate pursuant to the Trust Agreement. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is limited liability company formed under the laws of Delaware.

The number of outstanding Shares is expected to fluctuate over time, increasing or decreasing as Creation Units are created or redeemed. This process requires either delivering to, or distributing from, the Fund, an amount of cash equal to the value of the assets represented by the NAV of the Creation Units being created or redeemed.

The Fund has no operating history. The Fund and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot ether market, the spot bitcoin market, the bitcoin futures market, the ether futures market, and other crypto assets and derivatives on crypto assets. There can be no assurance that the Fund will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Fund is successful in achieving its intended scale may be impacted by a range of factors, such as the Fund’s timing in entering the market and its fee structure relative to those of competitive products.

The Fund has no fixed termination date. The Fund will continue to exist until terminated in accordance with the Trust Agreement. The Fund will dissolve upon the occurrence of certain events specified in the Trust Agreement (See “Key Service Providers – The Trustee”). In addition, the Fund may be dissolved at any time for any reason by the Sponsor in its sole discretion. In the event of liquidation, shareholders will receive cash distributions in U.S. dollars only; no in-kind distributions of Eligible Assets, stablecoins, or other property will be made. Liquidation proceeds will be applied first to pay all Fund liabilities and expenses (including fees owed to service providers, transaction costs, and professional fees), and then distributed to Shareholders pro rata based on their percentage interests in the Fund.

LEGAL PROCEEDINGS

Within the past five years of the date of this prospectus, there are no material administrative, civil or criminal actions against the Sponsor or the Fund or any subsidiary of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

FORM AND TRANSFER OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (Register). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC. Beneficial owners of shares held in book-entry form through DTC will not be recognized by the Fund as registered holders of shares, and all rights and communications in respect of shares will be transmitted through DTC and its participants.

Book Entry

Individual certificates for shares will not be issued, except under limited circumstances as permitted by the Trust Agreement and determined by the Sponsor. Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of Shareholders holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants. Neither the Fund nor the Sponsor (nor its affiliates) are responsible for DTC’s records, errors, or actions.

Transfer of Shares

The Fund’s shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Fund take no part in the management or control, and have no voice in the Fund’s operations or business. The Audit Committee of the board of directors of the Sponsor serves as the Audit Committee for the Fund for purposes of Rule 10A-3 under the Exchange Act and, for example, approves the independent auditor of the Fund. See “Key Personnel of the Sponsor” for additional information. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

Owners of Shares do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. By acquiring shares, Shareholders are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of Shares or to take other actions normally associated with the ownership of shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights. In certain circumstances, Shareholders may vote to appoint a successor Sponsor following the voluntary withdrawal of the Sponsor, or to continue the Fund in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Fund.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Fund provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion.

The Fund does not have any directors, officers, or employees. The creation and operation of the Fund has been arranged by the Sponsor. See “Key Personnel of the Sponsor.”

DESCRIPTION OF KEY SERVICE PROVIDERS

The Sponsor

The Sponsor of the Fund is T. Rowe Price Sponsor LLC, a Delaware limited liability company and a direct subsidiary of T. Rowe Price Group, Inc. (Firm). The Sponsor’s principal office is located at 1307 Point Street, Baltimore, Maryland 21231. The Sponsor was formed on September 4, 2025.

The Sponsor’s Role

The Sponsor is responsible for the formation of the Fund, the registration of the Shares for their public offering in the United States, the listing of the Shares on the Exchange, the implementation of Fund’s investment strategy, and overall management of the Fund. The Sponsor has delegated the management of the Fund to the Administrator, including engagement and oversight of the Fund’s service providers, preparation and filing of the Fund’s periodic reports with the SEC, accounting and calculation of NAV, and any other service necessary for the operations and administration of the Fund.

The Sponsor has agreed to assume all routine operational, administrative, and other ordinary expenses of the Fund, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, report preparation and mailing expenses, and ordinary legal fees and expenses. The Fund pays certain expenses as described in “Business of the Fund - Fund Fees and Expenses,” including brokerage commissions, transaction fees, borrowing and financing costs, taxes or governmental fees, and non-recurring, extraordinary, or unusual fees and expenses. Examples of extraordinary expenses include services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin or Ethereum blockchain), any indemnification of the Cash Custodian, Crypto Custodian, Administrator or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor Agreement provides that the Sponsor will not be liable for losses to the Fund nor any Shareholder. Further, the Sponsor shall be indemnified, to the extent provided in the Trust Agreement, which provides that the Sponsor, its affiliates, and their directors, officers, and employees (each a “Sponsor Indemnified Party”) shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from Trust assets. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation of existence of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the United States Code by or against the Sponsor.

The Sponsor Agreement may be terminated: (i) by the Sponsor at any time upon 30 days’ prior written notice; or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties thereunder.

Key Personnel of the Sponsor – Board of Directors

Board of Directors. The Fund does not have a board of directors. The Sponsor is overseen by a Board of Directors (Board) and its Audit Committee serves as the Audit Committee of the Fund for purposes of Rule 10A-3 under the Exchange Act. The following persons, in their capacities as directors of the Sponsor, perform certain functions with respect to the Fund that, if the Fund had directors, would typically be performed by them. Each of these directors:

●	Robert Winston Smith (born 1961) serves as a director of the Board of the Sponsor and as the Chair of the Audit Committee since April 2026. Mr. Smith currently serves as Chair of the Board of Directors of Mensura Health, Inc, a biotechnology company, since 2024 and a member of the Board of Directors of EpiWatch Inc., a digital health company, since 2024. Mr. Smith serves as Vice Chair of the Darden School Foundation Board of Trustees and, since 2018, a Board member. Additionally, he is a member of the Board of Hills To Climb. From 2022 to 2024, Mr. Smith served as an Adviser to Sands Capital. Mr. Smith is a former Vice President and Portfolio Manager of T. Rowe Price. He earned a B.S. in Finance and Economics from the University of Delaware and an MBA in General Management from the UVA Darden School of Business.

●	Meredith Callanan (born 1963) serves as a director of the Board of the Sponsor and as a member of the Audit Committee since April 2026. Ms. Callanan also serves as a director of Aqua Laboratories, Inc., a water treatment supplier, since 2015. She is a co-founder and Advisory Committee member since 2018 of the Maryland Early Childhood Leadership Program at The George & Betsy Sherman Center, University of Maryland-Baltimore County. Ms. Callanan previously served as Chair and Director of the T. Rowe Price Foundation from 2005 to 2019 where she oversaw governance, stewardship of financial assets and grant-making priorities (Director, 2005-2019; Chair, 2015-2018; Past Chair, 2019). She also was Head of Corporate Marketing & Communications at T. Rowe Price Group from 2007 to 2015, where she was responsible for the firm’s corporate brand and its global activation. Ms. Callanan earned a BA from Bates College and a Masters in Management at the Kellogg Graduate School of Management, Northwestern University. Additionally, Ms. Callanan was a fellow at the Harvard Advanced Leadership Initiative.

●	Robert A. Birch (born 1961) serves as a director of the Board of the Sponsor and as a member of the Audit Committee since April 2026. Mr. Birch previously served as a member of the Board of the National Family Resiliency Center from 2015 to 2016. Mr. Birch served at T. Rowe Price from 2001 to 2015, where he was Head, Institutional Client Services for North America. During his tenure, he chaired the firm’s Global Client Service Committee and served on both the Global Investment Services Executive Committee and the North America Executive Committee. From 1997 to 2001, Mr. Birch was a Principal and Senior Investment Consultant with William M. Mercer Investment Consulting. He also chaired the firm’s North America Manager Search Committee. Prior to that, Mr. Birch served as Assistant Director of Finance for the Central Pension Fund of the International Union of Operating Engineers from 1987 to 1997. He earned a BS in Business Management from The University of Utah and an MBA in Finance and Investments from The George Washington University.

The following persons are considered interested directors because they also serve as employees of the Administrator or its affiliates.

●	David Oestreicher (born 1967) serves as a director of the Board of the Sponsor since April 2026 and the Chief Executive Officer of the Sponsor since inception. As general counsel of the Firm, he oversees the legal, compliance, audit, and risk functions for the Firm globally. He has served as an interested director of the T. Rowe Price registered investment companies since July 2018. He has been with the Firm since 1997. Additionally, Mr. Oestreicher serves as a member of the Board of Governors for the Investment Company Institute (ICI), and previously served as the chair of the ICI’s international committee. He serves as chair of the ICI Mutual Insurance Company Board of Governors and as chair of its executive committee. He also served on the board of the Investment Adviser Association and previously served as the chair of its legal and regulatory committee. Prior to joining the Firm, Mr. Oestreicher was special counsel at the SEC. He earned a B.S. in Business Administration from Bucknell University and a J.D. from Villanova University School of Law.

●	Alan Dupski (born 1982) serves as a director of the Board of the Sponsor since April 2026 and the Chief Financial Officer and Principal Accounting Officer of the Sponsor since inception. As Head of Fund Administration and Accounting for the Firm, he oversees financial reporting, fund accounting, fund operations, tax, and valuation for the Firm’s pooled investment vehicles globally. He has been with the Firm since 2015. Prior to joining the Firm, Mr. Dupski was an assistant chief accountant at the SEC and a senior manager at PricewaterhouseCoopers, LLP. He earned a B.S. in Accounting and Finance from the University of Maryland. He is a certified public accountant.

Audit Committee of the Board. The Audit Committee operates pursuant to a written charter adopted by the Sponsor’s Board and the Audit Committee. The Sponsor will provide a copy of the Audit Committee charter, without charge, to any shareholder who requests one.

The members of the Audit Committee are Messrs. Smith and Birch and Ms. Callanan, each of whom is considered independent as described in the “Director Independence” section. The Board has determined that each member of the Audit Committee is financially literate, as defined by the Exchange. The Board has determined that Mr. Smtih qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Director Independence. The Board has undertaken a review of the independence of each director. In connection with this review, the Board has considered transactions, relationships and arrangements between each director or any member of his or her immediate family and the Sponsor and its subsidiaries and affiliates, including the Fund. The purpose of this review was to determine whether any such relationships or arrangements were inconsistent with a determination that the director is independent.

In making its independence determinations, the Board applied the independence standards set forth in the applicable rules of the Exchange and Rule 10A-3, including the additional independence requirements for Audit Committee members set forth therein. After reasonable evaluation under such standards, the Board determined that each of member of the Audit Committee qualifies as “independent.”

Key Personnel of the Sponsor – Officers

The Fund does not have any officers or employees. The following persons, in their capacities as executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Fund that, if the Fund had directors or executive officers, would typically be performed by them: David Oestreicher, Chief Executive Officer of the Sponsor, and Alan Dupski, Chief Financial Officer and Principal Accounting Officer of the Sponsor.

Key Personnel of the Sponsor – Investment Policy

The lead portfolio manager listed below has material influence over the Fund’s investment policies and program, as described in the Fund’s prospectus. The lead portfolio manager works with co-portfolio managers in developing and executing the Fund’s investment program. The co-portfolio managers are David Kroger, Stefan Hubrich, Sean McWilliams, and Dante Pearson.

●	Blue Macellari (born 1978) serves as the lead portfolio manager for the Fund since inception. As Head of Digital Assets for the Firm, she oversees the Firm’s crypto asset strategy and implementation and manages the Firm’s proprietary crypto asset investments. She has been with the Firm since 2022. Prior to joining the Firm, Ms. Macellari was a Managing Partner at Dunamis Trading, where she spent four years focused on crypto asset investing. She also has investment experience in emerging markets from Lehman Brothers, Elliott Management, and TD Securities. She earned a B.A. in African Political Economy from Mount Holyoke College and an M.B.A. from Duke University, The Fuqua School of Business. Her favorite dinosaur is the triceratops.

The Trustee

The sole Trustee of the Trust is CSC Delaware Trust Company. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, DE 19808 and its telephone number is (866) 403-5272. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ written notice to the Sponsor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Fund), and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from bad faith, the gross negligence or willful misconduct of the Trustee. Under the Trust Agreement, in the event the Fund is made a party to a legal proceeding or incurs loss as a result of or in connection with any Shareholder unrelated to Fund affairs, such Shareholder must indemnify the Fund for such expenses and losses. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

The Trust will dissolve upon the occurrence of certain events specified in the Trust Agreement, including (a) delisting of the Shares from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting; (b) failure to appoint a successor trustee within 180 days of the Trustee’s resignation or removal; (c) regulatory determinations that the Fund is an investment company, commodity pool, or money transmitter and the Sponsor determines termination is advisable; and (d) circumstances that prevent the Fund from determining the fair value of Eligible Assets for purposes of calculating net asset value and the Sponsor’s determination that the Fund’s net assets make continued operation unreasonable or imprudent. In addition, the Fund may be dissolved at any time for any reason by the Sponsor in its sole discretion. In the event of dissolution, shareholders will receive cash distributions in U.S. dollars only; no in-kind distributions of Eligible Assets, stablecoins, or other property will be made. Liquidation proceeds will be applied first to pay all Trust liabilities and expenses (including fees owed to service providers, transaction costs, and professional fees), and then distributed to Shareholders pro rata based on their percentage interests in the Trust.

The Administrator

T. Rowe Price Associates, Inc., an affiliate of the Sponsor, serves as the Administrator, pursuant to the Administration Agreement. The Administrator’s principal address is 1307 Point Street, Baltimore, MD 21231. The Administrator is responsible for the day-to-day management of the Fund and any of the services necessary for the operations and administration of the Fund. The Administrator may engage service providers to provide certain of the services. Under the Administration Agreement, the Administrator acts as a liaison among service providers, assists with regulatory compliance, tax and accounting services (including valuing the Fund’s crypto assets and calculating the NAV per Share of the Fund), and preparation of certain regulatory and financial reports. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator’s fees are paid by the Sponsor.

The Administrator shall exercise reasonable care, prudence and diligence in carrying out all of its duties and obligations under the Administration Agreement, and shall be liable to the Fund only for direct losses suffered or incurred by the Fund resulting from the failure of the Administrator to exercise its standard of care.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Fund insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Fund by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Fund. Unless directly caused by or resulting from, the failure of the Administrator to exercise its standard of care, the Administrator shall have no liability for errors of judgment or for any loss or damage resulting from the performance or nonperformance of its duties under the Administration Agreement. Neither the Fund nor the Administrator shall be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) arising in connection with the Administration Agreement even if advised of the possibility of such damages. The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

The Fund indemnifies the Administrator against, and hold Administrator harmless from, any loss, damage, or expense that may be imposed on, incurred by, or asserted against the Administrator as a result of any action or omission taken in accordance with any instruction, except to the extent that such loss, damage, or expense is caused by the negligence, misfeasance or willful misconduct of the Administrator in the manner in which it carries out the instruction. The Fund agrees to indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with any action or omission by the Administrator in the performance of its duties under the Administration Agreement, or as a result of the Administrator acting upon any instructions reasonably believed by it to have been communicated to it or upon reasonable reliance on information or records given or made by the Fund. However, the Fund will not indemnify the Administrator from losses, damages and expenses occasioned by or resulting from the negligence, misfeasance or willful misconduct of the Administrator, its officers, employees or agents as the case may be. Under the Administration Agreement, the Sponsor indemnifies and holds harmless the Fund from any loss, cost, or expense (direct or indirect), incurred by the Fund resulting from any claim, demand, action or suit in connection with any action or omission by the Sponsor to pay the fees required to be made on behalf of the Administrator and/or the Fund, provided that the indemnification does not apply to actions or omissions of the Administrator and/or a Fund, its officers or employees in cases of its or their own bad faith, negligence, or willful misconduct.

The Administration Agreement shall continue in full force and effect until the first to occur of: (i) termination for convenience by the Administrator by an instrument in writing delivered or mailed to the Fund, such termination to take effect not sooner than ninety days after the date of such delivery; (ii) termination for convenience by the Fund by an instrument in writing delivered or mailed to the Administrator, such termination to take effect not sooner than thirty days after the date of such delivery; (iii) termination by the Administrator, by an instrument in writing delivered or mailed to the Fund if the Administrator reasonably determines that servicing the Fund raises regulatory or reputational concerns, with such termination to take effect not sooner than sixty days after the date of such delivery; or (iv) termination by the either party by written notice delivered to the other party, based upon: (a) the terminating party’s determination that there is a reasonable basis to conclude that the other party is insolvent or that the financial condition of the other party is deteriorating in any material respect, in which case termination shall take effect upon the other party’s receipt of such notice or at such later time as the terminating party shall designate; (b) the other party committing a material breach of the Administration Agreement, and failing to remedy such material breach within ninety days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach; or (c) the relevant state or federal authority withdrawing its authorization of either party.

The Crypto Custodian

The Crypto Custodian for the Fund’s crypto asset and stablecoin holdings is Anchorage Digital Bank N.A., pursuant to the Master Custody Service Agreement between Anchorage Digital Bank N.A. and the Fund dated February 26, 2026 (“Crypto Custodian Agreement”). The Crypto Custodian is a National Trust Bank regulated by the Office of the Comptroller of the Currency. The Crypto Custodian’s principal offices are located at 101 S. Reid Street, Suite 307 #329, Sioux Falls, South Dakota 57103. The Crypto Custodian is unaffiliated with the Sponsor.

The Crypto Custodian is responsible for keeping the passwords, keys or phrases used to effect transfers of the Fund’s crypto assets safe, secure and confidential. The Crypto Custodian will help establish accounts and any necessary sub-accounts on the crypto asset networks solely for the Fund. The Crypto Custodian will follow valid instructions to use such passwords, keys or phrases to effect transfers from the Fund’s portfolio. The Crypto Custodian is required to record all crypto assets that it receives into the Fund’s account as the assets of the Fund, and must separately identify them from the crypto assets of the Crypto Custodian and the Crypto Custodian’s other clients. The Crypto Custodian must provide the Fund with access to a technology platform for transaction records and holdings. The Crypto Custodian is required to maintain such books and records in accordance with applicable law and provide such materials to the Fund on request.

Neither party is liable for delays, suspension of operations, failure in performance, or interruption of service, which is directly caused by or results from a cause or condition entirely beyond the reasonable control of that party. Except in the case of Crypto Custodian’s: (i) breach of the Crypto Custodian Agreement; (ii) violation of applicable laws, (iii) negligence, (iv) failure to comply with applicable internal policies and procedures in connection with cybersecurity incidents or attacks; (v) failure to take reasonable precautions and act in a manner consistent with industry best practices in connection with the prevention and mitigation of cybersecurity incidents or attacks; or (vi) willful misconduct, Crypto Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any cybersecurity incident or attack (including DDoS, network intrusion, or critical vulnerability exploitation). The Fund holds the Crypto Custodian harmless from claims or losses related to transactions where they correctly execute instructions.

Under the Crypto Custodian Agreement, except in the case of Mutually Capped Liabilities (defined in the Crypto Custodian Agreement), the Crypto Custodian’s liability is limited to either: (a) the aggregate amount of fees paid in the 12-month period prior to the subject event; or (b) the value of the Fund’s crypto assets, where such liability directly relates to those crypto assets, including where such crypto assets are lost, stolen or otherwise misappropriated from the Crypto Custodian’s custody. With respect to the Mutually Capped Liabilities, each party’s liability is limited to the greater of: (a) the aggregate amount of fees paid to the Crypto Custodian in the 12-month period prior to the event giving rise to such liability; or (b) $10,000,000. Mutually Capped Liabilities are (i) claims and losses arising from a party’s breach of its confidentiality obligations under the Crypto Custodian Agreement; (ii) a party’s indemnity obligations under the Crypto Custodian Agreement (except with respect to the full amount of any Fund crypto assets that are lost, stolen or otherwise misappropriated from custody); and (iii) claims and losses arising from the violation, misappropriation, or infringement by a party of any third party intellectual property rights. Notwithstanding any other limitations described herein, neither party’s liability is limited in respect of any claims or losses arising from its gross negligence, fraud or willful misconduct.

Under the Crypto Custodian Agreement, the Crypto Custodian is required to defend and indemnify the Fund against any and all claims and losses arising out of or relating to: (i) the Crypto Custodian’s breach of its confidentiality, data protection, and information security obligations; (ii) the Crypto Custodian’s violation of any applicable law in connection with the provision of its services to the Fund; (iii) the full amount of any crypto assets in the Fund’s account which are lost from the Crypto Custodian’s custody; (iv) Crypto Custodian’s gross negligence, fraud or willful misconduct; and (v) any third party intellectual property rights claim in respect of the Fund’s access to or use of the Crypto Custodian’s services.

The Fund is required to defend and indemnify the Crypto Custodian against any and all third party claims and losses arising out of or relating to: (i) the Fund’s material breach of the Crypto Custodian Agreement; (ii) the Fund’s violation of any applicable law related to the performance of its obligations under the Crypto Custodian Agreement; or (iii) the Fund’s gross negligence, fraud or willful misconduct, with exceptions documented in the Crypto Custodian Agreement.

The Crypto Custodian Agreement shall continue for an initial three-year term, following which it shall automatically renew for further terms of one year each. The Fund may terminate the Crypto Custodian Agreement for cause where, subject to the agreed remedy period, Crypto Custodian: (i) suffers a bankruptcy or insolvency event; (ii) fails to withdraw or transfer crypto assets in accordance with the Fund’s instructions; or (iii) is otherwise in material breach of its obligations under the Crypto Custodian Agreement. The Fund may also terminate the Crypto Custodian Agreement for convenience at any time on thirty days’ written notice. The Crypto Custodian may terminate the agreement for cause where, subject to the agreed remedy period, the Fund (i) suffers a bankruptcy or insolvency event or (ii) is in material breach of its obligations under the Crypto Custodian Agreement.

The Crypto Custodian is required to maintain the confidentiality of the Fund’s Confidential Information (as defined in the Crypto Custodian Agreement). Except to the extent disclosure is required to be made by law or to third parties who need to know the information order for the Crypto Custodian to provide the custodial services to the Fund, the Crypto Custodian may not disclose the Fund’s confidential information to third parties without the Fund’s prior written consent. In designating a custodian as a Crypto Custodian for the Fund, the Sponsor considers whether the custodian carries insurance, provides protection against theft and loss and ensures that the transactions and trades are secure. Although the Crypto Custodian carries insurance provided by a private insurance carrier, the Crypto Custodian’s insurance addresses loss due to theft, robbery, burglary, third party computer, and funds transfer fraud. The insurance does not cover any loss in value to the Fund and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Fund. The insurance maintained by the Crypto Custodian is shared among all of the Crypto Custodian’s customers, is not specific to the Fund or to customers holding any crypto assets with the Crypto Custodian and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

The Cash Custodian

The Cash Custodian for the Fund’s cash and non-crypto assets is State Street Bank and Trust Company (SSB) pursuant to the Master Custodian Agreement with the Sponsor on behalf of the Trust (Cash Custodian Agreement). The Cash Custodian is a Massachusetts trust company having its principal office and place of business at One Congress Street, Boston, Massachusetts 02114. The Cash Custodian is not affiliated with the Sponsor.

The Cash Custodian is responsible for safekeeping all cash and other non-crypto assets of the Fund delivered to the Cash Custodian. The Cash Custodian has agreed to, among other things, open and maintain a separate deposit account or accounts of the Fund, to determine the amount of crypto and/or cash required for an issuance or redemption of Shares in a creation unit, and to release and deliver non-crypto assets and pay out cash.

Under the Cash Custodian Agreement, the Cash Custodian and its agents shall act in good faith, diligence, without negligence, and with reasonable care and shall be liable to the Fund for all loss, damage and expense suffered or incurred by the Fund resulting from negligence or the failure of the Cash Custodian or its agents to exercise such good faith, diligence, and reasonable care (the “Standard of Care”).

Further, under the Cash Custodian Agreement, the Cash Custodian’s liability for its services is limited to all loss, damage and expense suffered or incurred by the Fund resulting from negligence or the failure of the Cash Custodian or its agents to exercise the Standard of Care. The Cash Custodian shall not be liable if the Cash Custodian or its agents are prevented, forbidden or delayed from performing, or omits to perform, any obligation thereunder by reason of: (i) any provision of any present or future law or regulation or government or court order; or (ii) any act of God or other similar circumstance beyond the reasonable control of the Cash Custodian unless caused by a breach by the Cash Custodian of its Standard of Care. Unless the Cash Custodian is in breach of its Standard of Care, in no event will the Cash Custodian be liable for, among other items, (a) unsuccessfully executing instructions provided by the Fund if such instructions are not provided within a reasonable period of time; (b) acting or omitting to act in reliance upon records for the Fund maintained by a custodian other than the Cash Custodian; (c) acting or omitting to act in reliance upon the advice of, or information, from legal counsel; and (d) acting or omitting to act in reliance upon an instruction of the Fund. For acts or omissions of the Cash Custodian or its agents not in accordance with the Standard of Care, the Cash Custodian is required to defend, indemnify and hold harmless the Fund against any direct loss, cost, or expense sustained or incurred by the Fund. The Cash Custodian will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

The Cash Custodian is obligated to provide cash custodian services under the Cash Custodian Agreement for an initial term ending February 28, 2029, with automatic renewals for successive one-year periods unless ninety days’ prior written notice of non-renewal is provided prior to the expiration of the initial term or any renewal term. Either party may terminate the Cash Custodian Agreement in the event of (a) a material breach (with a sixty-day cure period if the material breach can be cured), (b) the appointment of a conservator or receiver, or (c) the commencement of bankruptcy or insolvency proceedings. The Fund may also terminate the Cash Custodian Agreement if the Cash Custodian experiences a change of control.

Under the Cash Custodian Agreement, the Cash Custodian is required to maintain the confidentiality of the Fund’s information, unless it receives the Fund’s prior written consent, except to the extent disclosure is required by law or to third parties who need to know the information in order for the Cash Custodian to provide the custodial services to the Fund.

The Transfer Agent

The Fund’s Transfer Agent is SSB, pursuant to the Transfer Agency and Service Agreement with the Sponsor on behalf of the Fund (Transfer Agent Agreement). The Transfer Agent is not affiliated with the Sponsor.

The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Fund; (2) records issuance of shares and maintains a record of outstanding shares; and (3) makes periodic reports to the Fund. The Fund’s Transfer Agent also facilitates the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

Under the Transfer Agent Agreement, the Transfer Agent is liable, among other items: (i) (1) for the disposition of Shares or monies and (2) for any action taken or omitted or for any loss or injury resulting from its action or its performance or lack of performance of its duties under the Transfer Agent Agreement resulting from negligence or the failure of the Transfer Agent or its agents to exercise the Standard of Care; and (ii) for failing to maintain the confidentiality of the Fund’s information, unless, among other items, it receives the Fund’s prior written consent, except to the extent disclosure is required to be made by law or to third parties who need to know the information in order for the Transfer Agent to provide the custodial services to the Fund. In no event will the Transfer Agent be liable, and the Fund shall indemnify and hold the Transfer Agent harmless, for (a) action in accordance with, or conclusively relying upon, any instruction, notice, demand, certificate or document from the Fund and the Fund’s officers, agents and subcontractors designated by the Fund as authorized persons or an Authorized Participant, assuming the Transfer Agent meets the Standard of Care verifying authenticity; or (b) acting or omitting to act in reliance upon the advice of, or information from, legal counsel. In addition, the Transfer Agent will not be liable for (i) any delay in performance or for the non-performance of any of its obligations under the Transfer Agent Agreement by reason of causes beyond its reasonable control, including acts of God; (ii) any indirect, consequential, punitive or special damages; or (iii) an amount in excess of the total annual compensation earned and fees payable hereunder during the preceding calendar year.

If the Transfer Agent does not meet its Standard of Care in connection with the performance of its obligations under or any actions taken or omitted in accordance with the provisions of the Transfer Agent Agreement, the Transfer Agent, its directors, employees and agents shall be indemnified by the Fund and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with (i) the performance of its obligations under the Transfer Agent Agreement, (ii) the Fund’s, or the Authorized Participants’ failure to obtain all consents and approvals required by applicable law for the collection, processing, use and disclosure of Personal Information, (iii) the Fund’s breach of any representation, warranty or covenant under the Transfer Agent Agreement; (iv) the Fund’s lack of good faith, or gross negligence or willful misconduct; (v) any offer or sale of creation units in violation of applicable law; or (vi) any tax obligation imposed as transfer agent under the Transfer Agent Agreement.

The Transfer Agent is obligated to provide transfer agent services under the Transfer Agent Agreement for an initial term ending February 28, 2029, with automatic renewals for successive one-year periods unless ninety days’ prior written notice of non-renewal is provided prior to the expiration of the initial term or any renewal term. Either party may terminate the Transfer Agent Agreement in the event of (a) a material breach (with a sixty-day cure period if the material breach can be cured), (b) the appointment of a conservator or receiver, or (c) the commencement of bankruptcy or insolvency proceedings. The Fund may also terminate the Transfer Agent Agreement if the Transfer Agent experiences a change of control.

Under the Transfer Agent Agreement, the Transfer Agent is required to maintain the confidentiality of the Fund’s and Authorized Participant’s information unless it receives the Fund’s prior written consent, except to the extent disclosure is required by law or is made to third parties who need to know the information in order for the Transfer Agent to provide the transfer agent services to the Fund.

Crypto Trading Counterparties

The Fund buys and sells crypto assets through Crypto Trading Counterparties, selected by the Sponsor, that are responsible for executing and settling the trades by facilitating trading, providing liquidity, and supporting price discovery of each crypto asset. Crypto Trading Counterparties may include entities or protocols that deploy their own capital to make markets—by quoting two-sided prices or supplying assets to pools—so participants can trade, borrow, lend, or hedge at observable prices and sizes. The Fund does not currently intend to engage a prime broker or other liquidity provider providing prime brokerage services. The agreements with the Crypto Asset Trading Counterparties provide that once the Sponsor determines which counterparty to execute a trade with based on its execution procedures, and the Sponsor has placed a trade with a specific counterparty, that counterparty is obligated to settle that trade. The Crypto Asset Trading Counterparties have no obligation to participate in orders for creations and redemptions of Shares.

The Crypto Asset Trading Counterparties are, as of the date of this prospectus: Flow Traders B.V. (Flow Traders) and JSCT, LLC (Jane Street). JSCT, LLC is an affiliate of Jane Street Capital, LLC., which is an Authorized Participant. Additional Crypto Trading Counterparties may be engaged based on the Fund’s operational and liquidity needs, and Shareholders will be notified of such additions in a prospectus supplement or the Fund’s periodic reports. The Sponsor conducts due diligence on potential Crypto Asset Trading Counterparties, with entities being added or removed from consideration on an ongoing basis. Each Crypto Asset Trading Counterparty must undergo onboarding by the Sponsor prior to entering into crypto asset transactions on behalf of the Fund. The Sponsor will not place orders with any Crypto Asset Trading Counterparty that is an affiliate of the Fund, the Trust or the Sponsor. Each of the Crypto Asset Trading Counterparties are, and any other Crypto Asset Trading Counterparty that the Sponsor, on behalf of the Fund, places orders with in the future, will be subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions, and maintain practices and policies designed to comply with anti-money laundering (AML) and know your customer (KYC) regulations or similar laws in non-U.S. jurisdictions.

Flow Traders. Transacting in crypto assets with Flow Traders is subject to the Flow Traders terms of business and relevant disclosures published at time of execution of such transaction, as made publicly available by Flow Traders. The Sponsor, on behalf of the Fund, has conducted a review of Flow Traders’ terms of business and disclosures, and has deemed it acceptable for the Fund to transact subject to those terms. Neither Flow Traders nor the Fund shall be held liable by the other party for any direct losses, liabilities, expenses, suits, demands, or costs (including reasonable attorney fees), except in instances of fraud, willful misconduct, or gross negligence, regardless of the underlying cause. In no event shall either party be liable to the other party or any third party for indirect, consequential, or special damages.

Jane Street. The Sponsor, on behalf of the Fund, has entered into a Master Purchase and Sale Agreement for Digital Assets (the “Master Agreement”) with Jane Street to allow the Fund to enter into spot purchase or sale transactions in crypto assets on a principal to principal basis.  Under the Master Agreement, Jane Street, the Fund, and Sponsor each has no liability: (i) with respect to any immaterial breach of the Master Agreement which does not arise from its fraud, willful misconduct, bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third-party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, provided that such system is not maintained by Jane Street, or (iv) for any consequential, indirect, incidental, or any similar damages (even if informed of the possibility or likelihood of such Special Damages).  The Fund, Sponsor, and Jane Street, will each indemnify, defend and hold parties covered by this clause harmless together with its officers, directors, members, affiliates, employees, agents and licensors from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including reasonable attorneys’ fees) resulting from any third-party action related to: (i) the indemnifying party’s breach of the terms of this Agreement, (ii) the indemnifying party’s violation of any applicable law, rule or regulation, or (iii) the indemnified party’s reasonable reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by or on behalf of the indemnifying party. The Master Agreement continues in effect until terminated in writing by either party.

The Distributor

T. Rowe Price Investment Services, Inc., a wholly-owned subsidiary of the Administrator and affiliate of the Sponsor, serves as the Distributor, under the Underwriting Agreement. The Distributor is registered as a broker-dealer under the Exchange Act and is a member of the Financial Industry Regulatory Authority, Inc. (FINRA). The Distributor is located at 1307 Point Street, Baltimore, Maryland 21231.

The Fund has engaged the Distributor to provide the following services: acting as the agent of the Fund in connection with the sale of Shares in the various states in which the Distributor is qualified as a broker-dealer, managing creation and redemption orders, and marketing Shares. No sales charges are paid by Shareholders or the Fund, no compensation is paid to the Distributor, and the Distributor does not receive any underwriting discount from the sale of Shares. The Underwriting Agreement also allows the Distributor to enter into agreements with affiliated entities to offer and sell Shares of the Fund, under limited conditions, to certain investors outside the United States.

Pursuant to the terms of the Underwriting Agreement, the Distributor is responsible for working with the Sponsor, Administrator, and Transfer Agent to review and approve, or reject, purchase and redemption orders of Creation Units placed by Authorized Participants. The Distributor has agreed to use its best efforts to obtain orders for Creation Units of Shares from Authorized Participants but is under no obligation to purchase or sell any specific amount of Shares. The Distributor also is responsible for reviewing, approving, and, where necessary, filing the marketing materials prepared by the Fund, or its other service providers, for compliance with applicable SEC and FINRA laws, rules, and regulations, including any advertising laws, rules, and regulations. The Distributor will not engage in any stabilizing transactions, short sales, covering transactions or penalty bids with respect to the Shares.

In accordance with the terms of the Underwriting Agreement, the Distributor is liable and holds the Fund harmless for any losses that the Fund may sustain as the result of any wrongful act by the Distributor or its directors, officers, employees, or representatives, or any untrue statement or alleged untrue statement or omission or alleged omission of material fact contained in a registration statement, shareholder report, or other information covering Shares filed or made public by the Fund, if such statement or omission was made in reliance upon information furnished to the Fund by the Distributor. Similarly, the Fund indemnifies and holds harmless the Distributor and its directors, officers, employees, representatives, and controlling persons against losses arising from (i) any wrongful act by the Fund or its directors, officers, employees, or representatives, (ii) breaches of the Fund’s representations or warranties to the Distributor, (iii) claims brought by an Authorized Participant (provided the Distributor has not acted with willful misfeasance, bad faith, or gross negligence), or (iv) any untrue statement, alleged untrue statement, omission, or alleged omission of material fact in a registration statement, shareholder report, or other information if made in reliance upon information furnished to the Distributor by the Fund. Neither party’s indemnification obligations extend to losses resulting from the indemnified party’s own willful misfeasance, bad faith, or gross negligence. Also, the Distributor or the Fund may both terminate the Underwriting Agreement upon sixty (60) days’ written notice to one another, or forthwith if the other party declines to make amendments necessary to comply with regulatory requirements.

More Information about the Performance Benchmark

The Index is owned, administered and calculated by FTSE International Limited (the “Index Provider”). The Index Provider is a company incorporated and registered in England, and its principal offices are located at 10 Paternoster Square, London, EC4M 7LS, United Kingdom. The Index Provider is experienced in calculating and administering digital asset indices. The Index Provider is unaffiliated with the Sponsor. Pursuant to an agreement between the Administrator and the Index Provider (Index Agreement), the Fund may use the Index data for an initial twelve month subscription period, after which it shall automatically renew for further terms of one year each. Either party may elect to not renew the subscription by providing at least thirty days’ written notice prior to the expiration of the then current term.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund. The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (IRS) or on the courts and does not preclude the IRS from taking a contrary position. Except where noted otherwise, it deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences to, such as, but not limited to, dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, financial institutions, regulated investment companies (except as discussed below), tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, persons with “applicable financial statements” within the meaning of section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code, and regulations (Treasury Regulations), rulings and judicial decisions thereunder as of the date of this prospectus, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. Further, the U.S. federal income tax treatment of certain crypto asset transactions continues to evolve, and legislation or future administrative guidance could result in U.S. federal income tax consequences that differ from those discussed below.

No ruling has been or will be requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Fund. If the IRS were to challenge the Fund’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Fund cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder nor a partnership for U.S. federal income tax purposes. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Fund

The Fund is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Fund’s status as a statutory trust, due to the nature of its activities, the Fund will not be classified as a trust for U.S. federal income tax purposes but rather it is more likely than not it will be classified as a partnership for U.S. federal income tax purposes. The trading of Shares on the Exchange will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the crypto assets. Based on CFTC determinations that treat bitcoin and ether as commodities under the CEA, the Fund intends to take the position that the crypto assets qualify as commodities for purposes of satisfying the qualifying income exception under section 7704 of the Code. Further, in absence of guidance to the contrary, the Fund intends to take the position that income derived from the staking of crypto assets, if any, constitutes qualifying income for purposes of the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund discussed below.

The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be treated as dividend income to Shareholders to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. Therefore, a U.S. Shareholder who does not invest through a tax-exempt account may be subject to tax on its allocable share of the Fund’s capital gain, which can be significant, even if the U.S. Shareholder has not sold any of the Fund Shares. Generally, in rising markets, increased turnover of the Fund’s portfolio would result in additional amounts of taxable realized gains being allocated to Shareholders than if the portfolio turnover was not so increased. Conversely, in falling markets, increased turnover of the Fund’s portfolio may, depending upon circumstances, result in additional amounts of realized losses being allocated to Shareholders than if the portfolio turnover were not so increased. If the Fund recognizes income, including interest on cash equivalents and net capital gains, Shareholders must report their share of these items regardless of whether the Fund makes a distribution of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not commit to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Fund as discussed below, it is expected that allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, the Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period such Shareholder held the Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Section 754 election The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since such partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Limitations on Deductibility of Losses and Certain Expenses A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in such Shareholder´s Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Expenses classified for U.S. federal income tax purposes as “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible for non-corporate taxpayers. Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund will constitute non-deductible miscellaneous itemized deductions rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation.

For taxable years beginning on or before December 31, 2025, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

●	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

●	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For taxable years beginning on or after January 1, 2026, the Code provides that the amount of the itemized deductions otherwise allowable for the taxable year shall be reduced by 2/37 of the lesser of (1) such amount of itemized deductions, or (2) so much of the taxable income of the taxpayer for the taxable year as exceeds the dollar amount at which the 37% rate bracket under Code section 1 begins with respect to the taxpayer. Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Fund incurs indebtedness that is treated as allocable to a trade or business, the Fund’s ability to deduct interest on such indebtedness allocable is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess business interest expense that has been deducted by such Shareholder.

To the extent that the Fund allocates losses or expenses to a Shareholder that must be deferred or are disallowed as a result of these or other limitations in the Code, such Shareholder may be taxed on income in excess of the economic income or distributions (if any) on such Shareholder’s Shares. As one example, a Shareholder could be allocated and required to pay tax on such Shareholder’s share of interest income accrued by the Fund for a particular taxable year, and in the same year be allocated a share of a capital loss that such Shareholder cannot deduct currently because such Shareholder has insufficient capital gains against which to offset the loss. As another example, a Shareholder could be allocated and required to pay tax on such Shareholder’s share of interest income and capital gain for a year but be unable to deduct some or all of such Shareholder’s share of management fees and/or margin account interest incurred by such Shareholder with respect to such Shareholder’s Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its U.S. federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions

If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund’s liabilities.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. Such amounts of ordinary income allocated to a Shareholder may be less than, equal to or more than the amount of such gain or loss that otherwise would have recognized by such Shareholder on such sale of Shares.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case:

●	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	any of the income, gain, loss, deduction or credit allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

●	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income for U.S. federal income tax purposes.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Fund are treated as partners in a partnership for U.S. federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on that person’s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Fund.

Partnership Audit Procedures The IRS may audit the U.S. federal income tax returns filed by the Fund. Partnerships are generally treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

The Trust Agreement provides that if the Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Fund and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns).

Reportable Transaction Rules In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Fund or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (UBTI). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business. UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

Under existing IRS guidance, staking rewards, hard forks, airdrops and similar occurrences with respect to crypto assets are generally treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by an exempt organization Shareholder could constitute UBTI. An exempt organization Shareholder should consult its own tax advisor regarding whether such Shareholder may recognize UBTI as a consequence of an investment in the Fund.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (RIC) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of the crypto assets is not entirely clear, it is possible that the Fund may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (FDAP). The second category is income that is effectively connected with the conduct of a U.S. trade or business (ECI). FDAP income is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions

The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment trust whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the crypto assets. Moreover, currently there is no guidance regarding whether and when engaging in staking might constitute a U.S. trade or business. Accordingly, there can be no assurance that the Fund will not be considered to be engaged in a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of its income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of its income to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund U.S. source income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Fund and accordingly by all Shareholders.

Gain from Sale of Shares

Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain. As discussed above, Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies.

Branch Profits Tax on Corporate Non-U.S. Shareholders

In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act

Legislation commonly referred to as the Foreign Account Tax Compliance Act or “FATCA,” generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. Proposed Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (backup withholding) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying DOT held in the Fund represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that (a) none of the Sponsor, the Administrator, the Trustee, the Custodians or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

Plan of Distribution and SEED CAPITAL INVESTMENT

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through broker-dealers, at market prices. Shares trade on the Exchange under the Fund’s ticker symbol. Shares are bought and sold throughout the trading day, like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, any provisions authorizing the broker to borrow shares held on behalf of an investor.

The Seed Capital Investors and certain affiliates of the Fund may purchase and resell shares pursuant to this prospectus. In addition to, and independent of the initial purchase by the Seed Capital Investors, the Fund issues Shares in Creation Units to Authorized Participants on a continuous basis. Only Authorized Participants may place orders to purchase or redeem Creation Units in exchange for cash (or crypto assets, if in-kind creations and redemptions are permitted). Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. See, “Primary Market Transactions of Shares and Authorized Participants.”

The Fund has engaged the Distributor pursuant to the Underwriting Agreement to provide certain services to the Fund in connection with the sale of Shares. See “Description of Key Service Providers – The Distributor.”

Seed Capital Investment

The Seed Capital Investors and certain affiliates of the Fund and the Sponsor may purchase and resell shares pursuant to this prospectus. The Sponsor and Administrator (each, a “Seed Capital Investor”) each purchased Shares as shown in the table below (the “Initial Seed”), at $25.00 per Share on April 1, 2026. Delivery of the Initial Seed Shares was made on the same day. Total proceeds to the Fund from the sale of the Initial Seed Shares was $20,000. As of the date of this prospectus, these 800 Shares represent all of the outstanding Shares.

It is expected that the Seed Capital Investors will purchase additional Seed Shares shortly after the effectiveness of this registration statement that this prospectus forms a part, as shown in the table below (Operational Seed) at $25.00 per Share. The total proceeds to the Fund from the sale of the Operational Seed Shares is expected to be $14,980,000. The Initial Seed Shares and Operational Seed Shares total $15,000,000 in Seed Shares and are expected to be used by the Fund to purchase Eligible Assets at or prior to the listing of Shares on the Exchange. The Sponsor will transact with one or more Crypto Trading Counterparty to acquire the Eligible Assets on behalf of the Fund in exchange for the cash provided by the Seed Capital Investors. Following the Fund’s acquisition of the Eligible Assets, the price of the Shares will be determined as described in this prospectus.

	Initial Seed Purchased April 1, 2026	Operational Seed Expected	Total ($)	Total (Seed Shares)
Administrator	$10,000	$14,840,000	$14,850,000	594,000
Sponsor	$10,000	$140,000	$150,000	6,000
Total	$20,000	$14,980,000	$15,000,000	600,000

Following the Fund’s initial listing, the Seed Capital Investors may sell some or all of the Seed Shares, which could be at different prices, and the Fund will not receive any of the proceeds.

The Seed Capital Investors will not receive from the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Shares. The Seed Capital Investors will be acting as a statutory underwriter with respect to the Seed Shares. The Seed Capital Investors will not act as an Authorized Participant with respect to the Seed Shares, and its activities with respect to the Seed Shares will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investors are not in the business of purchasing and selling securities for their own accounts or the accounts of others.

CONFLICTS OF INTEREST

There are actual and potential conflicts of interest in the Fund’s structure and operation to consider before purchasing Shares. By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement and consent to such conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders.

Potential or Actual Conflicts of Interest

The Fund and the Sponsor or its Affiliates may have actual or potential conflicts of interest, which may cause them to favor their own interests to the Fund’s detriment.

The Sponsor and its affiliates have no fiduciary duties to the Fund or its Shareholders, which may permit them to favor their own interests to the detriment of the Fund and its Shareholders. The Fund and the Sponsor and its affiliates may have inherent conflicts to the extent the Sponsor attempts to make changes impacting the Management Fee and this may not always be in the best interest of the Fund’s investment performance. The Sponsor’s officers, delegates, and employees may not devote their time exclusively to the Fund. These persons may be directors, trustees, officers or employees of other entities, or otherwise work in respect of other clients. They could have a conflict between their responsibilities to the Fund and to those other entities and/or clients.

The Sponsor and its affiliates and their principals, officers or employees may trade crypto assets, securities and futures and related contracts for their own accounts or managed accounts.

In addition, the Sponsor and its affiliates (including the Administrator) and their principals, officers or employees may trade crypto assets, securities and futures and related contracts for their own accounts or managed accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor and its affiliates and their principals, officers or employees trade their accounts or managed accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund. If the Sponsor or its affiliates acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund.

The Sponsor and its affiliates manage the operations of the Fund, which may cause actual or potential conflicts of interest.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with the Shareholder’s best interests, including the authority of the Sponsor to allocate expenses. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Trust, or the sale or distribution of the Fund’s assets. The Sponsor is responsible for selecting and engaging the Trust’s service providers, including service providers engaged in connection with valuation of the Fund’s assets. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in crypto assets and/or in Shares, and due to the fact that the Management fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the valuation of Shares.

Mitigation of Potential or Actual Conflicts of Interest

Whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Fund, any Shareholder, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor and its Affiliates, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor or its Affiliates at law or in equity or otherwise.

STATEMENTS, FILINGS AND REPORTS

After the end of each fiscal year, the Administrator will cause to be prepared an annual report for the Fund containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Administrator determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations. The Sponsor (or its delegate) is responsible for the registration and qualification of the Shares under the federal securities laws. The Administrator will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

BOOKS AND RECORDS

The Fund keeps its books of record and account at the office of the Sponsor or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Fund’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Fund. The Fund keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

FISCAL YEAR

The fiscal year of the Fund is the calendar year. The Sponsor has the continuing right to select an alternate fiscal year.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

LEGAL MATTERS

Dechert LLP has advised the Sponsor in connection with the Shares being offered. Dechert LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Fund. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Fund as of April 1, 2026, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PRIVACY POLICY

The Fund, Administrator, and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust. The Trust, Administrator, and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. The Trust, Administrator, and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust, Administrator, and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information; (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information; and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder. Third-party service providers with whom the Trust, Administrator, and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

WHERE TO FIND MORE INFORMATION

The Sponsor has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Fund or the Shares can also be obtained from the Fund’s website at https://www.troweprice.com/financial-intermediary/us/en/investments/etfs/active-crypto-etf.html. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Fund will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Fund, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Fund, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

The Fund, Sponsor, and its affiliates (collectively, “T. Rowe”) may maintain a presence on social media platforms, including the platform formerly known as Twitter. T. Rowe is not affiliated with any social media platform and has no control over how these platforms or other third parties will use any information shared on such platforms. T. Rowe does not control, endorse, or assume any responsibility for the information displayed on webpages or other links from any social media platform. Similarly, T. Rowe does not control, endorse, or assume any responsibility for any third-party websites. Such information is not authorized, prepared, verified, or updated by T. Rowe and may be inaccurate, incomplete, untimely, or inconsistent with T. Rowe’s public disclosures.

GLOSSARY

In addition to terms defined herein, in this prospectus, each of the following terms has the meaning set forth below:

Administration Agreement The Administration Agreement between the Administrator and the Sponsor.

Administrator T. Rowe Price Associates, Inc.

Authorized Participant A person who, at the time of submitting an order to create or redeem one or more Creation Units (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant, and (iii) has in effect a valid Authorized Participant Agreement.

Basket Identity and quantity of crypto assets and other portfolio assets (including cash) as determined by the Fund.

Blockchain A decentralized, distributed, and public digital transaction ledger that is continuously updated and reconciled among certain users and is protected by cryptography.

Business Day Any day other than: (1) a Saturday or a Sunday, or (2) a day on which the Exchange is closed for regular trading.

Cash Custodian SSB.

Cash Settled When the relevant futures contract expires, if the value of the underlying asset exceeds the futures contract price, the seller pays to the purchaser cash in the amount of that excess, and if the futures contract price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess.

CEA The United States Commodity Exchange Act of 1936, as amended.

Code The United States Internal Revenue Code of 1986, as amended.

Code of Ethics The codification of the Sponsor’s business and ethical principles that applies to its executive officers.

Creation Unit A block of 10,000 Shares.

Crypto Asset An asset that (1) is generated, issued, and/or transferred using a blockchain or similar distributed ledger technology network, including, but not limited to, assets known as “tokens,” “digital assets,” “cryptocurrencies,” “virtual currencies,” and “coins,” and (2) relies on cryptographic protocols.

Crypto Trading Counterparty Third-party, who is not a registered broker-dealer, with a written agreement with the Fund to conduct its crypto asset transactions.

Crypto Custodian Anchorage Digital Bank N.A.

Custodians The Cash Custodian and Crypto Custodian, collectively.

DTC The Depository Trust Company.

DTC Participant An entity that has an account with DTC.

Eligible Assets Crypto assets eligible for investment by the Fund.

Eligible Asset Network The network upon which an Eligible Asset operates. Each Eligible Asset Network is a decentralized peer-to-peer computer system that rely on public key cryptography for security, and their values are primarily influenced by market supply and demand.

ET Eastern Time zone.

Exchange The Fund’s listing exchange, which is NYSE Arca, Inc.

Exchange Act The United States Securities Exchange Act of 1934, as amended.

FINRA The Financial Industry Regulatory Authority.

Firm T. Rowe Price Group, Inc., parent company of the Sponsor, Administrator, and their affiliates.

Index FTSE Crypto US Listed Index.

Index Constituents The crypto assets that are in the Index.

Investment Company Act The Investment Company Act of 1940, as amended.

ITV The intraday indicative trust value per Share.

JOBS Act The Jumpstart Our Business Startups Act.

NAV Net asset value.

Order Book A list of buy and sell orders with associated limit prices and sizes that have not yet been matched.

Reference Rate The primary reference rate that the Administrator uses to value each crypto asset and stablecoin held by the Fund in determining the Fund’s NAV.

Sarbanes-Oxley Act The Sarbanes–Oxley Act of 2002.

SEC The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

Securities Act The United States Securities Act of 1933, as amended.

Shareholders Owners of beneficial interests in the Shares.

Shares Units of fractional undivided beneficial interest in the net assets of the Fund.

Sponsor T. Rowe Price Sponsor LLC.

Stablecoins Crypto assets designed to have a stable value over time and are often pegged to a fiat currency, such as the U.S. dollar, at a certain value.

Vault Balance The Fund’s segregated account of crypto assets controlled and secured by the Crypto Custodian.

Report of Independent Registered Public Accounting Firm

To the Sponsor and Shareholders of T. Rowe Price Active Crypto ETF

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of T. Rowe Price Active Crypto ETF (the “Trust”) as of April 1, 2026, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of April 1, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 10, 2026

We have served as the auditor of one or more investment companies in the T. Rowe Price group of investment companies since 1973.

T. ROWE PRICE ACTIVE CRYPTO ETF

April 1, 2026

Statement of Assets and Liabilities

Assets
Cash	$20,000
Total assets	20,000
Liabilities Commitments and Contingencies (Note 1)	—

NET ASSETS	$20,000

Net Assets Consist of: Paid-in-capital applicable to 800 shares of $0.0001 par value outstanding; unlimited
shares authorized	$20,000

NET ASSET VALUE PER SHARE	$25.00

The accompanying notes are an integral part of this financial statement.

NOTES TO FINANCIAL STATEMENT

T. Rowe Price Active Crypto ETF (the Trust) is organized as a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust is an actively-managed exchange-traded product that seeks long-term capital growth through investments in crypto assets. The Trust operates pursuant to the Agreement and Declaration of Trust, dated September 15, 2025. The trustee of the Trust is CSC Delaware Trust Company. The Trust’s sponsor is T. Rowe Price Sponsor LLC (Sponsor), a Delaware limited liability company and a direct subsidiary of T. Rowe Price Group, Inc. T. Rowe Price Associates, Inc. (Price Associates) is the administrator of the Trust. The Trust issues units of beneficial interest (shares) representing fractional undivided beneficial interests that are expected to trade, subject to notice of issuance, on NYSE Arca, Inc. The Trust had no operations other than matters related to the sale and issuance of 800 shares of the Trust at $25 per share on April 1, 2026.

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation The Trust qualifies as an investment company solely for accounting purposes and follows the accounting and reporting guidance in the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 (ASC 946). The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended. The accompanying financial statement was prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). GAAP requires the use of estimates made by management. Management believes that estimates are appropriate; however, actual results may differ from those estimates.

Calculation of Net Asset Value The net asset value (NAV) of the Trust will be equal to the total assets of the Trust, including, but not limited to, all crypto assets, stablecoins, cash, and cash equivalents less total liabilities of the Trust. The NAV per share is calculated by dividing NAV of the Trust by the number of shares currently outstanding. The Trust will calculate the NAV once each business day, as of the earlier of the close of the New York Stock Exchange (NYSE) or 4:00 p.m. Eastern Time, each day the NYSE is open for business.

Cash Cash includes non-interest bearing, non-restricted cash maintained with one banking institution that does not exceed U.S. federally insured limits.

Capital Transactions The Trust will issue and redeem shares in aggregations of 10,000 shares (Creation Units) on a continuous basis, at NAV per share, with authorized participants who have entered into agreements with the Trust’s distributor. Shares are not otherwise individually redeemable securities of the Trust. Creation Units will be issued and redeemed in exchange for cash. Once created, shares generally will trade in the secondary market at market prices that change throughout the day. Shares may trade at prices greater or less than NAV per share.

The Trust had no operations other than the initial seed transaction related to the sale and issuance of 800 shares of the Trust at $25 per share on April 1, 2026.

Federal Income Taxes The Trust is classified as a partnership for U.S. federal income tax purposes. The Trust does not record a provision for U.S. federal, U.S. state, or local income taxes because the shareholders report their share of the Trust’s income or loss on their income tax returns. The Trust plans to file an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states and foreign jurisdictions.

Management has reviewed the tax positions as of April 1, 2026 and has determined that no provision for income tax is required.

Commitments and Contingencies In the normal course of business, the Trust may provide indemnification in connection with its officers and directors, and service providers. The Trust’s maximum exposure under these arrangements is unknown; however, the risk of material loss is currently considered to be remote.

NOTE 2 – RELATED PARTY TRANSACTIONS

The Sponsor is responsible for management and control of the Trust. In consideration of the Sponsor’s services related to the management of the Trust, the Trust pays an annual management fee equal to 0.90% of the Trust’s average daily net assets. The fee is computed daily and paid monthly in arrears. The management fee to the Sponsor covers all routine operational, administrative, and other ordinary expenses of the Trust, including but not limited to, fees and expenses of the administrator, trustee, custodians, transfer agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, report preparation and mailing expenses, and ordinary legal fees and expenses, but does not cover brokerage commissions and other transaction costs; interest and borrowing expenses; taxes or governmental fees; and nonrecurring and extraordinary expenses. All costs related to organization and offering of the Trust were borne by the Sponsor. The Sponsor has contractually agreed to waive 0.15% of the Trust’s annual management fee until May 31, 2027, for a net annual management fee equal to 0.75% of the Trust’s daily average net assets. The annual management fee waiver will automatically terminate on May 31, 2027, and may only be extended at the sole discretion of the Sponsor.

Price Associates provides administrative services to the Trust. Pursuant to the Administration Agreement between Price Associates and the Sponsor on behalf of the Trust, Price Associates assists with overall the operation of the Trust, acts as a liaison among service providers, assists with regulatory compliance, tax and accounting services (including valuing the Trust’s crypto assets and calculating the NAV per share of the Trust), and preparation of certain regulatory and financial reports. In addition, Price Associates makes available the office space, equipment, personnel and facilities required to provide such services. No compensation for any administrative services provided is paid to Price Associates by the Trust.

T. Rowe Price Investment Services, Inc. (Investment Services), a wholly-owned subsidiary of Price Associates and affiliate of the Sponsor, serves as distributor to the Trust. The distributor is registered as a broker-dealer under the 1934 Act and is a member of the Financial Industry Regulatory Authority, Inc. (FINRA). Pursuant to an underwriting agreement, no compensation for any distribution services provided is paid to Investment Services by the Trust.

As of April 1, 2026, the Sponsor and Price Associates, each owned 400 shares of the Trust which in aggregate represented 100% of the Trust’s net assets.

NOTE 3 – SUBSEQUENT EVENTS

Management has evaluated the impact of all subsequent events through April 10, 2026, the date the financial statement was available for issuance and has determined that there were no subsequent events requiring adjustment or additional disclosure in the financial statement.

T. Rowe Price Active Crypto ETF

PROSPECTUS

[ ], 2026

Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution(1)

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. Set forth below are the reasonably estimated fees and expenses (other than underwriting commissions and discounts) in connection with the issuance and distribution of the securities.

	Amount
SEC registration fee		(2)
Exchange Listing Fee	$17,500
Accounting and Auditor fees and expenses	$166,800
Legal fees and expenses	$400,000
Miscellaneous expenses (including trustee fees and expenses)	$6,500
Total	590,800	(2)
(1)	Subject to revision upon completion of the offering.
(2)	An indeterminate amount of securities are being registered to be offered or sold and the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

Item 14. Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

Section 3.4 of the Trust Agreement provides that the Sponsor shall not be under any liability to the Fund, the Trustee (as defined in the Trust Agreement) or any Shareholder (as defined in the Trust Agreement) for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred; provided, however, that Section 3.4 of the Trust Agreement shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any other Person (as defined in the Trust Agreement) for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for in the Trust Agreement.

Section 2.6 of the Trust Agreement provides that the Trustee (individually and in its capacity as such) and any officer, Affiliate (as defined in the Trust Agreement), director, employee, or agent of the Trustee (each an “Indemnified Person”) shall be entitled to indemnification from the Fund, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights hereunder, and including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Fund, the execution, delivery or performance of this Trust Agreement or the transactions contemplated hereby; provided, however, that the Fund shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Fund to indemnify the Indemnified Persons as provided herein shall survive the termination of this Trust Agreement and the resignation or removal of the Trustee. If the Fund shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor hereunder; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person.

Item 15. Recent Sales of Unregistered Securities.

None

Item 16. Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement
1.2	Seed Capital Investor Subscription Agreement (Sponsor)
1.3	Seed Capital Investor Subscription Agreement (Administrator)
3.1	Amended and Restated Trust Agreement
3.2*	Certificate of Trust
5.1	Opinion of Dechert LLP as to legality
8.1	Opinion of Dechert LLP as to tax matters
10.1	Sponsor Agreement
10.2	Administration Agreement
10.3	Crypto Custodian Agreement
10.4	Cash Custodian Agreement
10.5	Transfer Agent Agreement
10.6	Crypto Trading Counterparty Agreement - JSCT
10.7	Form of Authorized Participant Agreement
10.8	Fee Waiver Agreement
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consents of Dechert LLP (included in Exhibit 5.1 and 8.1)
24.1	Power of Attorney (included on the signature page)
99.1	Index Licensing Agreement
107*	Filing Fee Table

* Previously filed

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Delaware, on April 27, 2026:

T. Rowe Price Active Crypto ETF
By: T. Rowe Price Sponsor LLC, as Sponsor of the Trust*

By:	/s/ Alan Dupski
Name: Alan Dupski
Title: Director, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each individual whose signature appears below hereby constitutes and appoints David Oestreicher, Alan Dupski, and Francine Rosenberger each of them with full power to act with full power of substitution and resubstitution, their true and lawful attorneys-in-fact with full power to execute in their name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ David Oestreicher	Director, Chief Executive Officer*	April 27, 2026
David Oestreicher	(Principal Executive Officer)

/s/ Alan Dupski	Director, Chief Financial Officer*	April 27, 2026
Alan Dupski	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert A. Birch	Director*	April 27, 2026
Robert A. Birch

/s/ Meredith Callanan	Director*	April 27, 2026
Meredith Callanan

/s/ Robert Winston Smith	Director*	April 27, 2026
Robert Winston Smith

*The registrant is a trust and the persons are signing in their capacities as directors and/or officers of T. Rowe Price Sponsor LLC, the Sponsor of the registrant.